                                                                     EXHIBIT 4.7

                          THE COMPETITIVE ELECTRICITY

                               MARKET FROM 1998:



                           GENERATION, TRANSMISSION

                         AND PUBLIC ELECTRICITY SUPPLY

                                   LICENCES

                                      for

                              SCOTTISH POWER plc
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                                    PREFACE


1. This document illustrates the licence obligations which presently apply under the Generation, Transmission and Public Electricity Supply Licences held by Scottish Power plc (excluding only the schedules relating to transmission price restraints). The document comprises conditions contained in the original Licence Document granted on 28 March 1990 and subsequent modifications made to that Licence Document.


2. OFFER wishes to make clear that this is not a legally binding document but has been produced as a working copy of Scottish Power plc's Generation, Transmission and PES Licences. It is hoped that this document accurately reflects the present Licence Document, but it is not a substitute for the original Licence Document and the subsequent schedules of modifications issued to Scottish Power plc and held by OFFER's library.
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                               TABLE OF CONTENTS
                               -----------------

        (Schedules marked * are not fully reproduced in this document)

PART I.  TERMS OF THE LICENCES                                                                                1

PART II. CONDITIONS APPLICABLE TO EACH LICENCE                                                                3

   Condition 1. Scope of application of Part II                                                               3

   Condition 2: Interpretation and construction                                                               4

   Condition 2A: Power to Bring Conditions into Effect                                                       31

   Condition 3: Separate Accounts for Separate Businesses                                                    33

   Condition 3A: Restriction on activity                                                                     40

   Condition 4: Prohibition of cross-subsidies                                                               41

   Condition 5: Security arrangements                                                                        42

   Condition 6: Health and safety of employees                                                               43

   Condition 7: Submission of certain agreements                                                             44

   Condition 8: Provision of information to the Director                                                     49

   Condition 9: Payment of fees                                                                              51

PART III. CONDITIONS APPLICABLE TO THE GENERATION LICENCE                                                    54

   Condition 1: Scope of application of Part III                                                             54

   Condition 2: Compulsory acquisition of land                                                               55

   Condition 3: Power to carry out road works etc.                                                           57

   Condition 4: Planning of Licensee's ancillary system                                                      61

   Condition 5: Compliance with Scottish Grid codes                                                          63

   Condition 6: Compliance with Scottish Distribution Codes                                                  64

   Condition 7: Compliance with Trading Code                                                                 65

   Condition 8: Connection to and use of ancillary system - requirement to offer terms                       66

   Condition 8A: Connection to and use of ancillary system - functions of the Director                       72

   Condition 9: Generation outages                                                                           74

   Condition 10: Supplementary Conditions in relation to England and Wales                                   75

PART IV. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE                                                   76

   Condition 1: Scope of application of Part IV                                                              76

   Condition 2: Transmission charge restriction conditions                                                   77

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
   Condition 3: Grid Code                                                                                    78

   Condition 4: Transmission System security standard and quality of service                                 82

   Condition 5: Trading Code                                                                                 85

   Condition 6: Compliance with Distribution Codes                                                           92

   Condition 7: Disposal of relevant assets                                                                  93

   Condition 8: Restriction on use of certain information                                                    96

   Condition 8A. Independence of and Appointment of Managing Director of the Transmission Business           99

   Condition 9: Transmission System outages                                                                 104

PART V. CONDITIONS APPLICABLE TO THE PUBLIC ELECTRICITY SUPPLY LICENCE                                      105

   SECTION A. GENERAL OBLIGATIONS                                                                           105

   Condition 1: Scope of application of Part V                                                              105

   Condition 2: Public electricity supply charge restriction Conditions                                     106

   Condition 3: Prohibition of discrimination in electricity sale contracts                                 107

   Condition 3A: Prohibition of discrimination in selling electricity                                       108

   Condition 3B: Prohibition of discrimination in supply                                                    109

   Condition 3C: Duration of discrimination conditions                                                      115

   Condition 4: Tariffs                                                                                     117

   Condition 4A: Arrangements for informing customers on revocation of Licence                              118

   Condition 4B: The Programme Implementation Agreement                                                     120

   Condition 5: Generation security standard                                                                124

   Condition 6: Obligation on economic purchasing                                                           132

   Condition 7: Distribution System planning standard and quality of service                                136

   Condition 7A: Security and safety of supplies                                                            137

   Condition 7B: Procedures for the detection and prevention of theft, damage and meter interference        140

   Condition 7C: Provisions relating to the connection of metering equipment                                142

   Condition 7D: Agreements for the provision of meters                                                     144

   Condition 8: Distribution Code                                                                           145

   Condition 8A: The Metering Point Administration Service and the Master Registration Agreement            149

   Condition 8B: Establishment of a Data Transfer Service                                                   153

   Condition 8C: Requirement to offer terms for the provision of Metering and Data Services                 157

   Condition 8D: Non-discrimination in the provision of Metering and Data Services                          161

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
   Condition 8E: Basis of charges for Metering and Data Services: requirements for transparency             162

   Condition 8F: Functions of the Director                                                                  164

   Condition 9. Restriction on use of certain information and independence of the Distribution Business     166

   Condition 9A: Restriction on use of certain information relating to the Supply Business                  173

   Condition 10: Conditions of supply affecting customers' statutory rights                                 178

   Condition 11: Licensee's apparatus on customers' side of meter                                           180

   Condition 12: Code of practice on payment of bills and guidance for dealing with customers in difficulty 181

   Condition: 12A: Code of practice on the use of prepayment meters                                         183

   Condition 13: Record of and report on performance                                                        185

   Condition 13A: Provision of services for persons who are blind or deaf                                   187

   Condition 14: Provision of services for persons who are of pensionable age or disabled or chronically
   sick                                                                                                     188

   Condition 14A: Code of practice on procedures with respect to site access                                190

   Condition 15: Standards of performance                                                                   191

   Condition 16: Efficient use of electricity                                                               192

   Condition 17: Complaint handling procedure                                                               194

   Condition 17A: Preparation, review of and compliance with customer service codes                         195

   Condition 17B: Information given to Designated Customers                                                 197

   Condition 17C: Publication of information to customers                                                   198

   Condition 18: Relations with the Relevant Consumers' Committee                                           200

   Condition 19: Provision of information to the Director and provision of comments to the Director on
   information and advice                                                                                   201

   Condition 20: Disposal of relevant assets                                                                203

   Condition 21: Compliance with Grid Codes                                                                 206

   Condition 22: Compliance with Trading Code                                                               207

   Condition 23: Arrangements relating to supplies to premises within the Licensee's                        208

   authorised supply area by persons other than the Licensee                                                208

   Condition 24: The Settlement Agreement for Scotland                                                      212

   Condition 25: Designated Premises                                                                        215

   Condition 26: Terms for supply of electricity incompatible with Licence Conditions                       217

   Condition 27: Limitation on requirements for termination fees                                            218

   Condition 28: Revision of the Contract Terms Conditions                                                  219

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
   SECTION B. THE CONTRACT TERMS CONDITIONS                                                                 223

   Condition 29: Designated Supply Contracts                                                                223

   Condition 30: Contractual terms                                                                          225

   Condition 31: Notification of terms                                                                      227

   Condition 32: Security deposits                                                                          229

   Condition 33: Termination of contracts on notice                                                         231

   Condition 34: Termination of contracts in specified circumstances                                        233

   Condition 35: Assignment of outstanding charges                                                          235

   Condition 36: Modification of provisions under Conditions 33 and 35                                      237

   Condition 37: Marketing of electricity to Designated Customers                                           239

PART VI. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE AND THE PUBLIC ELECTRICITY SUPPLY LICENCE        245

   Condition 1: Scope of application of Part VI                                                             245

   Condition 2: Basis of charges for top-up and standby supplies or sales of electricity, exempt supply
   services, use of system and connection to system: requirements for transparency                          247

   Condition 2A: Non-discrimination in the provision of top-up or standby supplies or sales of electricity,
   exempt supply services, use of system and connection to system                                           257

   Condition 2B: Requirement to offer terms                                                                 259

   Condition 2C: Requirement to offer Standard Terms of Connection                                          267

   Condition 2D: Functions of the Director                                                                  269

   Condition 3: Basis of charges for use of the Scottish interconnection                                    272

   Condition 3A: Non-discrimination in the provision of use of the Scottish interconnection                 280

   Condition 3B: Requirement to offer terms                                                                 283

   Condition 3C: Functions of the Director                                                                  288

   Condition 4: Requests for Transit                                                                        290

   Condition 5. Appointment of Compliance Officer                                                           292

SCHEDULE 1                                                                                                  296

   Authorised transmission area                                                                             296

SCHEDULE 2                                                                                                  297

   Authorised supply area                                                                                   297

SCHEDULE 3                                                                                                  298

   Revocation                                                                                               298

SCHEDULE 4                                                                                                  301

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
   Supplementary conditions in relation to England and Wales                                                301

SCHEDULE 5                                                                                                  312

   Transmission charge restriction conditions                                                               312

SCHEDULE 5A                                                                                                 326

   Transmission charge restriction conditions                                                               326

SCHEDULE 6                                                                                                  344

   Public electricity supply charge restriction conditions                                                  344

SCHEDULE 6A                                                                                                 387

   Restraints on supply charges                                                                             384

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                        PART I.  TERMS OF THE LICENCES
                        ------------------------------

1. The Secretary of State, in exercise of the powers conferred by Sections 6(1), 6(6), 7 and 10 of the Electricity Act 1989 (hereinafter referred to as "the Act") hereby grants to Scottish Power plc:

     (a) a licence to generate electricity for the purpose of giving a supply to any premises or enabling a supply to be so given, during the period specified in paragraph 3, subject to the Conditions set out in Parts II and III and Schedule 4;

     (b) a licence to transmit electricity for the purpose of giving a supply to any premises or enabling a supply to be so given in the authorised transmission area designated in paragraph 1 of Schedule 1, during the period specified in paragraph 3, subject to the Conditions set out in Parts II, IV and VI and Schedule 5;

     (c) a licence as public electricity supplier to supply electricity to any premises in the authorised supply area designated in paragraph 1 of
          Schedule 2, during the period specified in paragraph 3, subject to the Conditions set out in Parts II, V and VI and Schedule 6.

2. The Conditions referred to above are subject to modification or amendment in accordance with their terms or with Sections 11, 14 or 15 of the Act. Each of the licences hereby granted is further subject to the terms as to revocation specified in Schedule 3.

3. Each of the licences hereby granted shall come into force on the transfer date appointed under Section 67(3) of the Act and, unless revoked in accordance with the terms specified in Schedule 3, shall continue in force until determined by not less than 25 years' notice in writing given by the Secretary of State to the Licensee in relation to that licence, such notice not to be served earlier than the tenth anniversary of the transfer date appointed under Section 67(3) of the Act.

28 March 1990                                 Secretary of State for Scotland

                PART II. CONDITIONS APPLICABLE TO EACH LICENCE
                ----------------------------------------------

Condition 1. Scope of application of Part II
--------------------------------------------

1. Each of the licences granted by this Licence Document is subject to the Conditions in Part II (including where such Conditions relate to activities other than those authorised by such licences) but so that:

     (a) where any provision in Part II is expressed as relating to each of such licences, it shall be construed as applying separately to each such licence and shall not impose any obligation on the Licensee as holder of any such licence to comply with that provision as it applies to any other such licence; and

     (b) to the extent that any provision in Part II is expressed as relating to any one licence specified in that provision, such provision shall be given effect in relation to that licence only.

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Condition 2: Interpretation and construction
--------------------------------------------

1. Unless the contrary intention appears, words and expressions used in this or any of the following Parts of this document or in the Schedules below shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or re-enactment thereof after the date when the licences granted by this Licence Document come into force.

2. Any word or expression defined for the purposes of any provision of Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in this or any of the following Parts of this document or in the Schedules below.

3. In this or any of the following Parts of this document and in the Schedules below, unless otherwise specified or the context otherwise requires:

     "Act"                                   Means the Electricity Act 1989.

     "Active Energy"                         means the electrical energy produced, flowing or
                                             supplied by an electric circuit during a time
                                             interval, (being integral with respect to time of
                                             the instantaneous power), measured in units of
                                             watt-hours (Wh) and standard multiples thereof,
                                             that is:


                                             1,000 Wh                  = 1 Kilowatt-hour (kWh)

                                             1,000 kWh                = 1 megawatt-hour (MWh)

                                             1,000 MWh               = 1 gigawatt-hour (GWh)

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
                                             1,000 GWh               = 1 terawatt-hour (TWh)

"affiliate"                                  In relation to the Licensee means any holding
                                             company of the Licensee, any subsidiary of the
                                             Licensee or any subsidiary of a holding company
                                             of the Licensee.

"ancillary lines"                            Means any electric lines of the Licensee except
                                             (a) electric lines which are comprised in the
                                             Licensee's Transmission System or Distribution
                                             System and (b) electric lines through which the
                                             Licensee supplies electricity to premises
                                             pursuant to a Licence granted under Section
                                             6(2)(a) of the Act.

"ancillary system"                           means ancillary lines and any electrical plant
                                             and meters of the Licensee which are used in
                                             connection with the transport of electricity
                                             through ancillary lines.

"Auditors"                                   means the Licensee's auditors for the time being
                                             holding office in accordance with the
                                             requirements of the Companies Act 1985.

"authorised"                                 in relation to any business or activity means
                                             authorised by licence granted under Section 6 or
                                             by exemption granted under Section 5 of the Act.

"Authorised Electricity Operator"            means any person (other than the Licensee) who is
                                             authorised to generate, transmit or

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
"Operator"                                   supply electricity and for the purposes of
                                             Conditions 2A to 2C inclusive of Part VI
                                             shall include any person who has made an
                                             application to be so authorised which has
                                             not been refused.

"authorised supply area"                     in relation to the Licensee means the area from
                                             time to time comprised in paragraph 1 of Schedule
                                             2; and in relation to any other person means the
                                             authorised area of that person under any licence
                                             held by that person under Section 6(1)(c) of the
                                             Act.

"authorised transmission area"               in relation to the Licensee means the area from
                                             time to time comprised in paragraph 1 of Schedule
                                             1; and in relation to any other person means the
                                             authorised area of that person under any Licence
                                             held by that person under Section 6(1)(b) of the
                                             Act.

"bulk supply point"                          means a point of supply from the Licensee's
                                             Transmission System to:

                                             (i) a Distribution System; or

                                             (ii) an Independent Distribution Network; or

                                             (iii) a site connected to the Licensee's
                                             Transmission System at which:

                                               (a) Active Energy is exported to a Distribution
                                                   System or a Transmission

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
                                                   System; and

                                               (b) Active Energy is imported from a
                                                   Distribution System or a Transmission
                                                   System for purposes other than the
                                                   generation of electrical energy

"Condition"                                  means a Condition set out in Parts II, III, IV, V
                                             and VI of this Licence.

"connection charges"                         means charges made or levied or to be made or
                                             levied for the carrying out (whether before or
                                             after the date on which the licences granted by
                                             this Licence Document come into force) of works
                                             and provision and installation of electrical
                                             plant, electric lines and ancillary meters in
                                             constructing or modifying entry and exit points
                                             on the Licensee's Transmission System or
                                             Distribution System together with charges in
                                             respect of maintenance and repair of such items
                                             insofar as not otherwise recoverable as use of
                                             system charges and in respect of disconnection
                                             and the removal of electrical plant, electric
                                             lines and ancillary meters following
                                             disconnection, all as more fully described in
                                             paragraphs 9 and 10 of Condition 2 of Part VI,
                                             whether or not such charges are annualised.

"contract"                                   in relation to the supply of electricity by the
                                             Licensee to a customer at premises, means a
                                             special agreement in accordance with Section

                                             22 of the Act.

"Contract Terms Conditions"                  means, as the context requires, either the
                                             Conditions contained in Section B of Part V of
                                             this Licence Document or those Conditions
                                             together with the equivalent Conditions contained
                                             in the licences of all other Electricity
                                             Suppliers.

"customer"                                   means any person supplied or requiring to be
                                             supplied with electricity at premises within the
                                             authorised area whether by the Licensee
                                             (including any affiliate or related undertaking
                                             of the Licensee) or, where the context requires,
                                             by another Electricity Supplier, but shall not
                                             include any Authorised Electricity Operator in
                                             its capacity as such.

"data aggregation services"                  has the meaning given at sub-paragraph 1(e) of
                                             Condition 8C of Part V.

"data processing services"                   has the meaning given at sub-paragraph 1(d) of
                                             Condition 8C of Part V.

"data retrieval services"                    has the meaning given at sub-paragraph 1(c) of
                                             Condition 8C of Part V.

"Data Transfer Catalogue"                    has the meaning given at sub-paragraph 6(c) of
                                             Condition 8A of Part V.

"Data Transfer Service"                      means the service to be established, operated and
                                             maintained by the Licensee, in conjunction and
                                             co-operation with all other

                                             public electricity suppliers, in accordance with
                                             Condition 8B of Part V.

"data transfer services"                     means the services of the Data Transfer Service
                                             established in accordance with Condition 8B of
                                             Part V.

"date of the contract"                       means, in respect of any contract, the date on
                                             which that contract is entered into.

"deposit"                                    means a deposit of money by way of security for
                                             the payment of charges for the supply of
                                             electricity.

"designated by the Secretary of State"       in respect of any agreement or notice, means
                                             designated by or on behalf of the Secretary of
                                             State by such means as he may consider
                                             appropriate, but so that any such agreement or
                                             notice may at the discretion of the Secretary of
                                             State cease to be so designated if amended or
                                             modified in any material respect.

"Designated Customer"                        means a customer supplied or requiring to be
                                             supplied with electricity at Designated Premises
                                             (but excluding such customer in so far as he is
                                             supplied or requires to be supplied at premises
                                             other than Designated Premises).

"Designated Premises"                        has the meaning determined in accordance with
                                             Condition 25 of Part V.

"Designated Supply Contract"                 has the meaning given in Condition 29 of Part V.

"the Director"                               means, until both section 1(1) and section 3(1)
                                             of the Utilities Act 2000 are brought into force,
                                             the Director General of Electricity Supply, but
                                             thereafter the Authority established by section
                                             1(1) of the Utilities Act 2000.

"distribution by any person"                 means the distribution of electricity through
                                             that person's Distribution System (whether for
                                             its own account or that of third parties).

"Distribution Business"                      means the business of the Licensee or any
                                             affiliate or related undertaking comprising or
                                             ancillary to:

                                             (a) the distribution (whether for its own account or
                                                 that of third parties) of electricity through the
                                                 Licensee's Distribution System, including any
                                                 business in providing connections to such system;
                                                 and

                                             (b) the provision of Metering and Data Services,
                                                 other than:

                                                 .  prepayment meter services

                                                 .  data processing services

                                                 .  data aggregation services, and

                                                 .  data retrieval services

"Distribution Code"                          means the Distribution Code required to be
                                             prepared pursuant to Condition 8 of Part V and
                                             approved by the Director, as from time to time
                                             revised with the approval of the Director, except
                                             that where the expression is used in relation to
                                             any public electricity supplier (other than the
                                             Licensee), it shall mean the Distribution Code
                                             required to be prepared by such supplier and
                                             approved by the Director as from time to time
                                             revised with the approval of the Director.

"Distribution System"                        in relation to the Licensee means all electric
                                             lines of the Licensee within the Licensee's
                                             authorised supply area (excepting lines forming
                                             part of the Licensee's Transmission System) and
                                             any other electric lines which the Director may
                                             specify as forming part of the Licensee's
                                             Distribution System, and includes any electrical
                                             plant and meters of the Licensee which are used
                                             in connection with the distribution of
                                             electricity by the Licensee; and, in relation to
                                             any other public electricity supplier, it shall
                                             have the same meaning as it has in the licence
                                             held by such supplier under Section 6(1)(c) of
                                             the Act (and so that for this purpose the
                                             Licensee shall be deemed to be another public
                                             electricity supplier in relation to any
                                             authorised area not included in the

                                             Licensee's authorised supply area for which the
                                             Licensee is the public electricity supplier).

"Domestic Customer"                          means a customer supplied or requiring to be
                                             supplied with electricity at Domestic Premises
                                             (but excluding such customer in so far as he is
                                             supplied or requires to be supplied at premises
                                             other than Domestic Premises).

"Domestic Premises"                          means premises at which a supply is taken wholly
                                             or mainly for domestic purposes.

"electricity purchase contract"              includes any contract or arrangement, other than
                                             for the supply of electricity to a customer at
                                             premises, under which provision is made for the
                                             making or receipt of payments by reference to the
                                             difference between an amount specified or
                                             ascertainable under the terms of such contract or
                                             arrangement; and the price at which electricity is
                                             sold or purchased under the Pooling and Settlement
                                             Agreement or the trading system established by
                                             the Trading Code or any component of any of such
                                             prices; and

"electricity sale contract"                  shall be construed accordingly.

"Electricity Supplier"                       means either a Second Tier Supplier or a public
                                             electricity supplier.

"equivalent megawatt"                        in circumstances where demand is measured only in
                                             megavolt amperes means megavolt amperes converted
                                             into megawatts using for this purpose a power
                                             factor of 0.9 megawatts per megavolt ampere or
                                             such other factor as may with the approval of the
                                             Director be taken as being appropriate having
                                             regard to electrical characteristics of the
                                             supply, and cognate expressions shall be
                                             construed accordingly.


"established connection"                     means, in relation to any premises, an existing
                                             connection to the Licensee's Distribution System
                                             which does not require modification, or a new or
                                             modified connection to such system in respect of
                                             which all works have been completed, such that in
                                             either case electricity is able to be supplied to
                                             the premises in accordance with the terms of the
                                             relevant supply agreement.

"Exempt Supplier"                            means a person who is authorised to supply
                                             electricity by virtue of an exemption granted
                                             under Section 5 of the Act.

"exempt supply services"                     means the services detailed at paragraph 5 of
                                             Condition 2B of Part VI, as provided by the
                                             Licensee to Exempt Suppliers in respect of
                                             premises within the authorised area.

"financial year"                             bears the meaning given to it at paragraph 1 of
                                             Condition 3 of Part II.

"fixed term period"                          means, in relation to any Designated Supply
                                             Contract, a specified period of more than 12
                                             months during which the Principal Terms of that
                                             contract may not be varied by the Licensee other
                                             than by agreement with the customer.

"Generation Business"                        means the business (if any) of the Licensee (as
                                             holder of the Generation Licence), or any
                                             affiliate or related undertaking of the Licensee,
                                             in the generation of electricity, other than the
                                             Manweb Generation Business.

"Generation Licence"                         means the Licence granted in sub-paragraph 1(1)
                                             of Part I.

"generation set"                             means any plant or apparatus for the production
                                             of electricity and shall where appropriate
                                             include a generating station comprising more than
                                             one generation set.

"goods or services"                          includes electric lines and electric plant, and
                                             goods or services designed or calculated to
                                             promote the efficient use of electricity, but
                                             excludes meters, meter operation and prepayment
                                             systems, and data retrieval and related services.

"Grid Code"                                  means the Grid Code required to be prepared
                                             pursuant to Condition 3 of Part IV and

                                             approved by the Director as from time to time
                                             revised with the approval of the Director, except
                                             that where the expression is used in relation to any
                                             Transmission Licensee (other than the Licensee)
                                             it shall mean the Grid Code required to be
                                             prepared by such Transmission Licensee and
                                             approved by the Director as from time to time
                                             revised with the approval of the Director.

"half-hourly metering equipment"             means metering equipment which is configured to
                                             record the quantity of electricity (to be
                                             calculated in kWh) supplied to premises during
                                             each half hour period of supply
                                             and "non-half-hourly metering equipment" shall be
                                             construed accordingly.

"holding company"                            means a holding company within the meaning of
                                             Sections 736, 736A and 736B of the Companies Act
                                             1985.

"Independent Distribution Network"           means a distribution system consisting wholly or
                                             mainly of electric lines operated other than
                                             under the Public Electricity Supply Licences
                                             issued to Scottish and Southern Energy plc and
                                             Scottish Power plc respectively.

"Licence Document"                           means this document comprising Parts I to VI
                                             inclusive and Schedules 1 to 6 inclusive
                                             (including Schedules 5A and 6A).

"Licensee"                                   means Scottish Power plc (registered number: Sc
                                             117120) and (where the context so requires) shall
                                             include any business in respect of which the
                                             Licensee is a successor company.

"Manweb"                                     means Manweb plc (registered in England and Wales
                                             under number 2366937).

"Manweb Licence"                             means the Licence granted to Manweb under Section
                                             6(1)(c) of the Act.

"Manweb Distribution Business"               bears the meaning given to Distribution Business
                                             in the Manweb Licence.

"Manweb Generation Business"                 bears the meaning given to Generation Business in
                                             the Manweb Licence.

"Manweb Second Tier Supply Business"         bears the meaning given to Second Tier Supply
                                             Business in the Manweb Licence.

"Manweb Supply Business"                     bears the meaning given to Supply Business in the
                                             Manweb Licence.

"Manweb Group"                               means Manweb and its subsidiaries, subsidiary
                                             undertakings, associated companies (including any
                                             joint venture, partnership, firm, company or
                                             unincorporated association in which any such
                                             subsidiary, subsidiary undertaking or associated
                                             company is interested) and related undertakings
                                             other than the Licensee.

"Master Registration Agreement"              means the agreement of that title to be prepared
                                             by the Licensee, in conjunction and co-operation
                                             with all other public electricity suppliers, in
                                             accordance with and comprising such matters as
                                             are set out in Condition 8A of Part V.

"megawatt" or "MW"                           includes an equivalent megawatt.

"meter operation services"                   has the meaning given at sub-paragraph 1(b) of
                                             Condition 8C of Part V.

"meter provision services"                   has the meaning given at sub-paragraph 1(a) of
                                             Condition 8C of Part V.

"Metering and Data Services"                 has the meaning given in Condition 8C of Part V.

"metering equipment"                         includes any meter and any associated equipment
                                             which materially affects the operation of that
                                             meter.

"Metering Point Administration Service"      means the service to be established, operated and
                                             maintained by the Licensee in accordance with
                                             Condition 8A of Part V.

"metering point administration services"     means the services of the Metering Point
                                             Administration Service established in accordance
                                             with Condition 8A of Part V or, where the context
                                             requires, means the equivalent services provided
                                             by any other public electricity supplier in
                                             accordance with the provisions of its Public
                                             Electricity Supply

                                             Licence.

"notice"                                     means (unless otherwise specified) notice given
                                             in writing or by any other reasonable means.

"other Scottish Public Electricity           means any public electricity supplier (other than
 Supplier"                                   the Licensee) who holds a Licence under Section
                                             6(1)(c) of the Act for an authorised area in
                                             Scotland.

"other Scottish Transmission Licensee"       means any person (other than the Licensee) who
                                             holds a Licence under Section 6(1)(b) of the Act
                                             for an authorised area in Scotland.

"other Transmission Licensee"                means any person (other than the Licensee) who
                                             holds a Licence under Section 6(1)(b) of the Act.

"participating interest"                     bears the meaning ascribed to that expression by
                                             Section 260 of the Companies Act 1985.

"Pooling and Settlement Agreement"           means the agreement of that title approved by the
                                             Secretary of State as from time to time amended
                                             with the approval of the Director (where so
                                             required pursuant to its terms).

"Portfolio Generator"                        means any person who:

                                             (a) is authorised to generate electricity and
                                                 owns or operated a generating station

                                                 situated in Scotland; or

                                             (b) is authorised to generate or supply
                                                 electricity and is contracted to
                                                 purchase the output of one or more
                                                 generating stations situated in
                                                 Scotland.

"prepayment meter services"                  has the meaning given at sub-paragraph 1(f) of
                                             Condition 8C of Part V.

"Principal Terms"                            means, in respect of any form of Designated
                                             Supply Contract, those terms which relate to:

                                             (a) charges for the supply of electricity;

                                             (b) any requirement to pay charges for the
                                                 supply by prepayment through a prepayment
                                                 meter;

                                             (c) any requirement for a security deposit;

                                             (d) the duration of the contract;

                                             (e) the rights to terminate the contract
                                                 (including any obligation to pay a
                                                 termination fee); and

                                             (f) the obligation to enter into an agreement
                                                 on the Standard Terms of Connection,

                                             and such other terms as may reasonably be
                                             considered significantly to affect the evaluation
                                             of the contract.

"Public Electricity Supply                   means the Licence granted in sub-paragraph

Licence"                                     1(3) of Part I.

"related undertaking"                        in relation to any person means any undertaking
                                             in which that person has a participating interest.

"Relevant Consumers' Committee"              means the committee appointed by the Director
                                             under Section 2 of the Act for the area
                                             consisting of or including the Licensee's
                                             authorised supply area.

"relevant premises"                          in relation to a Designated Supply Contract,
                                             means any premises supplied with electricity
                                             under the terms of the contract.

"restructuring agreement"                    means at anytime any agreement in force at that
                                             time which prior to that time has been entered
                                             into and submitted to the Director pursuant to
                                             Condition 7 of Part II (as such agreement may be
                                             amended from time to time with the approval of
                                             the Director given pursuant to such Condition).

"representation"                             includes any objection or any other proposal made
                                             in writing.

"Retail Price Index"                         means the general index of retail prices
                                             published by the Office for National Statistics
                                             each month in respect of all items or:

                                             (a) if the index for any month in any year shall
                                                 not have been published on or before the last
                                                 day of the third month after such

                                                 month, such index for such month or months as
                                                 the Director may after consultation with the
                                                 Licensee determine to be appropriate in the
                                                 circumstances; or

                                             (b) if there is a material change in the basis of
                                                 the index, such other index as the Director may
                                                 after consultation with the Licensee determine
                                                 to be appropriate in the circumstances.

"Scottish Public Electricity Supplier"       means a person who holds a Licence under Section
                                             6(1)(c) of the Act for an authorised supply area
                                             in Scotland.

"Scottish Transmission Licensee"             means a person who holds a Licence under Section
                                             6(1)(b) of the Act for an authorised transmission
                                             area in Scotland.

"Second Tier Supplier"                       means a person authorised to supply electricity
                                             pursuant to Section 6(2) of the Act.

"Second Tier Supply Business"                means the authorised business (if any) of the
                                             Licensee or any affiliate or related undertaking
                                             as a private electricity supplier.

"security period"                            means a period commencing on the date on which
                                             any direction issued by the Secretary of State
                                             under Section 34 of the Act enters effect and
                                             terminating on such date (being not earlier than
                                             the date such direction, as varied, is revoked or
                                             expires) as the Director, after consultation with
                                             such persons (including,

                                             without limitation, Licence holders liable to be
                                             principally affected) as he shall consider
                                             appropriate, may with the consent of the Secretary
                                             of State by notice to all Licence holders determine
                                             after having regard to the views of such persons.

"Separate Business"                          means each of:

                                             - the Generation Business,

                                             - the Transmission Business,

                                             - the Distribution Business,

                                             - the Supply Business,

                                             - the Second Tier Supply Business,

                                             - the Wholesaling Business.

                                             each taken separately from one another and from
                                             any other business of the Licensee or any
                                             affiliate or related undertaking of the Licensee,
                                             but so that where all or any part of such
                                             business is carried on by an affiliate or related
                                             undertaking of the Licensee such part of the
                                             business as is carried on by that affiliate or
                                             related undertaking shall be consolidated with
                                             any other such business of the Licensee (and of
                                             any other affiliate or related undertaking of the
                                             Licensee) so as to

                                             form a single Separate Business.

"Settlement Agreement for Scotland"          means the agreement of that title to be prepared
                                             in accordance with, and comprise such matters as
                                             are set out in, Condition 24 of Part V.

"settlement purposes"                        means for the purposes of settlement as set out
                                             in the Pooling and Settlement Agreement or the
                                             Settlement Agreement for Scotland.

"SHE"                                        means Scottish Hydro-Electric plc (registered
                                             number: Sc 117119).

"SNL"                                        means Scottish Nuclear Limited (registered
                                             number: Sc 117121).

"Standard Terms of Connection"               means the terms approved by the Director, in
                                             accordance with Condition 2C of Part VI, for the
                                             retention of an established connection to the
                                             Licensee's Distribution System.

"standby"                                    means the periodic or intermittent supply or sale
                                             of electricity:

                                             (a) to an Authorised Electricity Operator to make
                                                 good any shortfall in the availability of
                                                 electricity to that operator for the purposes of
                                                 its supply of electricity to persons seeking such
                                                 supply; or
                                             (b) to a customer of the Licensee, to make good any
                                                 shortfall between the customer's

                                                 total supply requirements and that met either
                                                 by its own generation or by electricity
                                                 supplied by an Authorised Electricity Operator
                                                 other than the Licensee

                                             such standby supply or sale being provided at such
                                             point on the Licensee's Transmission System or
                                             Distribution System as the operator or customer
                                             may request.

"subsidiary"                                 means a subsidiary within the meanings of
                                             Sections 736, 736A and 736B of the Companies Act
                                             1985.

"subsidiary undertaking"                     means a subsidiary undertaking within the meaning
                                             of Section 258 of the Companies Act 1985.

"Supply Business"                            means the authorised business of the Licensee as
                                             public electricity supplier (including prepayment
                                             meter services, data processing services, data
                                             aggregation services and data retrieval services)
                                             in the Licensee's authorised supply area, but
                                             excluding any activities forming part of the
                                             Distribution Business.

"Supply/Distribution Business"               means the Supply and Distribution Businesses
                                             taken together.

"termination fee"                            means any sum of money or other penalty (whether
                                             financial or otherwise) which may be

                                             demanded of a customer solely in consequence
                                             of the termination of a contract to supply
                                             electricity to premises.

"top-up"                                     means the supply or sale of electricity on a
                                             continuing or regular basis:

                                             (a) to an Authorised Electricity Operator to
                                                 make good any shortfall in the availability
                                                 of electricity (including, where that operator
                                                 is using the Licensee's Distribution System or
                                                 Transmission System, to make good any
                                                 distribution or transmission losses on that
                                                 system) to that operator for the purposes of its
                                                 supply of electricity to persons seeking such
                                                 supply; or

                                             (b) to a customer of the Licensee, to make good any
                                                 shortfall between the customer's total supply
                                                 requirements and that met either by its own
                                                 generation or by electricity supplied by an
                                                 Authorised Electricity Operator other than the
                                                 Licensee

                                             such top-up supply or sale being provided at such
                                             point on the Licensee's Distribution System or
                                             Transmission System as the operator or customer
                                             may request.

"Trading Code"                               means the Trading Code required to be adopted
                                             pursuant to Condition 5 of Part IV as

                                             from time to time revised with the approval of
                                             the Director.

"transfer scheme"                            means a transfer scheme made under Section 67(1)
                                             of the Act and approved by the Secretary of State
                                             (and whether or not he has modified it before
                                             approving it).

"transmission by any person"                 means the transmission of electricity through
                                             that person's Transmission System (whether for
                                             its own account or that of third parties).

"Transmission Business"                      means the authorised business of the Licensee (as
                                             holder of the Transmission Licence) or any
                                             affiliate or related undertaking of the Licensee
                                             in the planning, development, construction and
                                             maintenance of the Licensee's Transmission System
                                             (whether or not pursuant to directions of the
                                             Secretary of State made under Section 34 or 35 of
                                             the Act) and the operation of such system for
                                             transmission by the Licensee, including any
                                             business in providing connections to the
                                             Licensee's Transmission System, but shall not
                                             include any other business (whether or not a
                                             Separate Business) of the Licensee or any
                                             affiliate or related undertaking of the Licensee
                                             in the provision of services to or on behalf of
                                             any one or more persons.

"Transmission Company"                       means The National Grid Company plc or any other
                                             Transmission Licensee who holds a Licence under
                                             Section 6(1)(b) of the Act for

                                             an authorised area in England and Wales.

"Transmission Licence"                       means the Licence granted in sub-paragraph 1(2)
                                             of Part I.

"Transmission Licensee"                      means a person who holds a Licence under Section
                                             6(1)(b) of the Act.

"Transmission System"                        in relation to the Licensee means the system of
                                             electric lines comprising the Licensee's high
                                             voltage lines within the Licensee's authorised
                                             transmission area (except any such lines which
                                             the Director may approve as being part of the
                                             Licensee's Distribution System) and any other
                                             electric lines which the Director may specify as
                                             forming part of the Licensee's Transmission
                                             System and includes any electrical plant and
                                             meters of the Licensee which are used in
                                             connection with transmission by the Licensee;
                                             and, in relation to any other Transmission
                                             Licensee, it has the same meaning as it has in
                                             the Licence held by such Transmission Licensee
                                             under Section 6(1)(b) of the Act (and so that for
                                             this purpose the Licensee shall be deemed to be
                                             another Transmission Licensee in relation to any
                                             authorised area not included in the Licensee's
                                             authorised transmission area for which the
                                             Licensee holds a Licence under Section 6(1)(b) of
                                             the Act).

"undertaking"                                bears the meaning ascribed to that expression by
                                             Section 259 of the Companies

                                             Act 1985.

         "unmetered supply"                  means a supply of electricity to
                                             premises which is not, for the
                                             purpose of calculating the charges
                                             for electricity supplied to the
                                             customer at such premises, measured
                                             by metering equipment.

         "use of system"                     in relation to the Transmission
                                             Licence, means: use of the
                                             Licensee's Transmission System for
                                             the transmission of electricity by
                                             the Licensee for the Generation,
                                             Supply and Wholesaling Businesses
                                             or for any other person; in
                                             relation to the Public Electricity
                                             Supply Licence, means use of the
                                             Licensee's Distribution System for
                                             the distribution of electricity by
                                             the Licensee for the Supply and
                                             Wholesaling Businesses or for any
                                             other Authorised Electricity
                                             Operator; and in relation to the
                                             Generation Licence means use of the
                                             ancillary system for the transport
                                             of electricity provided by or for
                                             the Licensee or any other person

         "use of system charges"             in relation to the Transmission
                                             Licence, means: charges made or
                                             levied or to be made or levied for
                                             the provision of services as part
                                             of the Transmission Business to any
                                             person or to the Licensee for the
                                             purposes of its Supply Business or
                                             Second Tier Supply Business or
                                             Wholesaling Business, as referred
                                             to at Condition 2 of Part VI and at
                                             paragraph 5.2 of Schedule 5, but
                                             shall not
                                             include connection charges; and in
                                             relation to the Public Electricity
                                             Supply Licence, means: charges made
                                             or levied or to be made or levied
                                             for the provision of services as
                                             part of the Distribution Business
                                             to any person or to the Licensee
                                             for the purposes of its Supply
                                             Business or Second Tier Supply
                                             Business or Wholesaling Business,
                                             as referred to at Condition 2 of
                                             Part VI and at paragraph 9.2.2 of
                                             Schedule 6, but shall not include
                                             connection charges.

         "valid notice of termination"       has the meaning given in Condition
                                             33 of Part V.

         "Wholesaling Business"              means the business (if any) of the
                                             Licensee or any affiliate or
                                             related undertaking of the Licensee
                                             in the supply or sale of
                                             electricity to Authorised
                                             Electricity Operators (including in
                                             the form of top-up and stand-by)
                                             other than to SHE pursuant to the
                                             restructuring agreements.


         "year"                              means a period of 12 months
                                             commencing on 1 January.

    4. Unless otherwise specified, any reference to a numbered Condition (with or without a suffix letter) is a reference to the Condition bearing that number in the Part of this Licence Document in which the reference occurs, any reference to a numbered Schedule is a reference to the Schedule bearing that number in this Licence Document and any reference to a numbered paragraph (with or without a suffix letter) is a reference to the paragraph bearing that number in the Condition or Schedule in which the reference occurs.

5. In construing the provisions of this Licence Document, the heading or title of any Part, Section, Condition, Schedule or paragraph shall be disregarded.

6. Where any obligation of the Licensee is required to be performed by a specified date or within a specified period, and where the Licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or after the expiry of the specified period (but without prejudice to all rights and remedies available against the Licensee by reason of the Licensee's failure to perform by that date or within that period).

7. The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition or Schedule of this Licence Document, and directions issued by the Director pursuant to any Condition or Schedule of this Licence Document shall be delivered or served as aforesaid.

8. This Condition or parts of it shall cease to have effect on the date specified in a direction tot hat effect made pursuant to paragraph 4 of Condition 2A in Part II.

Condition 2A: Power to Bring Conditions into Effect
---------------------------------------------------


1. The Conditions to which this paragraph applies shall not come into effect until the Secretary of State has made a direction specifying a date on which they come into effect and served a copy of the direction on the Licensee (but the date so specified may be the same date as that on which this Condition comes into effect or if later that on which a copy of the direction is so served).

2. The Secretary of State may make more than one direction under paragraph 1, and may bring different Conditions or parts of Conditions into force at different times.

3.   The Conditions to which paragraph 1 applies are:

     Part V Condition 3A         (Prohibition of discrimination in selling
                                 electricity)
     Schedule 4 paragraphs 9-17  (Balancing and Settlement Code and NETA
                                 Implementation)
     Schedule 4 paragraphs 18-20 (Change Co-ordination for NETA)
     Schedule 4 paragraphs 21-24 (Pooling and Settlement Agreement Run-off).

4. The Conditions to which this paragraph applies (or parts of them) shall cease to have effect on such date as is specified in a direction made by the Secretary of State pursuant to this paragraph, a copy of which has previously been served on the Licensee (but the date so specified may be the same date as that on which this Condition comes into effect or if later that on which a copy of the direction is so served).

5. The Secretary of State may make more than one direction under paragraph 4, and may direct that different Conditions or parts of Conditions cease to have effect on different dates.

6.   The Conditions to which paragraph 4 applies are:

     Part II Condition 2         (Interpretation and construction)
     Part V Condition 3          (Prohibition of discrimination in electricity
                                 sale contracts)
     Schedule 4 Paragraphs 9-12  (Central Despatch, Merit Order and Pooling and
                                 Settlement)

7. For the purposes of Condition 2A, the meaning of the term Condition shall include the Supplementary Conditions in Schedule 4 of the licence or parts of those Supplementary Conditions.

Condition 3: Separate Accounts for Separate Businesses
------------------------------------------------------

1. The first financial year of the Licensee shall run from 1st April 1990 to 31st March 1991 and thereafter each financial year of the Licensee shall run from 1st April to the following 31st March.

2. The remaining paragraphs of this Condition apply for the purpose of ensuring that the Licensee (and any affiliate or related undertaking of the Licensee) maintains accounting and reporting arrangements which enable separate accounts to be prepared for each Separate Business and showing the financial affairs of each such Separate Business.

3.   The Licensee shall in respect of each Separate Business:

     (a) keep or cause to be kept for the period referred to in Section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that Section such accounting records in respect of each Separate Business as would by Section 221 of the Companies Act 1985 be required to be kept in respect of each such business if it were carried on by a separate company so that the revenues and costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, each Separate Business are separately identifiable in the books of the Licensee (and any affiliate or related undertaking of the Licensee) from those of any other business; and

     (b) prepare on a consistent basis from such accounting records in respect of:

          (i) the financial year commencing on 1st April 1990 and each subsequent financial year, accounting statements comprising a profit and loss account, a balance sheet and a statement of source and application of funds, together with notes thereto, and showing separately in respect of each Separate Business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

               (aa) charged from or to any other business (whether or not a
                    Separate Business) together with a description of the basis of that charge; or

               (bb) determined by apportionment or allocation between any
                    Separate Business and any other business (whether or not a Separate Business) together with a description of the basis of the apportionment or allocation; and

          (ii) the first 6 months of the financial year commencing on 1st April, 1990 and of each subsequent financial year, an interim profit and loss account;

     (c) procure, in respect of the accounting statements prepared in accordance with this Condition in respect of a financial year, a report by the Auditors and addressed to the Director stating whether in their opinion those statements have been properly prepared in accordance with this Condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the Separate Business to which the statements relate; and

     (d) deliver to the Director a copy of the account referred to in sub-paragraph (b)(ii) above, the Auditors' report referred to in sub-paragraph (c) above and the accounting statements referred to in sub-paragraph (b)(i) above as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) above and six months after the end of the financial year to which they relate in the case of the accounting statements and Auditors' report referred to in sub- paragraphs (b)(i) and (c) above.

4. The Licensee shall prepare and deliver to the Director audited consolidated accounting statements for each of:

     (a)  the Distribution Business and Manweb Distribution Business;

     (b)  the Generation Business and Manweb Generation Business;

     (c)  the Supply Business and Manweb Supply Business;

     (d)  the Second Tier Supply Business and Manweb Second Tier Supply
          Business,

on a consistent basis with, and at the same time as, the accounts prepared for each Separate Business under the terms of this Condition.

5. The Licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge, apportionment or allocation referred to in sub-paragraph (b)(i) of paragraph 3 from those applied in respect of the previous financial year, unless the Director shall previously have issued directions for the purposes of this Condition directing the Licensee to change such bases in a manner set out in the directions or the Director gives his prior written approval to the change in such bases. The Licensee shall comply with any directions issued for the purposes of this Condition.

6. Where, in relation to the accounting statements in respect of a financial year, the Licensee has changed such bases of charge, apportionment or allocation from those adopted for the immediately preceding financial year, the Licensee shall, if so directed in directions issued by the Director for the purposes of this Condition, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

7. Accounting statements in respect of a financial year prepared under sub-paragraph (b)(i) of paragraph 3 shall, so far as reasonably practicable and unless otherwise approved by the Director having regard to the purposes of this Condition:

     (a) have the same content and format (in relation to each Separate Business) as the annual accounts of the Licensee (and any affiliate or related undertaking of the Licensee) prepared under Section 226 and, where appropriate, Section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including Statements of Accounting Practice issued by the member bodies of the Consultative Committee of Accounting Bodies currently in force; and

     (b)  state the accounting policies adopted; and

     (c) (with the exemption of the part of such statements which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, and with the exception of the accounting statements relating to the Second Tier Supply Business and the Wholesaling Business), be published with the annual accounts of the Licensee.

8. Unless the accounting statements prepared under sub-paragraph (b)(i) of paragraph 3 are prepared on the current cost basis as provided by the alternative accounting rules, the Licensee shall unless otherwise agreed by the Director in addition to preparing those accounting statements under that paragraph, prepare accounting statements for each Separate Business covering the same period, which shall comprise and show separately:

     (a) a profit and loss account, a balance sheet and a statement of source and application of funds, together with notes thereto, which shall:

          (i) include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

          (ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of Section C of Part II of
               Schedule 4 to the Companies Act 1985;

     (b) in respect of each Separate Business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of Section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the Separate Business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

     (c) such other current cost information as is referred to in the Handbook as the Director may reasonably require and shall deliver the same, together with an Auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph (c) of paragraph 3, to the Director within the time limits referred to in sub-paragraph (d) of paragraph 3, and shall (with the exception of the part of such statements which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the Second Tier Supply Business and the Wholesaling Business) publish the same with the annual accounts of the Licensee.

9. References in this Condition to costs or liabilities of, or reasonably attributable to, any Separate Business shall be construed as excluding taxation, capital liabilities which do not relate principally to a particular Separate Business, and interest thereon; and references to any accounting statement shall be construed accordingly.

10. Without prejudice to paragraph 1 of Condition 2, references in this Condition to provisions of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this Licence Document shall be construed as if such provisions were in force at such date.

11.  For the purposes of paragraph 8:

     "alternative accounting rules"         means the rules set out in Section C
                                            of Part II of Schedule 4 to the
                                            Companies Act 1985.

     "current cost assets"                  means assets of any description
                                            mentioned in paragraph 31 of Section
                                            C of Part II of Schedule 4 to the
                                            Companies Act 1985.

     "the Handbook"                         means the handbook issued by the
                                            Accounting Standards Committee of
                                            the Consultative Committee of
                                            Accounting Bodies (CCAB Limited) or
                                            any successor body entitled
                                            "Accounting for the effects of
                                            changing prices: a Handbook" in its
                                            current edition for the time being
                                            or in the event that no such
                                            handbook shall be in issue such
                                            guidance or publication as may be
                                            issued in replacement or
                                            substitution
                                               therefor.



1. The Licensee's obligations to comply with this Condition shall be deemed to arise and be enforceable as follows:

     (a) under the Generation Licence, to the extent that this Condition relates to the Generation Business;

     (b) under the Transmission Licence, to the extent that this Condition relates to the Transmission Business; and

     (c) under the Public Electricity Supply Licence, in relation to all matters other than those referred to in sub-paragraphs (a) and (b) above.

Condition 3A: Restriction on activity
-------------------------------------

1. The Licensee shall not, at any time during the subsistence of the Generation Licence, the Transmisison Licence or the Public Electricity Supply Licence, conduct or carry on any Non-Core Business or Non-Core Businesses, if the turnover of such Non-Core Business or the aggregate turnover of such Non-Core Businesses, as the case may be, in any financial year of the Licensee exceeds 5% of the Turnover of the Licensee for the immediately preceding financial year, but this Condition shall not prevent such Non-Core Business or Non-Core Businesses being carried on by an affiliate or related undertaking of the Licensee.

2.   In this Condition:

     "Core Business"                        means each of those parts of the
                                            Separate Businesses and any other
                                            business carried on by the Licensee
                                            (but not by an affiliate or related
                                            undertaking of the Licensee) which
                                            is regulated under the Act or any
                                            other business which was conducted
                                            or carried on by the Licensee (but
                                            not by an affiliate or related
                                            undertaking of the Licensee) on 19
                                            July 1996.

     "Non-Core Business"                    means any business or activity of
                                            any kind, other than a Core
                                            Business.

     "Turnover"                             means the aggregate turnover of the
                                            Core Businesses taken as a whole in
                                            any financial year of the Licensee
                                            but excluding that part of such
                                            turnover which is attributable to
                                            transactions entered into between
                                            one Core Business and another

                                            Core Business.


Condition 4: Prohibition of cross-subsidies
-------------------------------------------

1. The Licensee shall procure that no Separate Business gives any cross-subsidy to, or receives any cross-subsidy from any other business of the Licensee, of an affiliate or related undertaking of the Licensee or of any other member of the Manweb Group (whether or not a Separate Business).

2. Nothing which the Licensee is obliged to do or not to do pursuant to this Licence Document or any other document which grants a licence to the Licensee under the Act, shall be regarded as a cross-subsidy for the purposes of this Condition.

Condition 5: Security arrangements
----------------------------------

1. If so directed in directions issued by the Director for the purposes of this Condition, the Licensee shall, not later than such date as it shall be directed so to do in the directions, enter into an agreement designated by the Secretary of State for the purposes of this Condition relating to the compliance with directions issued by the Secretary of State under Section 34 and/or Section 35 of the Act.

2. The Licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to paragraph 1.

Condition 6: Health and safety of employees
-------------------------------------------

1. The Licensee shall, together with all other licensees, consult with appropriate representatives of persons employed by itself and by those licensees in order to establish and maintain an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of such persons.

2.   In this Condition:

     "licensees"                            means all holder of licences granted
                                            under Sections 6(1)(a), 6(1)(b),
                                            6(1)(c) and 6(2) of the Act.

Condition 7: Submission of certain agreements
---------------------------------------------

1. The Licensee shall enter into the specified agreements as soon as practicable after the date of grant of this Licence Document and shall, not later than 1 June 1990 or such later date (if any) as the Secretary of State shall agree, submit the specified agreements so entered into to the Director.

2. The Licensee shall, if required so to do by notice given by the Secretary of State within 60 days after the date of submission of the last of the specified agreements under paragraph 1, as soon as practicable (and in any event not later than 10 days) after receipt of the notice:

     (a) enter into such proposed specified agreements as are described in the notice; and

     (b) submit the proposed specified agreements so entered into to the Director.

3. The Licensee shall not make or enter into any agreement (other than an agreement which the Licensee is required to enter into pursuant to paragraph 2) which amends an agreement which has been submitted to the Director pursuant to paragraph 1 or 2, or any agreement the making or entering into of which has been approved pursuant to this paragraph, except in each case with the prior written approval of the Director.

4. The Licensee shall comply with the relevant provisions of the nuclear energy agreement.

5.   For the purposes of this Condition:

     "specified agreements"                 means agreements relating to the
                                            following matters, namely:

                                            (a) the provision by the Licensee to
                                            SHE of 576MW of capacity from the
                                            Longannet and Cockenzie Power
                                            Stations;

                                            (b) the provision by SHE to the
                                            Licensee of 200 MW of hydro-
                                            generated capacity;

                                            (c) the provision by SHE to the
                                            Licensee of a 50% share of the
                                            capacity of Peterhead Power Station
                                            (including rights and obligations
                                            relative to the consumption of
                                            electricity generated from 50% (or
                                            70% in peak periods) of the gas
                                            supplied to Peterhead Power Station
                                            from the Miller Field);

                                            (d) the provision by the Licensee to
                                            SHE of a share (initially 46%) of
                                            the export and import capacity of
                                            the Interconnector with England and
                                            Wales (after deduction of an
                                            allowance for the share of such
                                            capacity dedicated to the existing
                                            agreement between South of Scotland
                                            Electricity Board and British
                                            Nuclear Fuels plc relative to the
                                            transmission of output from
                                            Chapelcross Power Station);

                                            (e) the provision by SHE to the
                                            Licensee of a 74.9% share of any
                                            electricity supplied by the United
                                            Kingdom Atomic Energy Authority
                                            pursuant to the
                                            existing agreement between such
                                            Authority and North of Scotland
                                            Hydro-Electric Board;

                                            (f) the provision by SNL to the
                                            Licensee and SHE (in the respective
                                            proportions of 74.9% and 25.1%) of
                                            all electricity generated by SNL
                                            from the nuclear stations at
                                            Hunterston and Torness (net of
                                            electricity consumed by such
                                            stations themselves); and

                                            (g) operational provisions for the
                                            implementation of all or some of the
                                            agreements relating to the matters
                                            referred to in (a) to (f) above;
                                            provisions supporting the co-
                                            ordination, planning and operation
                                            of an electricity supply system
                                            within Scotland; an operational
                                            basis to support trading
                                            relationships between SHE and the
                                            Licensee and/or between either of
                                            them and any third party and/or
                                            between third parties using the
                                            electricity Transmission Systems in
                                            Scotland; and a framework for
                                            accommodating generators of
                                            electricity using the electricity
                                            Transmission System of SHE and the
                                            Licensee.

     "proposed specified agreement"         means an agreement designated by the
                                            Secretary of State for the purposes
                                            of this Condition which relates to a
                                            matter
                                            referred to in the definition of
                                            "specified agreements" and which the
                                            Secretary of State proposes be
                                            entered into between the Licensee
                                            and SHE or, in the case of the
                                            matter referred to in sub-paragraph
                                            (f) of the definition of "specified
                                            agreements", among SNL, the Licensee
                                            and SHE in substitution for, and to
                                            the exclusion of, a specified
                                            agreement relating to that matter
                                            submitted to the Director pursuant
                                            to paragraph 1.

     "amendment"                            in relation to any agreement shall
                                            (without limiting the generality)
                                            include the making, entering into
                                            and granting of:

                                            (a) any agreement which terminates,
                                            extends the duration of, varies or
                                            has the effect of affecting in any
                                            other way any right and/or
                                            obligation (or the enforceability of
                                            any right and/or obligation) of any
                                            person under the first mentioned
                                            agreement; and

                                            (b) any waiver or purported waiver
                                            (whether or not constituted or
                                            evidenced by any written document,
                                            and whether express, implied or
                                            otherwise) of any right of any
                                            person under that agreement.

     "agreement"                            includes any contract or arrangement
                                            (whether or not constituted or
                                            evidenced
                                            by any written document).

     "nuclear energy agreement"             means the specified agreement
                                            relating to the matter referred to
                                            in sub-paragraph (f) of the
                                            definition of "specified agreements"
                                            submitted to the Director pursuant
                                            to paragraph 1 (or, if a proposed
                                            specified agreement relating to that
                                            matter is entered into pursuant to
                                            paragraph 2, that proposed specified
                                            agreement), as amended from time to
                                            time with the approval of the
                                            Director given pursuant to this
                                            Condition.

     "relevant provisions of the nuclear    means such provisions of the nuclear
     energy agreement                       energy agreement" agreement as are
                                            set out in a notice designated by
                                            the Secretary of State for the
                                            purpose of this Condition which is
                                            given to the Licensee not later than
                                            60 days after: (i) the date on which
                                            the nuclear energy agreement is
                                            submitted to the Director pursuant
                                            to paragraph 1; or (ii) (if the
                                            nuclear energy agreement is entered
                                            into and submitted pursuant to
                                            paragraph 2) the date on which it is
                                            submitted to the Director pursuant
                                            to that paragraph, and such
                                            provisions shall have effect as if
                                            they were set out in this Condition.

Condition 8: Provision of information to the Director
-----------------------------------------------------

1. Subject to paragraphs 3 and 4, the Licensee shall, in relation to each licence granted by this Licence Document, furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions applicable to that licence or as he may require for the purpose of performing:

     (a)  the functions assigned to him by or under the Act; and

     (b)  any functions transferred to him under the Act.

2. Without prejudice to the generality of paragraph 1, the Director may call for the furnishing of accounting information which is more extensive than or differs from that required to be prepared and supplied to the Director under Condition 3.

3. The Licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

4. The Licensee may not be required by the Director to furnish him under this Condition with any information in relation to an enforcement matter which the Licensee could not be compelled to produce or give under Section 28(3) of the Act.

5. The power of the Director to call for information under paragraph 1 is in addition to the power of the Director to call for information under or pursuant to any other Condition.

6. In paragraphs 1 to 5, "information" shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

Condition 9: Payment of fees
----------------------------

1. The Licensee shall at the times stated hereunder pay to the Secretary of State fees of the amount specified in or determined under this Condition.

2. In respect of the year beginning on 1 April 1991 and in each subsequent year, the Licensee shall pay to the Secretary of State in relation to each licence granted by this Licence Document a fee which is the aggregate of the following amounts:

     (a) an amount equal to the proportion which the Director shall determine in relation to that licence of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the Licensee, as likely to be his total costs during the coming year;

     (b) in relation to the Public Electricity Supply Licence only, the amount (or, where the Relevant Consumer's Committee in question is the consumers' committee for more than one public electricity supplier, the amount which is a proportion as determined by the Director, according to a method which has previously been disclosed in writing to the Licensee, of such amount) estimated by the Director (having regard to any statement under paragraph 8(2) of Schedule 2 to the Act) as being likely to be the costs during the coming year of the Relevant Consumers' Committee in the exercise of the functions assigned to it by or under the Act and any other such functions as it has been or may be required to exercise by the Director;

     (c) an amount which is a proportion as determined by the Director of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Monopolies Commission in connection with references made to it under Section 12 of the Act with respect:

          (i) (in relation to the Generation Licence only) to the Generation Licence or any other licence granted under Section 6(1)(a) of the Act;

          (ii) (in relation to the Transmission Licence only) to the Transmission Licence or any other licence granted under Section 6(1)(b) of the Act; and

          (iii) (in relation to the Public Electricity Supply Licence only) the Public Electricity Supply Licence or any other licence granted under Section 6(1)(c) of the Act; and

     (d)  the difference (being a positive or negative amount), if any, between:

          (i) the amount of the fee paid by the Licensee in respect of the year immediately preceding the 1st April in question in relation to that licence; and

          (ii) the amount which that fee would have been in respect of that year:

                 (aa) had the amount comprised therein under sub-paragraph 2(a)
                      been calculated by reference to the actual total costs of the Director during that year, and the proportion thereof attributable to that licence; and

                 (bb) (in the case of the Public Electricity Supply Licence only) had the amount comprised therein under sub-paragraph 2(b) been calculated by reference to the actual total costs of the Relevant Consumer's Committee during that year and, where appropriate, the proportion thereof attributable to the Licensee

          (such costs being apportioned in each case as determined by the Director according to a method previously disclosed in writing to the Licensee),

and the fee shall be paid by the Licensee to the Secretary of State within one month of the Director giving notice to the Licensee of its amount if that notice is given within 6 months of the beginning of the year in respect of which the fee is payable.

3. The Licensee's obligations to comply with this Condition shall be deemed to arise and be enforceable as follows:

     (a) under the Generation Licence, to the extent that this Condition relates to fees payable in relation to the Generation Licence;

     (b) under the Transmission Licence, to the extent that this Condition relates to fees payable in relation to the Transmission Licence; and

     (c) under the Public Electricity Supply Licence, in relation to all matters other than those referred to in sub-paragraphs 3(a) and (b).

           PART III. CONDITIONS APPLICABLE TO THE GENERATION LICENCE
           ---------------------------------------------------------

Condition 1: Scope of application of Part III
---------------------------------------------

1. The Generation Licence is subject to the Conditions in Part III (including where such Conditions refer to activities other than those authorised by that licence).

2. The Transmission Licence and the Public Electricity Supply Licence are not subject to the Conditions in Part III.

Condition 2: Compulsory acquisition of land
-------------------------------------------

1. The powers and rights conferred by or under the provisions of Schedule 3 to the Act (compulsory acquisition of land etc) shall have effect for the purposes set out in paragraph 2.

2.   The purposes referred to in paragraph 1 are:

     (a)  the construction or extension of a generating station;

     (b) activities connected with the construction or extension of a generating station or connected with the operation of a generating station; and

     (c) the installation, maintenance, removal or replacement of ancillary lines, and electrical plant associated with them, connecting a generating station with -

          (i) the Transmission System of the Licensee or any other Transmission Licensee; or

          (ii) the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity.

3.   In paragraph 2:

     (a) the references to "generating station" are to an electricity generating station which

          (i) has, or will have when its construction or extension is completed, a capacity of not less than 50 megawatts or such other capacity as may be specified in relation thereto by Order of the Secretary of State under Section 36(3) of the Act; and

          (ii) is, or will be when its construction or extension is completed, operated by or for the Licensee; and

     (b) "extension" in relation to a generating station includes the use by the person operating the station of any land (wherever situated) for a purpose directly related to the generation of electricity by that station.

Condition 3: Power to carry out road works etc.
-----------------------------------------------

1. For the purpose of enabling the Licensee to carry on the authorised activities, the powers and rights conferred by or under the provisions of
     Schedule 4 to the Act (other powers etc of licence holders) shall, subject to paragraphs 3 and 4, have effect and may, subject to paragraph 5, be exercised by carrying out works:

     (a) in relation to, or in pursuance of, the installation, inspection, maintenance, adjustment, repair, alteration, replacement and removal of:

          (i)  electric lines specified in paragraph 2;

          (ii) electrical plant associated with such lines; and

          (iii) any structures for housing or covering such lines or plant;

     (b) in relation to the installation of electrical plant to be used in connection with a generating station or the operation thereof; and

     (c) in relation to electric lines or electrical plant referred to in sub-paragraphs (a) and (b) above as if the references to them in
          Schedule 4 to the Act included pipes used or intended to be used for conveying heat produced in association with electricity and steam produced from air and water heated by such heat and associated works in relation to such pipes and as if "associated works" had the meaning given in Section 10(3) of the Act.

2. Electric lines are specified for the purposes of sub-paragraph (a) of paragraph 1:

     (a) if they are ancillary lines and connect, or will connect when installed, a generating station with:

          (i) the Transmission System of the Licensee or any other Transmission Licensee; or

          (ii) the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity; or

     (b) where "electric lines" has the extended meaning given by paragraph 1(c), if they connect a generating station with any premises.

3.   Paragraph 10 of Schedule 4 to the Act shall apply to the Licensee if -

     (a) it wishes to exercise its rights of entry on land for the purpose of establishing whether or not the land is suitable for the construction or extension of a generating station; and

     (b)  it obtains the consent of the Director before exercising those rights.

4. Works which are under, over, in, on, along or across any road, which for the purposes of the Roads (Scotland) Act 1984 constitutes a public road may be undertaken in pursuance of paragraph 1 subject to the following conditions -

     (a) that such works shall not be carried out except with the consent, which shall not be unreasonably withheld, of the roads authority and in accordance with such reasonable conditions as may be attached to such consent;

     (b) that any question as to whether or not a consent of the roads authority is unreasonably withheld, or as to the reasonableness of conditions attached to such consent, shall be determined by a single arbiter to be appointed -

          (i)  by agreement between the Licensee and the roads authority; or

          (ii) in default of such agreement, by the Director on the application of either party.

5. The provisions of Schedule 4 of the Act shall have effect in relation to works of the kind described in paragraph 1 which are executed -

     (a) in Scotland except for such of those provisions as extend only to England and Wales; and

     (b) in England and Wales except for such of those provisions as extend only to Scotland and in its application to works executed in England and Wales this Condition shall have effect as if for "road, which for the purposes of the Roads (Scotland) Act 1984 constitutes a public road" there was substituted "street, which for the purposes of the Highways Act 1980 constitutes a highway or part of a highway maintainable at the public expense", for "Roads (Scotland) Act 1984" there was substituted "Highways Act 1980", for "roads authority" there was substituted "highway authority" and for "arbiter" there was substituted "arbitrator".

6.   In this Condition:

     "authorised activities"                Means the activities which the
                                            Licensee is authorised by the
                                            Generation Licence to carry on, and
                                            shall include any purpose connected
                                            with the supply to any premises of
                                            heat produced in association with
                                            electricity and steam produced from
                                            air
                                            and water heated by such heat.

     "generating station" and
     "extension"                            Have the meanings given in paragraph
                                            3 of Condition 2.

Condition 4: Planning of Licensee's ancillary system
----------------------------------------------------

1. The Licensee shall plan and develop each part of the ancillary system in accordance with a standard not less than the relevant standard insofar as applicable to it, or such other standard of planning as the Licensee may, following consultation with such (if any) Authorised Electricity Operators as the Director shall consider appropriate and with the approval of the Director, adopt from time to time.

2. The Director may (following consultation with the Licensee and such other (if any) Authorised Electricity Operators as the Director shall consider appropriate) issue directions relieving the Licensee of its obligations under paragraph 1 in respect of such parts of the ancillary system and to such extent as may be specified in the directions.

In this Condition:

     "relevant standard"                    Means, in relation to each part of
                                            the ancillary system, which ever of
                                            the following standards is
                                            applicable to that part, namely:

                                            (a) the standard in accordance with
                                                which the Transmission Licensee
                                                within whose authorised
                                                transmission area that part is
                                                situated is required under the
                                                licence held by it under Section
                                                6(1)(b) of the Act to plan and
                                                develop its Transmission System;
                                                or

                                            (b) the standard in accordance with
                                                which the public electricity
                                                supplier within whose authorised
                                                supply area that part is
                                                situated is required under the
                                            licence held by it under Section
                                            6(1)(c) of the Act to plan and
                                            develop its Distribution System.

Condition 5: Compliance with Scottish Grid codes
------------------------------------------------

1. The Licensee shall comply with the provisions of the Grid Code and the Grid Code of each other Scottish Transmission Licensee insofar as applicable to its business in generating electricity in pursuance of the Generation Licence or to the electricity generated in the course of that business.

2. The Director may (following consultation with the Licensee and such other Scottish Transmission Licensees as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code or the Grid Code of any other Scottish Transmission Licensee and, in each case, to such extent as may be specified in those directions.

Condition 6: Compliance with Scottish Distribution Codes
--------------------------------------------------------

1. The Licensee shall comply with the provisions of the Distribution Code and the Distribution Code of each other Scottish Public Electricity Supplier insofar as applicable to its business in generating electricity in pursuance of the Generation Licence or to the electricity generated in the course of that business.

2. The Director may (following consultation with the Licensee and such other Scottish Public Electricity Suppliers as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code of any other Scottish Public Electricity Supplier and, in each case, to such extent as may be specified in those directions.

Condition 7: Compliance with Trading Code
-----------------------------------------

1. The Licensee shall comply with the provisions of the Trading Code insofar as applicable to its business in generating electricity in pursuance of the Generation Licence or to the electricity generated in the course of that business, including any requirements thereunder for the Director's approval or consent, for compliance with directions issued by the Director or relating to determinations made by the Director.

2. The Director may (following consultation with such members of the trading system established by the Trading Code as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Trading Code and to such extent as may be specified in those directions.

Condition 8: Connection to and use of ancillary system - requirement to offer
-----------------------------------------------------------------------------
     terms
     -----

1.   In this Condition and Condition 8A, "system" means the ancillary system.

2.   The Licensee shall, subject to paragraphs 7 and 8:

     (a) offer to enter into an agreement to provide a connection to the system with any person who has made application for connection to the system; and

     (b) offer to enter into an agreement for the modification of a connection to the system with any person who has made application for modification of a connection to the system; and

     (c) offer to enter into an agreement with any person who has made application for use of system:

          (i) to accept into the system at such entry point and in such quantities as may be specified in the application electricity to be provided by or for the person; and

          (ii) to deliver electricity equal in quantity to that accepted into the system (less only any losses incurred in the course of transporting such electricity through the system) from such exit points on the system and in such quantities as may be specified in the application to such person as the person making the application may specify.

3. The Licensee shall, subject to paragraphs 7 and 8, offer terms for an agreement in accordance with paragraph 2 as soon as practicable and in any event not more than the period specified in paragraph 9 after receipt by the Licensee of an application from the person containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of its offer.

4.   Each offer made in accordance with paragraph 1 shall:

     (a) make detailed provision regarding such of the following matters as are relevant for the purposes of the agreement:

          (i) the carrying out of works (if any) required for the construction or modification of the entry point to connect the system to the Transmission System of the Licensee or any other Transmission Licensee or the Distribution System of the Licensee or any other public electricity supplier and/or the system for the distribution of electricity of any other person authorised to supply electricity or in connection with the construction or modification of any exit point for the delivery of electricity as specified in the application, and for the obtaining of any consents necessary for such purposes;

          (ii) the carrying out of works (if any) for the provision of electrical plant or for the extension or reinforcement of the system which are required to be undertaken for the provision of connection to and/or use of system to the person and for the obtaining of any consents necessary for such purposes;

          (iii) the installation of appropriate meters or other apparatus (if any) required to enable the Licensee to measure electricity being accepted into the system at the specified entry point and leaving the system at the specified exit points;

          (iv) the installation of such switchgear or other apparatus (if any) as may be required for interrupting the use of system should there be a failure by or for a person to provide electricity at its entry point on the system for delivery to the person specified by the person making the application from the exit points on the system;

          (v) the date by which any works required so as to permit access to the system (including for this purpose any works for its extension or reinforcement) shall be completed and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to rescind the agreement; and

          (vi) the charges to be paid by the person making the application for the provision of electrical plant, for connections to or modification of connections to, or the extension or reinforcement of the system, for the installation of meters, switchgear or other apparatus and for their maintenance, for disconnection from the system and the removal of electrical plant, electric lines and meters following disconnection and for use of system which shall, unless manifestly inappropriate, be set in conformity with paragraph 5; and

     (b) contain such other provisions as may be appropriate for the purposes of the agreement in the circumstances in which it is likely to be entered into.

5. The charges referred to in paragraph 4 to be contained in every agreement the subject of an offer by the Licensee shall be such that:

     (a) charges for the provision of electrical plant, charges for connection to the system, charges for modification of connections, charges for disconnection from the system and the removal of electrical plant, electric lines and meters following disconnection and charges for extension or reinforcement of the system and for use of system are set at a level which will enable the Licensee to recover no more than:

          (i) an appropriate proportion (taking account of the factors referred to in paragraph 6) of the costs directly or indirectly incurred by the Licensee; and

          (ii) a reasonable rate of return on the capital represented by such costs; and

     (b) charges for the installation of meters, switchgear or other apparatus and for their maintenance shall not exceed the costs thereof and a reasonable rate of return on the capital represented by such cost.

6. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works, the Licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person as a result of the carrying out of such works whether by virtue of the provision of electrical plant, the reinforcement or extension of the system, or the provision of additional entry or exit points on the system or otherwise; and

     (b) the ability or likely future ability of the Licensee to recoup a proportion of such costs from other persons.

7. The Licensee shall not be obliged pursuant to this Condition 8 to offer to enter into any agreement where, by reason of the capacity of the system and the use made or reasonably expected to be made of it, the Licensee would be required to expand or reinforce the capacity of the system.

8. The Licensee shall not be obliged pursuant to this Condition 8 to offer to enter into any agreement with any person if:

     (a)  to do so would be likely to involve the Licensee in breach of:

          (i) the Grid Code or the Grid Code of any other Transmission Licensee; or

          (ii) the Distribution Code or the Distribution Code of any other public electricity supplier; or

          (iii) the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act; or

          (iv) any other enactment relating to safety or standards applicable to the system; or

     (b) the person does not undertake to be bound, insofar as applicable, by the terms of the Codes referred to in sub-paragraphs (a)(i) and
          (a)(ii) above, as from time to time in force.

9.   For the purpose of paragraph 3, the period specified shall be:

     (a)  in the case of persons seeking use of system only, 28 days; and

     (b) in the case of persons seeking connection or modification of an existing connection or seeking use of system in conjunction with connection, 3 months.

10. The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), 60 and 64(1) of the Act.

Condition 8A: Connection to and use of ancillary system - functions of the
--------------------------------------------------------------------------
     Director
     --------

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with a person entitled or claiming to be entitled thereto pursuant to an application in accordance with Condition 8, the Director may, pursuant to Section 7(3) of the Act, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and the person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard, in particular, to the following considerations:

     (a) that the person should pay to the Licensee the whole or an appropriate proportion (as determined in accordance with paragraph 6 of Condition
          8) of the costs directly or indirectly incurred by the Licensee in the carrying out of any works or in providing or doing any other thing under the agreement in question calculated in accordance with the principles set out in paragraph 4 of Condition 8 together with a reasonable rate of return on the capital represented by such costs;

     (b) that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of any other Condition to which the Generation Licence is subject;

     (c) that any methods by which the system is connected to the Transmission System of the Licensee or any other Transmission Licensee or the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity accords with good engineering principles and practices; and

     (d) that the terms and conditions of agreements entered into by the Licensee pursuant to an application in accordance with Condition 8 should be, so far as circumstances allow, as similar in substance and form as is practicable.

2. If the person wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If the Licensee proposes to vary the contractual terms of any agreement entered into pursuant to Condition 8 or this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 9: Generation outages
-------------------------------

1. The Licensee shall notify the Director in writing forthwith in the event that the Licensee and SHE have not agreed a programme of planned outages for their respective generation sets for the financial year commencing on 1 April 1991 or any subsequent financial year on or before the 1st day of January prior to the commencement of the relevant financial year.

Condition 10: Supplementary Conditions in relation to England and Wales
-----------------------------------------------------------------------

1. The Conditions set out in Schedule 4 shall apply in respect of any generating station which the Licensee shall construct or operate in England and Wales.

           PART IV. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE
           ----------------------------------------------------------

Condition 1: Scope of application of Part IV
--------------------------------------------

1. The Transmission Licence is subject to the Conditions in Part IV (including where such Conditions relate to activities other than those authorised by that Licence).

2. The Generation Licence and the Public Electricity Supply Licence are not subject to the Conditions in Part IV.

Condition 2: Transmission charge restriction conditions
-------------------------------------------------------

1. The Transmission Licence is subject to the Conditions in Schedule 5 and from 1 April 2000 shall be subject to the Conditions contained in Schedule 5A, (which Conditions shall be deemed for the purposes of the Transmission Licence and the Public Electricity Supply Licence to be included in
     Schedule 5 and any references to Schedule 5 therein and in other licences granted under the Licence Document, as from that date, shall be deemed to be Schedule 5 containing the provisions of Schedule 5A and be construed accordingly.

2. The Generation Licence and the Public Electricity Supply Licence are not subject to the Conditions in Schedule 5.

Condition 3: Grid Code
----------------------

1. The Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected thereby prepare and at all times have in force and (subject to paragraph 11) shall implement and comply with a Grid
     Code:

     (a) covering all material technical aspects relating to connections to and the operation and use of the Licensee's Transmission System or (insofar as relevant to the operation and use of that Transmission System) the operation of electric lines and electrical plant connected to the Transmission System of the Licensee or any other Transmission Licensee or the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5; and

     (b)  which is designed so as:

          (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the transmission of electricity;

          (ii) to facilitate the Licensee's Transmission System being made available to persons authorised to supply or generate electricity on terms which neither prevent nor restrict competition in the supply or generation of electricity; and

          (iii) subject to sub-paragraphs (i) and (ii), to promote the security and efficiency of the electricity generation, transmission and Distribution System in Scotland as a whole.

2. The Grid Code in force at the date of the coming into force of the Transmission Licence shall be sent to the Director for his approval. Thereafter the Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected thereby periodically review (including upon the request of the Director) the Grid Code and its implementation. Following any such review, the Licensee shall send to the
     Director:

     (a)  a report on the outcome of such review; and

     (b) any proposed revisions to the Grid Code from time to time as the Licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph (b) of paragraph 1; and

     (c) any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to the Grid Code not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the Grid Code proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the Grid Code in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5.   The Grid Code shall include:

     (a) connection conditions specifying the technical, design and operational criteria to be complied with by the Licensee and by any person connected or seeking connection with the Licensee's Transmission System;

     (b) an operating code specifying the conditions under which the Licensee shall operate the Licensee's Transmission System, under which the Licensee shall operate its plant and Distribution System and other persons shall operate their plant and/or systems for the distribution of electricity in relation to the Licensee's Transmission System, insofar as the imposition of such conditions is necessary to protect the security and quality of supply and safe operation of the Licensee's Transmission System under both normal and abnormal operating conditions;

     (c) a planning code specifying the technical and design criteria and procedures to be applied by the Licensee in the planning and development of the Licensee's Transmission System and to be taken into account by the Licensee and other persons connected or seeking connection with the Licensee's Transmission System in the planning and development of their own plant and systems;

     (d) a scheduling and despatch code specifying procedures for the scheduling and despatch of generating stations connected to the Licensee's Transmission System; and

     (e)  procedures relating to outages of generation sets.

6. The Licensee shall give or send a copy of the Grid Code (as from time to time revised) to the Director.

7. The Licensee shall (subject to paragraph 8) give or send a copy of the Grid Code (as from time to time revised) to any person requesting the same.

8. The Licensee may make a charge for any copy of the Grid Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9. In preparing, implementing and complying with the Grid Code, (including in respect of the scheduling of maintenance of the Licensee's Transmission System) the Licensee shall not unduly discriminate against or unduly prefer:

     (a)  any one or any group of persons; or

     (b) the Licensee in the conduct of any business other than the Transmission Business in favour of or as against any one other or any other group of persons.

10. The Licensee shall keep and maintain such records concerning its implementation of and compliance with the Grid Code as are, in the opinion of the Director, sufficient to enable the Director to assess whether the Licensee is performing the obligation imposed upon it under paragraph 9 concerning these matters and the Licensee shall furnish to the Director such records (or such of these as the Director may require) in such manner and at such times as the Director may require.

11. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under the Grid Code in respect of such parts of the Licensee's Transmission System and to such extent as may be specified in the directions.

Condition 4: Transmission System security standard and quality of service
-------------------------------------------------------------------------

1.   The Licensee shall:

     (a) plan and develop its Transmission System in accordance with the document number TDM13/10,001 and entitled Security of Supply (Issue 2 dated October 1985) (incorporating Engineering Recommendation P2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference) and the planning document numbered NSP366 entitled Security of the 400kV and 275kV Systems in Scotland (each such document being as submitted by or on behalf of the Licensee to the Director on or before the date of grant of this Licence Document or such later date as the Director shall agree) as appropriate to the purpose under consideration, and the Grid Code or such other standard of planning as the Licensee may, following consultation with any Authorised Electricity Operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time; and

     (b) operate its Transmission System in accordance with the document entitled Grid Control Instruction (System) BI - SSEB Operational Standards of Security of Supply (dated 30 March 1981) and (each such document being as submitted by or on behalf of the Licensee to the Director on or before the date of grant of this Licence Document), as appropriate to the purpose under consideration and the Grid Code or such other standard of operation as the Licensee may, following consultation with any Authorised Electricity Operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time.

2. The Licensee shall, in consultation with Authorised Electricity Operators liable to be materially affected thereby, review the documents (other than the Grid Code) referred to in paragraph 1 and their implementation on each occasion that it carries out a review of the Grid Code in accordance with paragraph 2 of Condition 3. Following any such review, the Licensee shall send to the
     Director:

     (a)  a report on the outcome of such review; and

     (b) any revision which the Licensee proposes to make to such documents from time to time (having regard to the outcome of such review); and

     (c) any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to such documents not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the documents (other than the Grid Code) referred to in paragraph 1 proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the documents (other than the Grid Code) referred to in paragraph 1 in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5. The Licensee shall within 3 months after the Transmission Licence comes into force draw up and submit to the Director for his approval a statement setting out criteria by which the performance of the Licensee in maintaining Transmission System security and availability and quality of service may be measured.

6. The Licensee shall within 2 months after the end of each financial year submit to the Director a report providing details of the performance of the Licensee during the previous financial year against the criteria referred to in paragraph 5.

7. The Director may (following consultation with the Licensee and any Authorised Electricity Operator liable to be materially affected thereby) issue directions relieving the Licensee of its obligations under paragraph 1 in respect of such parts of the Licensee's Transmission System and to such extent as may be specified in the directions.

8. The Licensee shall give or send a copy of the documents (other than the Grid Code) referred to in paragraph 1 (as from time to time revised) to the Director.

9. The Licensee shall (subject to paragraph 10) give or send a copy of such documents (as from time to time revised) to any person requesting the same.

10. The Licensee may make a charge for any copy given or sent pursuant to paragraph 9 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

Condition 5: Trading Code
-------------------------

1. The Licensee shall, jointly with the other Founder Member, adopt a Trading Code designated by the Director for the purposes of this Condition not later than such date as shall be specified in directions issued by the Director for the purposes of this Condition and the Licensee shall comply with the terms of such Trading Code as from time to time revised (including any directions, consents, approvals or determinations thereunder by the Director).

2.   The Trading Code shall include:

     (a) arrangements for the establishment of facilities and procedures for effecting trading of electricity between the Founder Members and between and among the Founder Members and other persons who become members of the trading system after the date of the coming into force of the Trading Code;

     (b) arrangements for effecting trading of electricity between members of the trading system;

     (c) arrangements for the establishment of a Trading Committee to carry out the general management and supervision of the trading system and its operation;

     (d)  arrangements for the admission to membership of the trading system of:

          (i) any person authorised to generate electricity by a licence granted under Section 6(1)(a) of the Act:

               (aa) who operates a generating station of a net capacity not less than 50MW (or such other net capacity as the Director shall direct from time to time); and

               (bb) who satisfies such other (if any) requirements as the
                    Director shall direct from time to time; and

               (cc) applies for such membership and agrees to be bound by the provisions of the Trading Code; and

               (dd) whose said licence contains a Condition requiring it to comply with the provisions of the Trading Code in the terms mutatis mutandis of Condition 7 of Part III; and

          (ii) any licence holder specified or of a description specified by the
               Director:

               (aa) who applies for such membership and agrees to be bound by the provisions of the Trading Code; and

               (bb) whose licence contains a Condition requiring it to comply with the provisions of the Trading Code in the terms mutatis mutandis of Condition 7 of Part III;

     (e)  arrangements for charging members for the costs of the trading system;

     (f) provisions for the giving of directions by the Director to the members of the trading system including (without limitation) directions in relation to the responsibilities of the Trading Committee, the contents of reports to be prepared by the Trading Committee pursuant to the Trading Code, the confidentiality and prevention of disclosure of information and matters relating to the trading system and trading of electricity under the trading system and the criteria for membership of the trading system;

     (g) provisions for the approval by the Director of certain matters including (without limitation) approval of the resignation of a Founder Member from membership of the trading system, the cessation of the membership of other members in certain circumstances, the admission of persons to membership in certain circumstances and any adjustment by the Trading Committee to the amount of the membership contributions or other sums payable by members pursuant to the Trading Code;

     (h) provisions for referring certain matters to the Director for his determination including (without limitation) certain disagreements arising under the Trading Code concerning the admission of persons to membership of the trading system and the cessation of the membership of members;

     (i) provisions for delivering to the Director copies of reports prepared by the Trading Committee pursuant to the Trading Code;

     (j)  administration procedures for the trading system.

3.   In complying with the Trading Code the Licensee:

     (a) shall have regard to its duty to facilitate competition as specified in Section 9(2) and (3) of the Act; and

     (b)  shall not unduly discriminate against or unduly prefer:

          (i)  any one or any group of members; or

          (ii) the Licensee in the conduct of any business other than the Transmission Business

     (c) in favour of or as against any one other or any other group of members.

4. The Licensee shall, jointly with each other Scottish Transmission Licensee and in consultation with the members of the trading system, review the Trading

     Code and its operation from time to time after the date of the coming into force of the Transmission Licence and the Licensee shall do so whenever requested by the Director and in accordance with the terms of such request (including any requirement to prepare such revisions to the Trading Code as shall be necessary in order to give effect to such matters as shall be specified in the request). Any revision to the Trading Code resulting from the carrying out of any review shall be sent to the Director for his approval and no revision to the Trading Code shall become effective until the Director has approved the revision.

5. The Licensee shall give or send a copy of the Trading Code (as from time to time revised) to the Director.

6. The Licensee shall (subject to paragraph 7) give or send a copy of the Trading Code (as from time to time revised) to any Authorised Electricity Operator who requests it.

7. The Licensee may make a charge for any copy of the Trading Code (as from time to time revised) given or sent pursuant to paragraph 6 of an amount which will not exceed any amount specified for the time being for the purpose of this Condition in directions issued by the Director.

8. If there shall be any disagreement between the Licensee and any other Scottish Transmission Licensee as to the terms of any revision which is to be made to the Trading Code pursuant to paragraph 4 then:

     (a)  the Licensee shall refer the matter to the Director for determination;

     (b) the Licensee shall jointly with each other Scottish Transmission Licensee forthwith prepare such revision on the basis of the terms so determined by the Director; and

     (c) a revision so prepared shall for all the purposes of this Condition be deemed to have been prepared in accordance with paragraph 4.

9.   For the purposes of this Condition:

     "trading of electricity"                   means sales and purchases of
                                                electricity pursuant to short
                                                term contracts.

     "short term contract"                      means a contract under which a
                                                person has a right or an
                                                obligation (whether or not
                                                conditional or contingent) to
                                                receive or provide electricity
                                                other than:

                                                (a)   a contract:

                                                         (i)  which is performed
                                                           without the use of
                                                           any part of the
                                                           Scottish Transmission
                                                           System; and


                                                         (ii) under which the
                                                           purchaser is not a
                                                           person authorised to
                                                           supply electricity in
                                                           Scotland or, if so
                                                           authorised,
                                                           undertakes to the
                                                           seller to use the
                                                           electricity received
                                                           or provided pursuant
                                                           to the contract only
                                                           for purposes other
                                                           than supply to
                                                           premises in Scotland

                                                or

                                                (b)   a contract under which no
                                                      person has a right or an
                                                      obligation (whether or not
                                                      conditional or contingent)
                                                      to receive or provide
                                                      electricity on a day
                                                      earlier than the 29th day
                                                      after the date on which
                                                      the contract is made or
                                                      entered into
                                                or

                                                (c)   a contract under which:


                                                         (i)  a person has a
                                                              right or an
                                                              obligation
                                                              (whether or not
                                                              conditional or
                                                              contingent) to
                                                              receive or provide
                                                              electricity on any
                                                              one or more of the
                                                              28 days after the
                                                              date on which the
                                                              contract is made
                                                              or entered into;
                                                              and

                                                         (ii) that person has a
                                                              right or an
                                                              obligation to
                                                              receive or provide
                                                              on the 29th (or
                                                              any later) day
                                                              after such date
                                                              (and on the same
                                                              terms as the
                                                              highest daily
                                                              amount referred to
                                                              below) an amount
                                                              of electricity not
                                                              less than the
                                                              highest daily
                                                              amount of
                                                              electricity which
                                                              it has a right or
                                                              an obligation to
                                                              receive or provide
                                                              during the period
                                                              of 28 days
                                                              referred to in (i)
                                                              above.

     "the trading system"                       means the facilities and
                                                procedures established under the
                                                Trading Code for the
                                                trading of electricity.

     "the Founder Members"                      means the Licensee and SHE
                                                together.

     "the Scottish Transmission System"         means the Transmission Systems
                                                of the Licensee and other
                                                Scottish Transmission Licensees
                                                taken together, but excluding
                                                any part thereof which is not
                                                situated in Scotland.

     "contract"                                 shall include any contract
                                                whether or not in, or evidenced
                                                by, writing but shall not
                                                include the Pooling and
                                                Settlement Agreement or any
                                                contract made or entered into
                                                pursuant to the Pooling and
                                                Settlement Agreement.

Condition 6: Compliance with Distribution Codes
-----------------------------------------------

1. The Licensee shall comply with the provisions of the Distribution Code and the Distribution Code of each other public electricity supplier insofar as applicable to the authorised business of the Licensee referred to in the definition of "Transmission Business" in paragraph 3 of Condition 2 in Part II.

2. The Director may (following consultation with the Licensee and such other public electricity suppliers as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code or the Distribution Code of any other public electricity supplier and, in each case, to such extent as may be specified in those directions.

Condition 7: Disposal of relevant assets
----------------------------------------

1. The Licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this Condition.

2. Save as provided in paragraph 3, the Licensee shall give to the Director not less than 2 months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Director may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the Licensee may dispose of or relinquish operational control over any relevant asset:

     (a)  where:

          (i) the Director has issued directions for the purposes of this Condition containing a general consent (whether or not subject to conditions) to;

               (aa) transactions of a specified description; and/or

               (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

          (ii) the disposal or relinquishment of operational control in question is effected pursuant to a transaction of a description specified in the directions or the relevant asset in question is of a description so specified and the disposal of relinquishment of operational control is in accordance with any conditions to which the consent is subject; or

     (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation or by or under a transfer scheme.

4. Notwithstanding paragraph 1, the Licensee may dispose of or relinquish operational control over any relevant asset specified in any notice given under paragraph 2 in circumstances where:

     (a) the Director confirms in writing that he consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the Licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished of such conditions as the Director may specify); or

     (b) the Director does not inform the Licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.   In this Condition:

     "disposal"                                  includes any sale, gift, lease,
                                                 licence, the grant of any right
                                                 of possession, loan, security,
                                                 mortgage, charge or the grant
                                                 of any other encumbrance or the
                                                 permitting of any encumbrance
                                                 to subsist or any other
                                                 disposition to a third party
                                                 and "dispose" shall be
                                                 construed accordingly.

     "relevant asset"                            means any asset for the time
                                                 being forming part of the
                                                 Licensee's

                                                 Transmission System, any
                                                 control centre for use in
                                                 conjunction therewith and any
                                                 right, title or interest in
                                                 land upon which any of the
                                                 foregoing is situtate.

Condition 8: Restriction on use of certain information
------------------------------------------------------

1. Any information relating to or deriving from the management or operation of the Transmission Business shall, for the purposes of this Condition, be treated as confidential information.

2. The Licensee shall not (and shall procure that its affiliates and related undertakings shall not) disclose or authorise access to confidential information:

     (a) save to the extent provided by sub-paragraphs 3(b) to (d), to such of its (or its affiliates' or related undertakings') employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of any other business (whether or not a Separate Business) of the Licensee; or

     (b)  save to the extent permitted by paragraph 3, to any other person.

3. Subject to paragraphs 9 to 12 of Condition 8A, the Licensee shall (and shall procure that its affiliates and related undertakings shall) disclose or authorise access to confidential information only:

     (a)  in the following circumstances, namely;

          (i) to such of its (or its affiliates' or related undertakings') employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of the Transmission Business or any external transmission activities and require access to the information for that purpose;

          (ii) to personnel of any holder of a public electricity supply licence (a PES licence holder) or a transmission licence holder engaged in the external distribution activities of that PES licence holder, or the external transmission activities of that transmission licence holder (as the case may be), to the extent necessary for the performance by such personnel of those external distribution activities, or those external transmission activities (as the case may be), and the use by such personnel of that information for that purpose;

          provided that effective arrangements are maintained in place at all times for ensuring that no further disclosure of any information supplied or obtained pursuant to this paragraph is made and that such information is used only for the purpose of the Transmission Business or any external transmission activities of the Licensee;

          (b) where the Licensee (or any affiliate or related undertaking of the Licensee) is required or permitted to disclose such information by virtue of:

               (i)  any requirement of a Competent Authority;

               (ii) the conditions of any licence granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

               (iii) any other requirement of law; or

               (iv) the rules of the Electricity Arbitration Association or of any judicial or other arbitral process or tribunal of competent jurisdiction;

     (c) where such information was provided by or relates to any person who has notified (or otherwise agreed with) the Licensee that it need not be treated as confidential; or

     (d) where such information, not being information provided by or relating to any person other than the Licensee, is placed by the Licensee in the public domain and in each case the Licensee shall disclose or authorise access to the confidential information only insofar as is necessary or appropriate in all the circumstances.

4. Subject to paragraphs 9 to 12 of Condition 8A, the Licensee shall use all reasonable endeavours to ensure that any person who is in possession of or has access to confidential information in accordance with sub-paragraph 3(a)
     shall use such information only for the purposes of the Transmission Business or any external transmission activities.

5.   In this condition:

        "Competent Authority"                    means the Secretary of State,
         -------------------                     the Director, the Compliance
                                                 Officer, the Stock Exchange,
                                                 the Panel on Take-overs and
                                                 Mergers, or any local or
                                                 national agency, regulatory
                                                 body, authority, department,
                                                 inspectorate, minister,
                                                 ministry, official or public or
                                                 statutory person (whether
                                                 autonomous or not) of, or of
                                                 the government of, the United
                                                 Kingdom, the United States of
                                                 America or the European
                                                 Community

     "confidential information"                  bears the meaning given at
                                                 paragraph 1

     "Electricity Arbitration Association"       means the unincorporated
                                                 members' club of that name
                                                 formed inter alia to promote
                                                 the efficient and economic
                                                 operation of the procedure for
                                                 the resolution of disputes
                                                 within the electricity supply
                                                 industry by means of
                                                 arbitration or otherwise in
                                                 accordance with its arbitration
                                                 rules

     "external distribution activities"          has the meaning given to that
                                                 term in Condition 9 of part V
                                                 of this licence

     "external transmission activities"          has the meaning given to that
                                                 term in Condition 8A of this
                                                 part of this licence.

Condition 8A. Independence of and Appointment of Managing Director of the
-------------------------------------------------------------------------
Transmission Business
---------------------

1    (a)  The Licensee shall establish and shall thereafter maintain the full managerial and operational independence of the Transmission Business and any external transmission activities from each other business (whether or not a Separate Business) of the Licensee and of its affiliates and related undertakings.

     (b) No later than 31 May 2000 the Licensee shall appoint an officer (hereafter referred to as "the Managing Director of Transmission") to be responsible for the conduct of the Transmission Business and any external transmission activities.

2. The Licensee shall ensure that the Managing Director of Transmission shall not be a director of the Licensee or of any affiliate or related undertaking of the Licensee and that he shall not be engaged by the Licensee in any other capacity than as Managing Director of Transmission.

3. The Licensee shall arrange for the Managing Director of Transmission in the course of discharging his responsibility under paragraph 1 to be provided from time to time with:

     (a) the services of such persons (as the Managing Director of Transmission may from time to time select), whose services:

          (i) may be dispensed with at the sole discretion (subject to compliance with relevant UK employment legislation) of the Managing Director of Transmission; and

          (ii) will only be utilised if such persons execute a contract of or for services containing an appropriate confidentiality clause regarding that information which may be acquired by such person whilst working for the Transmission Business and any external transmission activities;

     (b) such premises, systems, equipment, facilities, property, personnel, data and management resources; and

     (c)  such finance;

     as may be reasonably required by the Managing Director of Transmission for the efficient and effective management and operation of the Transmission Business in accordance with the Licensee's duty under Section 9(2)(a) of the Act and the Transmission Licence.

4.   The Licensee shall direct the Managing Director of Transmission:

     (a) to inform the directors of the Licensee, in writing, if, at any time, he is of the opinion that the provision of those items specified in paragraph 3 are not sufficient to enable the Licensee to comply with its duties under Section 9(2)(a) of the Act and the Transmission Licence; and

     (b) as soon as practicable after the end of the year 2000 and of each subsequent calendar year, to furnish to the directors of the Licensee:

          (i) an informative report on the provision of those matters made in respect of that year; and

          (ii) a statement of his opinion whether adequate arrangements have been or are likely to be made for the provision of those matters which will be required in respect of the ensuing calendar year to enable the Licensee to comply with those duties including, in particular, a description of the differences in the provision of those matters made or likely to be made in that year compared with the provision made in respect of the preceding year and the reasons for those differences.

5. On receipt of any information under paragraph 4(a) or report and statement under paragraph 4(b), the Licensee shall, subject to compliance with the listing rules (within the meaning of Part IV of the Financial Services Act 1986 (c.60)) of the Stock Exchange:

     (a) give to the Director forthwith that information or report and statement; and

     (b) where such a report is received, publish it in such form and manner as the Director may direct.

6. Except insofar as the Director consents to the Licensee doing so, the Licensee shall only give directions to the Managing Director of Transmission as to the discharge of his responsibilities under paragraph 1:

     (a)  where:

          (i) in the bona fide and reasonable opinion of the Licensee the statutory, licence and contractual obligations of the Licensee; or

          (ii) in the bona fide opinion of the directors, their duties; so require; or

     (b)  to ensure compliance with paragraph 4.

7. The Licensee shall give directions under paragraph 6(a) above by notice in writing, specifying in the notice the statutory, licence or contractual obligations of the Licensee or duty of the directors of the Licensee which require the Licensee to give directions, which notice shall be copied to the Director.

8. Except in so far as the Director consents to the Licensee not doing so, the Licensee shall, subject to paragraph 9 below, ensure that:

     (a) no business of the Licensee (or of any affiliate or related undertaking of the Licensee), other than the Transmission Business or any external transmission activities, may use or have access to:

          (i) premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the Transmission Business or any external transmission activities;

     (ii) systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the Transmission Business or any external transmission activities also have access;

     (iii) equipment, facilities or property employed for the management or operation of the Transmission Business or any external transmission activities; or

     (iv) the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the Transmission Business or any external transmission activities; and

     (b) it can and does, insofar as is legally possible, prevent any person who has ceased to be engaged in, or in respect of, the management or operation of the Transmission Business from being engaged in, or in respect of, the activities of any other business of the Licensee (or of any affiliate or related undertaking of the Licensee) until the expiry of an appropriate time from the date on which he ceased to be engaged by the Transmission Business.

9. The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under Condition 8 and under paragraphs 1(a), 2 and 8 of this Condition, to such extent and subject to such terms and conditions as he may specify in that direction, where:

     (a) it is not reasonably practicable for the Licensee to comply with any aspect of those obligations;

     (b) in the case of paragraphs 2 to 4 of Condition 8, a failure to comply with any aspect of those obligations would be of a trivial nature; or

     (c) in the case of paragraphs 1(a) and 8 of this condition, any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by both the Transmission Business and any other business of the Licensee (or of any affiliate or related undertaking of the Licensee):

          (i) do not involve a cross-subsidy being either given to the Transmission Business by such other business or received from the Transmission Business by such other business;

          (ii) obtain for the Transmission Business, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

          (iii) do not restrict, distort or prevent competition in the generation or supply of electricity, provided that the Licensee shall not thereby be relieved of any obligation imposed on it by Directive 96/92/EC.

10. Where, subsequent to the issue of a direction pursuant to paragraph 9, the criteria set out at sub-paragraph 9(a), (b) or (c) cease to be satisfied, the Director may withdraw the direction or modify any terms and conditions which may be specified in it.

11. For the purposes of paragraphs 9 and 10 the Director shall, following consultation with the Licensee, determine any question as to whether the criteria set out at sub-paragraph 9(a), (b) or (c) are or continue to be satisfied.

12. If the Director is requested to issue any direction pursuant to paragraph 9 relating to the Transmission Business being managed or operated by the Licensee together with any distribution business then that direction may provide that for the purposes of this Condition and of Condition 8 the Transmission Business shall be taken to include any such distribution business and for the Managing Director of Transmission to take part in the management of and/or to be a director of any company carrying on any such distribution business.

13.  In this Condition:

     "appropriate time"                       means 3 months, or such shorter
                                              period as the Director may approve
                                              in respect of any person or class
                                              of persons.

     "external transmission activities"       means any business of the Licensee
                                              or any affiliate or related
                                              undertaking of the Licensee
                                              comprising or ancillary to the
                                              maintenance, repair or operation
                                              in an emergency of any electricity
                                              distribution or transmission
                                              system other than the Licensee's
                                              Transmission System.

Condition 9: Transmission System outages
----------------------------------------

1. The Licensee shall notify the Director in writing forthwith in the event that the Licensee and SHE have not agreed a programme of planned outages for their respective Transmission Systems for the financial year commencing on 1 April 1991 or any subsequent financial year on or before the 1st day of January prior to the commencement of the relevant financial year.

PART V. CONDITIONS APPLICABLE TO THE PUBLIC ELECTRICITY SUPPLY LICENCE
----------------------------------------------------------------------

                        SECTION A. GENERAL OBLIGATIONS
                        ------------------------------

Condition 1: Scope of application of Part V
-------------------------------------------

1. The Public Electricity Supply Licence is subject to the Conditions in Part V (including where such Conditions relate to activities other than those authorised by that Licence).

2. The Generation Licence and the Transmission Licence are not subject to the Conditions in Part V.

Condition 2: Public electricity supply charge restriction Conditions
--------------------------------------------------------------------

1.   The Public Electricity Supply Licence is subject to the Conditions in
     Schedule 6 and with effect from 1 April 2000 shall be subject to the additional Conditions in Schedule 6A (which Conditions shall be deemed for the purposes of the Public Electricity supply Licence and the other licences granted under the Licence Document to be included in Schedule 6 and any references to Schedule 6 therein, as from that date, shall be deemed to include reference to the additional Conditions in Schedule 6A and be construed accordingly).

2. The Generation Licence and the Transmission Licence are not subject to the Conditions in Schedule 6.

Condition 3: Prohibition of discrimination in electricity sale contracts
------------------------------------------------------------------------

1. The Licensee shall not, and shall procure that no affiliate or related undertaking of the Licensee shall, sell or offer to sell electricity under any electricity sale contract to any one relevant purchaser or person seeking to become a relevant purchaser on terms as to price which are materially more or less favourable than those on which it sells or offers to sell electricity under any electricity sale contract to comparable relevant purchasers. For these purposes, due regard shall be had to the circumstances of sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility and the dates and duration of the relevant agreements.

2.   For the purposes of paragraph 1:

     "relevant purchaser"                   means any purchaser of electricity
                                            from the Licensee or any affiliate
                                            or related undertaking of the
                                            Licensee under an electricity
                                            purchase contract, other than SHE in
                                            its capacity as a purchaser of
                                            electricity from the Licensee under
                                            any of the restructuring agreements.

3. This Condition or parts of it shall cease to have effect on the date specified in a direction to that effect made pursuant to paragraph 4 of Condition 2A in Part II.

Condition 3A: Prohibition of discrimination in selling electricity
------------------------------------------------------------------


1. The Licensee shall not, and shall procure that any affiliate or related undertaking of the Licensee shall not, sell or offer to sell electricity to any one purchaser or person seeking to become a purchaser on terms as to price which are materially more or less favourable than those on which it sells or offers to sell electricity to comparable purchasers. For these purposes regard shall be had to the circumstances of the sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility and the dates and durations of the relevant agreements.

2. For the purposes of paragraph 1, references to selling or sale of electricity:

     (a)  do not include sale by way of supply to premises;

     (b) include entering into or disposing of the benefit of a contract, which has (or taken together with any other arrangement has) the commercial effect of selling electricity, by conferring rights or obligations (including rights or obligations by way of option) in relation to or by reference to the sale, purchase or delivery of electricity at any time or the price at which electricity is sold or purchased at any time;

     (c) do not include the sale of electricity to SHE in its capacity as a purchaser of electricity from the Licensee under any of the restructuring agreements,

     and "purchaser", "purchasing" and "purchase" shall be construed accordingly.

3. This Condition or parts of it shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 2A in Part II.

Condition 3B: Prohibition of discrimination in supply
-----------------------------------------------------

1. This Condition applies where the Licensee is in a dominant position in a market for the supply of electricity to customers at premises.

2. Where this Condition applies the Licensee shall not supply or offer to supply electricity to customers in any market in which it is dominant on terms which are predatory.

3. Where this Condition applies, but subject to paragraph 4, the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity to customers in any market in which it is dominant:

     (a) show undue preference to any person (or class of persons) within such market;

     (b) exercise undue discrimination between any persons (or classes of person) within such market; or

     (c)  set terms which are unduly onerous.

4. Nothing in paragraph 3 shall prohibit the Licensee, within any area or class of customers (the "relevant area or class") in respect of which there is established competition in the supply of electricity, from supplying or offering to supply electricity on terms which are reasonably necessary to meet that competition, save that the Licensee (taken together with its affiliates and related undertakings) shall not, in supplying or offering terms for the supply of electricity:

     (a) show undue preference to any person (or class of persons) or exercise undue discrimination between any persons (or classes of person) within the relevant area or class of customers; or

     (b) set terms in respect of any person (or class of persons) in a market in which the Licensee is dominant, save such persons who are within the relevant area or class of customers, which are unduly onerous.

5. For the purposes of this Condition, terms are unduly onerous if the revenue from the supply of electricity to customers on those terms:

     (a)  significantly exceeds the costs of that supply; and

     (b) exceeds such costs to a significantly greater degree than the revenue from supply to all other customers of the Licensee (and of its affiliates and related undertakings) within the same market exceeds the costs of supply to those customers.

6. For the purposes of this Condition, a market may be defined by reference to a geographical area, or to a class of customer or both, save that no market defined by reference to Designated Customers shall comprise fewer than 50,000 such customers.

7. In determining, for the purposes of this Condition, whether any persons constitute a class of person, due regard shall be had to the circumstances of supply to such persons including (without limitation) volumes, load factors, conditions of interruptibility, location of premises being supplied and date and duration of the supply contract.

8. For the purposes of this Condition, the Director shall determine any question as to:

     (a) whether any area or class of customers constitutes a market for the supply of electricity;

     (b) whether the Licensee is dominant in any market for the supply of electricity;

     (c) whether there is established competition in respect of the supply of electricity in any area or to any class of customers; and

     (d) whether any terms are predatory, having due regard to whether such terms:

          (i) incorporate charges which do not reasonably cover the avoidable costs incurred in consequence of supplying the customers in question; and

          (ii) are intended or are likely to restrict, distort or prevent competition in the supply of electricity.

9. The Director may determine that the Licensee is dominant in a specified market:

     (a)  at any time prior to this Condition coming into force; or

     (b) having first consulted with the Licensee and such other persons as he considers appropriate (and having taken into account any representations made to him), at any time after this Condition has come into force, and where the Director does make such a determination he shall immediately notify the Licensee.

10. Where the Director has notified the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, the provisions of paragraphs 11 to 16 shall apply in respect of that market.

11. Where this paragraph applies the Licensee shall, prior to supplying or offering to supply electricity under a tariff or Designated Supply Contract on any new terms, give to the Director at least 28 days' notice in writing of its intention to supply on such terms.

12. For the purposes of this Condition, a tariff or Designated Supply Contract is on "new terms" if:

     (a) it is a form of tariff or Designated Supply Contract under which the Licensee has not previously supplied or offered to supply electricity;

     (b) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying the terms as to price; or

     (c) it is a tariff or Designated Supply Contract in respect of which the Licensee is varying any other terms in such a manner as to significantly affect the evaluation of that tariff or contract.

13. Where the Licensee has given notice to the Director of its intention to supply on new terms it shall not supply or offer to supply electricity on such terms until either the period of notice given to the Director has expired and:

     (a) the Director has not given or sent to the Licensee a counter-notice (the "counter-notice") in accordance with paragraph 14; or

     (b) prior to the expiry of such period, the Director has informed the Licensee that he will not issue a counter-notice in respect of such terms.

14. The Director may issue a counter-notice where, having considered the new terms and having had regard to the likely effects of issuing such counter-notice (including, but not limited to, the likely effect upon the business of the Licensee), he determines that further consideration is required to assess whether such terms are in breach of the provisions of this Condition.

15. Where the Director issues a counter notice in respect of any new terms the Licensee shall not supply or offer to supply electricity on such terms until either:

     (a)  a period of 3 months from the date of the counter-notice has expired;
          or

     (b) prior to the expiry of such period, the Director indicates to the Licensee that he has no present intention of taking enforcement action under Section 25 of the Act in respect of such terms.

16.  Where the Director issues a counter-notice he may:

     (a)  give or send a copy of that counter-notice to any Interested Person;

     (b) invite representations from Interested Persons as to the matters to which the counter-notice relates; and

     (c) require the Licensee, within a reasonable period determined by the Director, to provide him with such further information relating to the new terms as he may specify (save that he may not by virtue of this paragraph require the Licensee to furnish him with information for the purpose of exercising his functions under Section 48 of the Act), and the Director shall take into account any representations made to him by the Licensee in respect of such terms.

17. The Director may, at any time after notifying the Licensee of his determination in accordance with paragraph 9 that it is dominant in a specified market, determine that the Licensee is no longer dominant in that market, and where he does make such a determination:

     (a)  the Director shall immediately notify the Licensee; and

     (b) the provisions of paragraphs 11 to 16 shall cease to apply in respect of the specified market.

18. For the purposes of this Condition, any reference to the Licensee being dominant in a market for the supply of electricity shall be treated as a reference to the Licensee, taken together with its affiliates and related undertakings, being so dominant.

19.  In this Condition:

     "Interested Persons"                    means all Electricity Suppliers
                                             which supply electricity within the
                                             market or area or to the class of
                                             customers in question, the Relevant
                                             Consumers' Committee and such other
                                             persons or bodies as in the opinion
                                             of the Director have a legitimate
                                             interest in the terms on which the
                                             Licensee supplies electricity.

     "terms" means all the terms on which a supply of electricity is offered or provided which significantly affect the evaluation of that supply, and shall include all terms as to price.

Condition 3C: Duration of discrimination conditions
---------------------------------------------------

1. Condition 3B shall cease to have effect (in whole or in part, as the case may be) if the Licensee makes a disapplication request in accordance with this Condition and:

     (a)  the Director agrees in writing to that request; or

     (b) the application of Condition 3B (in whole or in part) is terminated by notice given by the Licensee in accordance with paragraph 4 or 5 of this Condition.

2. A disapplication request pursuant to this Condition may be made by the Licensee only where the Director has notified it, in accordance with paragraph 9 of Condition 3B, of his determination that the Licensee is dominant in a specified market, and any such request shall:

     (a)  be made in writing to the Director;

     (b) specify whether the request relates to the whole of Condition 3B or any part or parts thereof; and

     (c) state the date (the "disapplication date") from which the Licensee wishes the specified provisions of Condition 3B to cease to have effect, which date shall be in accordance with paragraph 3 and not earlier than 12 months after the date on which the request is made.

3. Where the Licensee was notified by the Director prior to this Condition coming into force of his determination that the Licensee is dominant in a specified market, no disapplication request made by the Licensee shall be effective to disapply any of the provisions of Condition 3B prior to 31 March 2000.

4. If the Director has not by the date which is 6 months prior to the disapplication date made a reference to the Monopolies Commission (under
     Section 12 of the Act) relating to the modification of Condition 3B, the Licensee may give to the Director a notice in writing terminating the application of such of the provisions of Condition 3B as are specified in the disapplication request with effect from the disapplication date or from any later date specified in the notice.

5. If the Monopolies Commission reports on a reference made by the Director relating to the modification of Condition 3B and does not conclude that the disapplication of any of the provisions of that Condition (being provisions specified in the disapplication request) would or may be expected to operate against the public interest, the Licensee may within 30 days of the publication of the report under Section 13 of the Act give to the Director notice in writing terminating the application of such provisions with effect from the disapplication date or any later date specified in the notice.

Condition 4: Tariffs
--------------------

1. The Licensee shall ensure that any tariffs fixed under Section 18 of the Act shall be so framed as separately to identify:

     (a) the element for use of the Licensee's Transmission System in the Licensee's charges;

     (b) the element for use of the Licensee's Distribution System in the Licensee's charges; and

     (c) the element in respect of the supply of electricity to tariff customers in the Licensee's charges.

2. Where the Director considers that by reason of the complexity of any such tariffs fixed by the Licensee, simplified explanatory statements are required or expedient for the understanding of tariff customers, the Director may direct the Licensee to draw up such explanatory statements and thereafter to publish them with the tariffs to which they relate.

Condition 4A: Arrangements for informing customers on revocation of Licence
---------------------------------------------------------------------------

1. The Licensee shall comply with a direction from the Director in the following terms where the Director:

     (a) is, or is aware that the Secretary of State is, about to revoke a Licence granted to another Electricity Supplier to supply electricity (in this Condition known as the "First Supplier"); and

     (b) considers that the Licensee is able to supply electricity to the customers of the First Supplier without significantly prejudicing the supplies of electricity which the Licensee makes or is contracted to make.

2. The Director shall only issue a direction in accordance with paragraph 1 when the Secretary of State or, as the case may be, the Director has served the First Supplier with a notice that he is revoking the First Supplier's Licence to supply electricity in accordance with the terms of the First Supplier's Licence, or such earlier date as the Director may agree with the First Supplier.

3. A direction issued in accordance with paragraph 1 shall require that the Licensee shall, within the period specified by the Director, send a written notice in a form approved by the Director to each of the persons or premises specified or described in the direction:

     (a) informing the customer in question that, notwithstanding any contract he may have with the First Supplier, the First Supplier is no longer supplying him with electricity and has not done so since the revocation took effect or, where the notice has been sent before the revocation has taken effect, will be no longer supplying him with electricity when it takes effect;

     (b) informing the customer that the customer must from the moment the revocation takes effect enter into a new contract for supply with another Electricity Supplier of the customer's choice, and that he is free to request a supply from the Licensee; and

     (c) setting out the terms upon which the Licensee is prepared to supply electricity if requested.

Condition 4B: The Programme Implementation Agreement
----------------------------------------------------

1. The Licensee shall, where the Director has given it a written direction to do so, enter into and comply with the Programme Implementation Agreement established in accordance with paragraph 4.

2. The Programme Implementation Agreement shall be concerned with matters relating to the effective implementation of trading and other arrangements between the Licensee and other Relevant Parties which, in the reasonable opinion of the Director following consultation with all Relevant Parties, are or are likely to be necessary and appropriate to provide for the effective and timely facilitation of competition in the supply of electricity.

3.   The Programme Implementation Agreement may include provisions relating to:

     (a) the operation and management of procedures for the testing, trialing and integration of those systems, processes and procedures required to facilitate competition in the supply of electricity;

     (b) the obligations of each of the Relevant Parties in respect of the procedures defined under sub-paragraph (a);

     (c) limitations of the liability of the Licensee and of such other persons as are specified in the Agreement in respect of actions taken in connection with the Agreement;

     (d) the provision of information as between Relevant Parties and to other persons specified in the Agreement;

     (e) the determination of the specification of systems, processes and procedures to be tested, trialed and integrated in accordance with the Agreement, except in those circumstances where the Director considers that any of the Relevant Parties has entered into another agreement which adequately provides for such specification to be otherwise determined;

     (f) the settling by the Director of disputes between Relevant Parties in relation to matters covered by the Agreement; and

     (g) the establishment of a board (the "Implementation Board"), comprising appropriate persons appointed by the Director following consultation with the Relevant Parties, which shall:

          (i)    oversee the conduct of the Agreement;

          (ii) advise the Director and the Relevant Parties of any matters upon which they may reasonably seek advice in relation to matters covered by the Agreement, including the operation and management of procedures established under the Agreement; and

          (iii) undertake such other functions as in the reasonable opinion of the Director are necessary to provide for the effective and timely facilitation of competition in electricity supply.

4. The Programme Implementation Agreement shall be that established by agreement between the Relevant Parties with the approval of the Director or, where the Relevant Parties cannot agree (or where in the opinion of the Director such agreement is unlikely to be reached within a reasonable period) and where:

     (a) the Director has sent to each of the Relevant Parties a notice (the "proposals notice") setting out his own proposals in relation to the content of the Programme Implementation Agreement; and

          (b) following consideration of any comments received from any of the Relevant Parties within 21 days of the issue of the proposals notice, and having made such changes to his proposals as the Director considers appropriate, the Director has given to each of the Relevant Parties a notice setting out his final proposals (the "confirmation notice"), the Programme Implementation Agreement shall, unless within 7 days of the issue of the confirmation notice the parties have reached agreement with the approval of the Director as to an alternative, be established in accordance with the terms of the Director's confirmation notice.

5. With regard to the provisions of paragraphs 1 to 4, and following consultation with the Relevant Parties and with such other persons or bodies as appear to the Director to represent the interests of those likely to be affected, the Director may issue a direction that specified parts of the Relevant Conditions shall take effect at such time and in such cases or circumstances as he shall direct.

6. In issuing a direction in accordance with paragraph 5 the Director shall have regard to the need to provide for effective arrangements to facilitate competition in the supply of electricity to customers and for the effective maintenance of existing trading arrangements in respect of the supply of electricity.

7. This Condition shall cease to be in force on whichever is the latest of the following dates:

     (a)  30 September 1998;

     (b) the date which is 6 months after the latest date upon which any provision in accordance with paragraph 3 (but excluding sub- paragraph 3(c)) ceases to have effect; or

     (c) such other date as may be agreed between the Director and the Licensee.

8.   In this Condition:

     "Relevant Conditions"                 means Conditions 4A, 4B, 7A, 8A to
                                           8F, 12 to 17C, 25 to 28 and Section B
                                           of Part V, and Condition 2B and 2C of
                                           Part VI of this Licence Document.

     "Relevant Parties"                    means the Licensee, other Authorised
                                           Electricity Operators, the
                                           Electricity Pool of England and Wales
                                           and Scottish Electricity Settlements
                                           Ltd.

Condition 5: Generation security standard
-----------------------------------------

1. The Licensee shall make arrangements sufficient to meet the generation security standard.

2. Not later than 3 months before the end of each financial year, commencing with the financial year ending on 31 March 1991, the Licensee shall provide to the Director a statement complying with the provisions of paragraph 3.

3.   The statement to be provided to the Director under paragraph 2 shall:

     (a)  be signed by 2 directors of the Licensee;

     (b) describe the arrangements made or to be made by the Licensee to meet the generation security standard in each of the 7 succeeding financial years;

     (c) state the planning margin or margins adopted by the Licensee for the purpose of the above arrangements and set out the methodology and calculations used in arriving at such margin or margins;

     (d) refer to data, assumptions and demand forecasts (including insofar as relevant those relating to diversity of demand, own generation, arrangements for trading energy and capacity with other persons, arrangements with qualifying customers and relevant purchasers, including those permitting interruption and reduction of supply, forecast maximum demand from qualifying customers and relevant purchasers, the maximum demand which the Licensee can meet without failing to meet the generation security standard, contracted availability of generation, and load management (if any) of qualifying customers and relevant purchasers); and

     (e) include such other matters as the Director shall specify in directions issued by the Director to the Licensee for the purpose of this Condition not later than 6 months before the end of the financial year in which the statement is provided.

4. The Licensee shall upon request by the Director provide to the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

5. The Licensee shall not make or agree any alteration, other than an alteration to which paragraph 7 applies, to the arrangements described in any statement provided to the Director under paragraph 2 as having been made by the Licensee to meet the generation security standard for the first financial year covered by such statement.

6.   The Licensee shall:

     (a) procure that, except to the extent that the Director shall otherwise approve, arrangements described in any statement provided to the Director under paragraph 2 as falling to be made by the Licensee to meet the generation security standard for the first financial year covered by such statement shall be made; and

     (b) not make or agree any alteration, other than an alteration to which paragraph 7 applies to the arrangements so made.

7. This paragraph applies to an alteration which the Director considers is unlikely to result in the Licensee failing to meet the generation security standard.

8. Save as required by law, the Licensee shall not enter into any contract for the supply of electricity if the entering into of the contract would cause demand in the first year covered by the statement most recently provided to the Director under paragraph 2 to exceed the maximum demand which the Licensee can meet in that year without failing to meet the generation security standard as referred to in such statement, unless the Director shall consider that the entering into of the contract is unlikely to result in the Licensee failing to meet the generation security standard.

9.   Subject to paragraph 10, the Licensee shall not:

     (a) enter into any contract to supply electricity to a person other than a qualifying customer if the Licensee has interrupted or reduced the supply of electricity to any qualifying customer (other than by reason of relevant constraints) and the interruption or reduction continues during the period or any part of the period in which electricity would otherwise be supplied under such contract; or

     (b) interrupt or reduce the supply of electricity to any qualifying customer (except to the extent that such interruption or reduction is made by reason of relevant constraints) if at or shortly before the time of the interruption or reduction the Licensee enters into any contract to supply electricity to a person other than a qualifying customer during the period or part of the period that the supply is interrupted or reduced; or

     (c) interrupt or reduce the supply of electricity to any qualifying customer in circumstances where:

          (i) electricity is available for purchase under the terms of the Pooling and Settlement Agreement or the trading system established by the Trading Code at a price less than Value of Lost Load; and

          (ii) the Licensee is not prevented from purchasing such electricity by reason of relevant constraints.

10. Notwithstanding paragraph 9, the Licensee may interrupt or reduce a supply of electricity in circumstances where it is necessary to do so by reason of planned maintenance undertaken on the Licensee's Distribution System or Transmission System or by reason of a fault on or affecting either the Licensee's Distribution System or Transmission System or the quantities of electricity delivered into that system.

11. In the event that the Director, after consultation with the Licensee, shall at any time or from time to time issue a direction to the Licensee for the purpose of this Condition to the effect that, in the opinion of the Director, it is desirable that the Licensee make arrangements such as are specified in the direction to meet the generation security standard, then the duty imposed by paragraph 1 shall not be capable of being discharged by the Licensee after such date as shall be specified for the purpose in the direction except by the Licensee making the arrangements so specified.

12. The Director, after consultation with the Licensee, may at any time and from time to time by directions issued to the Licensee for the purpose of this Condition make such modifications to this Condition or any other Condition to which the Public Electricity Supply Licence is subject as, in the opinion of the Director, are the most appropriate to ensure that the Licensee's supply charges are restricted in circumstances where the Licensee fails to meet demand from its qualifying customers by reason of an insufficiency of electricity generation available for the purposes of supply by the Licensee to such customers.

13. The duty of the Licensee under paragraph 1 may, in relation to qualifying customers whose premises are located in isolated areas, be discharged by the making of arrangements sufficient to meet a standard of generation security (other than the generation security standard) agreed between the Licensee and the Director.

14. The provisions of this Condition are without prejudice to the duties of the Licensee under the Electricity Supply Regulations 1988.

15.  In this Condition:

     "generation security standard"                  means:

                                                     (a)  such standard of
                                                          generation security as
                                                          will ensure:

                                                          (i)  that the supply
                                                               of electricity to
                                                               qualifying
                                                               customers will
                                                               not be
                                                               discontinued in
                                                               more than 9 years
                                                               in any period of
                                                               100 years; and

                                                          (ii) that the voltage
                                                               or frequency of
                                                               electricity
                                                               supplied to
                                                               qualifying
                                                               customers will
                                                               not be reduced
                                                               below usual
                                                               operational
                                                               limits in more
                                                               than 30 years in
                                                               any period of 100
                                                               years.

                                                          by reason of
                                                          insufficiency of
                                                          electricity generation
                                                          available for the
                                                          purposes of supply by
                                                          the Licensee to its
                                                          qualifying customers
                                                          at times of annual
                                                          system peak demand;
                                                          and

                                                     (b)  sufficient electricity
                                                          generation being
                                                          available for the
                                                          purposes of supply by
                                                          the Licensee to its
                                                          qualifying customers
                                                          at times other than
                                                          times of annual system
                                                          peak
                                                          demand to ensure that
                                                          the standard of
                                                          generation security at
                                                          each such time will be
                                                          not less than that
                                                          referred to in sub-
                                                          paragraph (a) above
                                                          for times of annual
                                                          system peak demand.

     "qualifying customer"                           means any purchaser from
                                                     the Licensee entitled and
                                                     requiring at any time to be
                                                     supplied by the Licensee at
                                                     premises within the
                                                     authorised supply area of
                                                     the Licensee but shall
                                                     exclude:

                                                     (a)  a purchaser under an
                                                          interruptible contract
                                                          or a contract
                                                          containing load
                                                          management terms to
                                                          the extent that
                                                          supplies to that
                                                          purchaser may be
                                                          interrupted or reduced
                                                          in accordance with the
                                                          terms of that
                                                          contract; and

                                                     (b)  a tariff customer on
                                                          special tariffs which
                                                          restrict supplies to
                                                          particular time
                                                          periods to the extent
                                                          that supplies to that
                                                          customer may be
                                                          interrupted or reduced
                                                          in accordance with
                                                          such tariff

     "relevant constraints"                          constraints on the
                                                     Transmission System of the
                                                     Licensee or any other
                                                     Transmission Licensee or on
                                                     the interconnector or on
                                                     the Distribution System of
                                                     the Licensee.

     "relevant purchaser"                            means any purchaser from
                                                     the Licensee who is not a
                                                     qualifying customer.

     "Value of Lost Load"                            means, in respect of the
                                                     first financial year, the
                                                     sum of (Pounds)2 per kWh
                                                     and, in respect of each
                                                     succeeding financial year,
                                                     the sum which corresponds
                                                     to (Pounds)2 per kWh as
                                                     adjusted to reflect the
                                                     percentage change in the
                                                     Retail Price Index between
                                                     the index published or
                                                     determined in respect of
                                                     the December prior to the
                                                     start of that financial
                                                     year and the index
                                                     published or determined for
                                                     December 1989.

     "contract"                                      includes any agreements or
                                                     arrangement (whether or not
                                                     constituted or evidenced by
                                                     any written document).

     "contract for the supply of electricity"        includes any contract which
                                                     amends another contract so
                                                     as to provide for the
                                                     Licensee to supply
                                                     quantities of electricity
                                                     in excess of that supplied
                                                     under the last mentioned
                                                     contract.

     "modification"                                  shall have the same meaning
                                                     as in Section 111 of the
                                                     Act.

     "interconnector"                                means the electric lines
                                                     and electrical plant and
                                                     meters owned or operated
                                                     by the Transmission Company
                                                     solely for the transfer of
                                                     electricity to or from
                                                     Scotland from or to the
                                                     Transmission Company's
                                                     Transmission System.

Condition 6: Obligation on economic purchasing
----------------------------------------------

1.   Subject to paragraph 2, the Licensee shall:

     (a)  itself purchase;

     (b)  procure any affiliate of the Licensee to purchase; and

     (c) insofar as it is able through the exercise of voting rights or otherwise to do so, procure any related undertaking of the Licensee to purchase electricity at the best effective price reasonably obtainable having regard to the sources available.

2. In the discharge of its obligations under paragraph 1, the Licensee may additionally have regard to any considerations liable to affect its ability and that of any affiliate or related undertaking of the Licensee to discharge its obligations under this Condition in the future, including the future security, reliability and diversity of sources of fuel for own generation and of electricity available for purchase.

3. In addition, and without prejudice to, the Licensee's obligations under paragraph 1:

     (a) the Licensee shall purchase electricity under the terms of the Pooling and Settlement Agreement during any period that the Licensee is a pool member under the Pooling and Settlement Agreement (and, in its capacity as a member of the trading system established by the Trading Code, the Licensee shall make offers to purchase electricity and offers to acquire options to purchase electricity, and accept offers to sell electricity and offers to grant options to purchase electricity under such trading system) in the manner which is best designed to secure that the short term electricity requirements of the Licensee are met at the best effective price reasonably obtainable having regard to the sources available; and

     (b) the Licensee shall procure that any affiliate of the Licensee which is a pool member under the Pooling and Settlement Agreement or a member of such trading system and (insofar as it is able through the exercise of voting rights or otherwise to do so) procure that any related undertaking of the Licensee which is a pool member under the Pooling and Settlement Agreement or a member of such trading system shall purchase electricity (or, in the case of such trading system, make and accept offers such as are referred to in sub-paragraph (a) above) in the manner which is best designed to secure that the short term electricity requirements of the affiliate or related undertaking are met at the best effective price reasonably obtainable having regard to the sources available.

4. In determining the effective price at which electricity is purchased by the Licensee or any affiliate or related undertaking of the Licensee, regard shall be had to any payments made or received or to be made or received for the grant of or pursuant to any electricity purchase contract.

5. Paragraphs 1 to 4 shall apply mutatis mutandis where the Licensee (or any affiliate or related undertaking of the Licensee) exercises a discretion or (by agreement or otherwise) varies the terms of an existing agreement (whether or not entered into prior to the date on which the Public Electricity Supply Licence comes into force) in such a manner as to alter the effective price under such agreement.

6. The Licensee shall not be in breach of this Condition by reason only of performing a must-take obligation to purchase electricity under a relevant electricity agreement or acquiring electricity from own generation in circumstances where the Licensee has a must-take obligation to purchase the fossil fuel which is used to generate the electricity in question under a relevant fuel agreement.

7. For the purpose of this Condition, an agreement which imposes an obligation on the Licensee to make a payment to another party to the agreement in the event that the Licensee does not purchase electricity (or a minimum quantity of electricity) under the agreement shall be deemed to be an agreement under which the Licensee has a must-take obligation to purchase electricity and any quantity of electricity purchased by the Licensee pursuant to the agreement shall be deemed to have been purchased in performance of a must-take obligation to purchase electricity if the Licensee would have been obliged to make a payment to another party to the agreement had it not purchased such quantity of electricity.

8.   For the purpose of this Condition:

     "purchase"                                      includes the acquisition of
                                                     electricity from any source
                                                     whether by own-generation,
                                                     or any other means.

     "relevant electricity agreement"                means a restructuring
                                                     agreement or any agreement
                                                     under which the Licensee
                                                     has a must-take obligation
                                                     to purchase electricity and
                                                     which is (a) entered into
                                                     prior to the relevant date
                                                     and (b) submitted by the
                                                     Licensee to, and approved
                                                     by, the Director as a
                                                     relevant electricity
                                                     agreement.

     "relevant fuel agreement"                       means any agreement under
                                                     which the Licensee has a
                                                     must-take obligation to
                                                     purchase fossil fuel and
                                                     which is submitted by the
                                                     Licensee to,
                                                     and approved by, the
                                                     Director as a relevant fuel
                                                     agreement.

     "relevant date"                                 means the date on which the
                                                     Public Electricity Supply
                                                     Licence comes into force.

Condition 7: Distribution System planning standard and quality of service
-------------------------------------------------------------------------

1. The Licensee shall plan and develop its Distribution System in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference, insofar as applicable to it, or such other standard of planning as the Licensee may, following consultation with such (if any) other Transmission Licensees as the Director shall consider appropriate and with the approval of the Director, adopt from time to time.

2. The Licensee shall within 3 months after the Public Electricity Supply Licence comes into force draw up and submit to the Director for his approval a statement setting out criteria by which the quality of performance of the Licensee in maintaining Distribution System security and availability and quality of service may be measured.

3. The Licensee shall within 2 months after the end of each financial year submit to the Director a report providing details of the performance of the Licensee during the previous financial year against the criteria referred to in paragraph 2.

4. The Director may (following consultation with the Licensee and such (if any) other licence holders as the Director shall consider appropriate) issue directions relieving the Licensee of its obligation under paragraph 1 in respect of such parts of the Licensee's Distribution System and to such extent as may be specified in the directions.

Condition 7A: Security and safety of supplies
---------------------------------------------

1. The Licensee shall establish and operate an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident that:

     (a) causes danger or requires urgent attention, or is likely to cause danger or require urgent attention, in relation to the supply or distribution of electricity in the Licensee's authorised area; or

     (b) affects, or is likely to affect the maintenance of the security, availability and quality of service of the Licensee's Distribution System.

2. The service established by the Licensee in accordance with paragraph 1 shall:

     (a) be provided without charge by the Licensee to the user at the point of use;

     (b) ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person;

     (c) be available to receive and process telephone reports and enquiries at all times on every day of each year; and

     (d)  be operational no later than 31 March 1998.

3. In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not discriminate:

     (a)  between any persons or class or classes thereof; or

     (b) between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply Business) and any private electricity supplier or any customer thereof.

4. In the establishment and operation of the enquiry service in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

5. The Licensee shall by 1 January 1998 prepare and submit to the Director for his approval a statement setting out details of the service to be provided in accordance with paragraph 1, and the Licensee shall, following the Director's approval, give or send a copy of such statement to any person requesting it.

6. The Licensee shall give to the Director notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

     (a)  a period of one month from the date of the notice has expired; or

     (b) prior to the expiry of such period, the Licensee has obtained the written approval of the Director to the amendments.

7. The Licensee shall make arrangements to keep each of its customers informed of a postal address and telephone number at which the service established in accordance with paragraph 1 may be contacted.

8. The Licensee may discharge the duty imposed by paragraph 7 by providing the requisite information to each of its customers:

     (a) on the occasion of the customer first commencing to take a supply from the Licensee; and

     (b)  either:

          (i) where bills or statements in respect of charges for the supply of electricity are rendered to the customer, on a quarterly basis (it being sufficient that the information is included on or with that bill or statement); or

          (ii) where no bills or statements in respect of charges for the supply of electricity are rendered to the customer, on an annual basis and by publishing such information in such manner as will in the opinion of the Licensee secure adequate publicity for it.

9. The Licensee shall take steps to inform each of its customers, and each Authorised Electricity Operator which uses the service, of any change to the address or telephone number of the service established in accordance with paragraph 1 as soon as is practicable prior to such change becoming effective.

Condition 7B: Procedures for the detection and prevention of theft, damage and
------------------------------------------------------------------------------
meter interference
------------------

1. The Licensee shall (and shall ensure that its agents) take all reasonable steps to detect and prevent:

     (a)  the theft of electricity at premises which are supplied by it;

     (b) damage to any electrical plant, electric line or electricity meter through which such premises are supplied; and

     (c) interference with any electricity meter through which such premises are supplied.

2. Where a person other than the Licensee is the owner of any electrical plant, electric lines or meter the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

     (a) there has been damage to such electrical plant, electric line or meter; or

     (b) there has been interference with the meter to alter its register or prevent it from duly registering the quantity of electricity supplied.

3. Where a person other than the Licensee is the supplier of electricity to premises within the authorised area the Licensee shall, as soon as is reasonably practicable, inform that person of any incident where it has reason to believe:

     (a) there has been damage to any electrical plant, electric line or meter through which such premises are supplied with electricity; or

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     (b)  there has been interference with the meter through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied.

Condition 7C: Provisions relating to the connection of metering equipment
-------------------------------------------------------------------------

1. On application made by any person the Licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the Licensee's Distribution System.

2. In making an offer to enter into an agreement specified in paragraph 1, the Licensee shall set out:

     (a) the date from which the applicant is authorised to undertake connections;

     (b) the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

     (c) such other detailed terms as are or may be appropriate for the purposes of the agreement.

3. The Licensee shall offer terms for agreements in accordance with paragraph 1 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

4. In the offering of the terms in accordance with paragraph 1, the Licensee shall not show undue preference to or exercise undue discrimination against any person or class of persons.

5. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

     (a) (in respect of non-half-hourly metering equipment) which comes into effect prior to 1 April 2000; or

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

     (b) where to do so would be likely to cause the Licensee to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 2B of Part VI.

6. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this Condition, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable.

7. In so far as any person entitled or claiming to be entitled to an offer under this Condition wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

8. If the Licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 7D: Agreements for the provision of meters
----------------------------------------------------

1. The Licensee shall not, in the course if its Supply Business, enter into an agreement with any person for the provision of an electricity meter at any premises (whatever the nature of that agreement) which is intended or is likely to restrict, distort or prevent competition in the supply of electricity.

Condition 8: Distribution Code
------------------------------

1. The Licensee shall in consultation with Authorised Electricity Operators liable to be materially affected thereby prepare and at all times have in force and (subject to paragraph 10) shall implement and comply with a Distribution Code:

     (a) covering all material technical aspects relating to connections to and the operation and use of the Licensee's Distribution System or (insofar as relevant to the operation and use of the Licensee's Distribution System) the operation of electric lines and electrical plant connected to the Distribution System of the Licensee or any other public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5; and

     (b)  which is designed so as:

          (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

          (ii) to facilitate competition in the generation and supply of electricity.

2. The Distribution Code in force at the date of the coming into force of the Public Electricity Supply Licence shall be sent to the Director for his approval. Thereafter the Licensee shall (in consultation with Authorised Electricity Operators liable to be materially affected thereby) periodically review (including upon the request of the Director) the Distribution Code and its implementation. Following any such review, the Licensee shall send to the Director:

     (a)  a report on the outcome of such review;

     (b) any proposed revisions to the Distribution Code from time to time as the Licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph (b) of paragraph 1; and

     (c) any written representations or objections from Authorised Electricity Operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the Distribution Code proposed by the Licensee and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the Distribution Code in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

5.   The Distribution Code shall include:

     (a)  a distribution planning and connection code containing:

          (i) connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection with the Licensee's Distribution System; and

          (ii) planning conditions specifying the technical and design criteria and procedures to be applied by the Licensee in the planning and development of the Licensee's Distribution System and to be taken into account by persons connected or seeking connection with the Licensee's Distribution System in the planning and development of their own plant and systems; and

     (b) a distribution operating code specifying the conditions under which the Licensee shall operate the Licensee's Distribution System and under which persons shall operate their plant and/or systems for the distribution of electricity in relation to the Licensee's Distribution System, insofar as the imposition of such conditions is necessary to protect the security and quality of supply and safe operation of the Licensee's Distribution System under both normal and abnormal operating conditions.

6. The Licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Director.

7. The Licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8. The Licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9. In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the Licensee's Distribution System), the Licensee shall not unduly discriminate against or unduly prefer:

     (a)  any one or any group of persons; or

     (b) the Licensee in the conduct of any business other than the Distribution Business in favour of or as against any one other or any other group of persons.

10. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations to implement and comply with the Distribution Code in respect of such parts of the Licensee's Distribution System and to such extent as may be specified in the directions.

11. Compliance with this Condition shall not require the Licensee to impose any contractual obligation on tariff customers to comply with the Distribution Code (as from time to time revised).

Condition 8A: The Metering Point Administration Service and the Master
----------------------------------------------------------------------
Registration Agreement
----------------------

1. The Licensee shall establish, and shall subsequently operate and maintain, a service to be known as the Metering Point Administration Service.

2. The Metering Point Administration Service shall, within the authorised area, fulfil the following functions:

     (a) the maintenance of such a register of technical and other data as is necessary to facilitate supply by any Electricity Supplier or Exempt Supplier to all premises within the authorised area and to meet the reasonable requirements of Electricity Suppliers in respect of such premises for information for settlement purposes, including (where so required):

          (i) the identity of the Electricity Supplier responsible under the Settlement Agreement for Scotland for the supply to each such premises;

          (ii)  the type of metering equipment installed at each such premises;
                and

          (iii) the address of each such premises;

     (b) the amendment of the register maintained in accordance with sub-paragraph (a) to reflect changes of supplier in respect of any premises;

     (c) the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

          (i)  any Electricity Supplier or agent thereof;

          (ii) any person identified in the Settlement Agreement for Scotland as an appropriate person for the receipt of data for settlement purposes; and

          (iii) any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of supplier in respect of any premises; and

     (d) the maintenance of an enquiry service for the provision to any customer of an Electricity Supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the Licensee secure adequate publicity for the operation of the enquiry service.

3. In fulfilling its obligation in accordance with paragraph 1 the Licensee shall not restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

4. The Licensee shall use its best endeavours, in conjunction and co-operation with all other public electricity suppliers, to prepare a form of agreement to be known as the Master Registration Agreement.

5.   The Master Registration Agreement shall be an agreement made between:

     (a) on the one part, the Licensee and all other public electricity suppliers in their capacity as providers of metering point administration services; and

     (b) on the other part, all Electricity Suppliers who require the provision of metering point administration services from at least one public electricity supplier, together with such other persons as are, for settlement purposes, appropriate parties to the agreement and shall comprise all the matters set out at paragraph 6.

6.   The Master Registration Agreement shall comprise:

     (a) terms for the provision of metering point administration services in accordance with the requirements of paragraph 2 and the equivalent requirements in the licences of all other public electricity suppliers;

     (b) provisions to facilitate, and procedures and practices to be followed by Electricity Suppliers in relation to changes of Electricity Supplier in respect of any premises;

     (c) a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for settlement purposes or for any related purposes (the "Data Transfer Catalogue");

     (d) arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

     (e) provisions (which shall require to be approved in advance by the Director) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Director; and

     (f) such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, co-ordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

7. The Licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.

Condition 8B: Establishment of a Data Transfer Service
------------------------------------------------------

1. The Licensee shall use its best endeavours, in conjunction and co-operation with all other public electricity suppliers:

     (a) to establish, or to procure the establishment by a third party of, a service to be known as the Data Transfer Service; and

     (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance by a third party of such Data Transfer Service in accordance with the provisions of this Condition.

2.   The Data Transfer Service shall:

     (a) provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

     (b)  operate and maintain that network; and

     (c) provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3. The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

     (a) a Metering Point Administration Service (MPAS) Operator and an Electricity Supplier (including the Licensee acting in the course of its Supply Business) or any agent thereof;

     (b) an MPAS Operator and any person identified in the Pooling and Settlement Agreement or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the MPAS Operator for settlement purposes;

     (c) the Electricity Pool of England and Wales or Scottish Electricity Settlements Limited (or any agent thereof) and an Electricity Supplier (or any agent thereof);

     (d) an Electricity Supplier (or any agent thereof) and another Electricity Supplier (or any agent thereof);

     (e)  an Electricity Supplier and any of its agents;

     (f)  different agents of the same Electricity Supplier;

     (g) public electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

     (h) Scottish Electricity Settlements Limited (or any agent thereof) and generators which are parties to the Settlement Agreement for Scotland.

4.   The purposes of this paragraph are:

     (a) meeting obligations with respect to the transfer of data for settlement purposes;

     (b)  communicating meter reading and meter standing data;

     (c)  facilitating the provision of metering point administration services;

     (d)  communicating distribution use of system information; and

     (e) fulfilling such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by Electricity Suppliers with the Master Registration Agreement.

5. The Data Transfer Service shall, where relevant, transmit data in a form which complies with the provisions of the Data Transfer Catalogue.

6. In fulfilling its obligation under paragraph 1 the Licensee shall not, or (if appropriate) shall ensure that the third party shall not, restrict, distort or prevent competition in the provision of meter operation, data retrieval, data processing, data aggregation or prepayment meter services.

7. Any obligation placed on the Licensee under Conditions 8C to 8F in respect of the provision of data transfer services shall (for the purposes of those Conditions) be treated as a requirement on the Licensee to use its best endeavours, in conjunction and co-operation with all other public electricity suppliers, to fulfil that obligation or to procure the fulfilment of that obligation by a third party, and Conditions 8C to 8F shall apply mutatis mutandis to the provision of data transfer services.

8. Further, in relation to the provision of data transfer services the reference at paragraph 1 of Condition 8F to the Licensee failing to enter into an agreement shall be a reference to the Licensee, in conjunction with all other public electricity suppliers, failing to enter into or failing to procure that a third party enters into an agreement.

9.   In this Condition:



"Metering Point Administration Service      means the Licensee or any other
(MPAS) Operator"                            public electricity supplier in its
                                            capacity as a provider of metering
                                            point administration services.

Condition 8C: Requirement to offer terms for the provision of Metering and Data
-------------------------------------------------------------------------------
Services
--------

1. On application made by any private electricity supplier, or in the case of sub-paragraphs 1(a) and (b) by any person, the Licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision within its authorised area of such of the following services as may be required:

     (a) the provision of metering equipment whether, at the discretion of the Licensee, by way of sale, hire or loan ("meter provision services");

     (b) the installation, commissioning, testing, repair and maintenance of metering equipment ("meter operation services");

     (c) the retrieval and verification of meter reading data from electricity meters and the delivery of such data to any relevant person for the purpose of data processing ("data retrieval services");

     (d)  the:

          (i) processing, validation and (where necessary) estimation of meter reading data; and

          (ii) creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply,

     and in each case the delivery of such data to any relevant person for the purpose of data aggregation ("data processing services");

     (e) the collation and summation of meter reading data (whether actual or estimated) and of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any relevant person for settlement purposes ("data aggregation services"); and

     (f) the access to a system which supports the supply of electricity to Designated Customers with prepayment meters ("prepayment meter services"), such system providing as may be reasonably appropriate for prepayment meters which require tokens, cards or keys for their operation and comprising facilities for:

          (i) (where requested) the purchase by private electricity suppliers and/or encoding with data of tokens, cards or keys;

          (ii) the use by customers of local outlets for the purchase of tokens and the crediting with value of cards or keys;

          (iii) the making of payments to suppliers in respect of sums received by the Licensee on behalf of customers; and

          (iv) where relevant, the transfer of customer data to private electricity suppliers.

2. On application made by any Electricity Supplier the Licensee shall (subject to paragraph 6) offer to provide metering point administration services within the authorised area pursuant to and in accordance with the Master Registration Agreement.

3.   On application made by any person the Licensee shall (subject to paragraph
     6) offer to enter into an agreement for the provision of data transfer services.

4. In making an offer to enter into any agreement specified in paragraphs 1 to 3, the Licensee shall set out:

     (a) the date by which the services required shall be provided (time being of the essence unless otherwise agreed between parties);

     (b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

          (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of Condition 8E or any revision thereof; and

          (ii) to be set in conformity with the requirements of Condition 8E;
               and

     (c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. The Licensee shall offer terms for agreements in accordance with paragraphs 1 to 3 as soon as practicable and (save where the Director consents to a longer period) in any event not more than 28 days after receipt by the Licensee from any person of an application containing all such information as may reasonably be required for the purpose of formulating the terms of the offer.

6. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement if to do so would be likely to cause the Licensee to be in breach of any of the provisions referred to at sub-paragraph 7(a) of Condition 2B of Part VI.

7. The Licensee shall undertake each of the services referred to in paragraphs 1 to 3 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of this Licence and of the Act in so far as they relate to the provision of those services.

8. In the provision of any of the services referred to in paragraphs 1 to 3 (excepting prepayment meter services) the Licensee shall not restrict, distort or prevent competition in the supply of electricity.

9. The services referred to in paragraphs 1 to 3 shall collectively be described as Metering and Data Services.

Condition 8D: Non-discrimination in the provision of Metering and Data Services
-------------------------------------------------------------------------------

1. In the provision of any of the Metering and Data Services the Licensee shall not discriminate:

     (a)  between any persons or class or classes thereof; or

     (b) as between the Licensee (in the provision of such services by the Licensee as part of its Distribution Business to itself for the purpose of its Supply or Second Tier Supply Business) and any persons or class or classes thereof.

2. Without prejudice to paragraph 1, and subject to the provisions of Condition 8E, the Licensee shall not make charges for the provision of any of the Metering and Data Services to any person or class or classes thereof which differ from the charges for such provision:

     (a)  to any other person or class or classes of person; or

     (b) to the Licensee in the provision of such services by the Licensee (as part of its Distribution Business to itself for the purposes of its Supply or Second Tier Supply Business)

     except in so far as such differences reasonably reflect differences in the costs associated with such provision.

3. In relation to the provision of prepayment meter services, data processing services, data aggregation services and data retrieval services paragraphs 1 and 2 shall have effect as if after "Distribution Business" were inserted therein "or any other business."

Condition 8E: Basis of charges for Metering and Data Services: requirements for
-------------------------------------------------------------------------------
transparency
------------

1. The Licensee shall as soon as reasonably practicable prepare statements in a form approved by the Director setting out:

     (a) the basis upon which charges for the provision of each of the Metering and Data Services will be made; and

     (b) information relating to the other terms that will apply to the provision of each service,

in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services and of the other terms, likely to have a material impact on the conduct of his business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2.   The statements referred to in paragraph 1 shall include:

     (a)  a schedule of charges for such services; and

     (b) an explanation of the methods by which and the principles on which such charges will be calculated.

3. The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 and 2 to such extent and subject to such terms and conditions as he may specify in that direction.

4. The Licensee shall not in setting its charges for or in setting the other terms that will apply to the provision of any of the Metering and Data Services restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meter operation, data retrieval, data processing or data aggregation services.

5. The Licensee may periodically review the information set out in and, with the approval of the Director, alter the form of the statements prepared in accordance with paragraph 1 and shall, at least once in every year that this Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

6. The Licensee shall send a copy of the statements prepared in accordance with paragraph 1, and of each revision of such statements in accordance with paragraph 5, to the Director.

7. The Licensee shall give or send a copy of the statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements in accordance with paragraph 5, to any person who requests a copy of such statement or statements.

8. The Licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Director for the purposes of this Condition based on the Director's estimate of the Licensee's reasonable costs of providing such a statement.

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

Condition 8F: Functions of the Director
---------------------------------------

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 8C, the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard in particular to the following considerations:

     (a) that such person should pay in respect of the services required the whole or the appropriate proportion of such sum as is determined in accordance with paragraph 4 of Condition 8E;

     (b) that the performance by the Licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at sub-paragraph 7(a) of Condition 2B of Part VI ; and

     (c) that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into pursuant to a request under Condition 8C should be, so far as circumstances allow, in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under Condition 8C wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If any party to such agreement proposes to vary the contractual terms of any agreement for any Metering and Data Services entered into pursuant to Condition 8C or this Condition in any manner provided for under such agreement, the Director may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

4. The Director may (following consultation with the Licensee) issue directions relieving the Licensee of its obligations under Condition 8C in respect of such parts of that Condition and to such extent as may be specified in the directions.

Condition 9. Restriction on use of certain information and independence of the
------------------------------------------------------------------------------
Distribution Business
---------------------

1. Any information relating to or deriving from the management or operation of the Distribution Business shall, for the purposes of this Condition, be treated as confidential information.

2. The Licensee shall not (and shall procure that its affiliates and related undertakings shall not) disclose or authorise access to confidential information:

     (a) save to the extent provided by sub-paragraphs 3(b) to (d), to such of its (or its affiliates' or related undertakings') employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of the Supply Business; or

     (b)  save to the extent permitted by paragraph 3, to any other person.

3. The Licensee shall (and shall procure that its affiliates and related undertakings shall) disclose or authorise access to confidential information only:

     (a)  In the following circumstances, namely;

          (i) to such of its (or its affiliates' or related undertakings') employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities and require access to the information for that purpose;

          (ii) to personnel of any other holder of a public electricity supply licence ( a PES licence holder) engaged in the external distribution activities of that PES licence holder to the extent necessary for the performance by such personnel of those external distribution activities, and the use by such personnel of that information for that purpose;

          provided that effective arrangements are maintained in place at all times for ensuring that no further disclosure of any information supplied or obtained pursuant to this paragraph is made and that such information is used only for the purpose of the Distribution Business or any external distribution activities of the Licensee;

     (b) where the Licensee (or any affiliate or related undertaking of the Licensee) is required or permitted to disclose such information by virtue of:

          (i)    any requirement of a Competent Authority;

          (ii) the conditions of any licence granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

          (iii)  any other requirement of law; or

          (iv) the rules of the Electricity Arbitration Association or of any judicial or other arbitral process or tribunal of competent jurisdiction;

     (c) where such information was provided by or relates to any person who has notified (or otherwise agreed with) the Licensee that it need not be treated as confidential; or

     (d) where such information, not being information provided by or relating to any person other than the Licensee, is placed by the Licensee in the public domain and in each case the Licensee shall disclose or authorise access to the confidential information only insofar as is necessary or appropriate in all the circumstances.

4. The Licensee shall use all reasonable endeavours to ensure that any person who is in possession of or has access to confidential information in accordance with sub-paragraph 3(a) shall use such information only for the purposes of the Distribution Business or any external distribution activities.

5. For the purpose of facilitating its compliance with paragraphs 1 to 4, the Licensee shall establish and shall thereafter maintain the full managerial and operational independence of the Distribution Business and any external distribution activities from each other business (whether or not a Separate Business) of the Licensee and of its affiliates and related undertakings.

6. In order to facilitate its compliance with paragraphs 1 to 5, the Licensee shall ensure that:

     (a) the Distribution Business is provided with such premises, systems, equipment, facilities, property, personnel, data and management resources as are necessary for the efficient and effective management and operation of the Business;

     (b) no business of the Licensee (or of any affiliate or related undertaking of the Licensee), other than the Distribution Business or any external distribution activities, may use or have access to:

          (i) premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities;

          (ii) systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities also have access;

          (iii) equipment, facilities or property employed for the management or operation of the Distribution Business or any external distribution activities; or

          (iv) the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the Distribution Business or any external distribution activities; and

     (c) it can and does, insofar as is legally possible, prevent any person who has ceased to be engaged in, or in respect of, the management or operation of the Distribution Business from being engaged in, or in respect of, the activities of any other business of the Licensee (or of any affiliate or related undertaking of the Licensee) until the expiry of an appropriate time from the date on which he ceased to be engaged by the Distribution Business.

7. The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 to 6, to such extent and subject to such terms and conditions as he may specify in that direction, where:

     (a) it is not reasonably practicable for the Licensee to comply with any aspect of those obligations;

     (b) in the case of paragraphs 2 to 4, a failure to comply with any aspect of those obligations would be of a trivial nature; or

     (c) in the case of paragraph 5 and sub-paragraph 6(b), any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by both the Distribution Business and any other business of the Licensee (or of any affiliate or related undertaking of the Licensee):

          (i) do not involve a cross-subsidy being either given to the Distribution Business by such other business or received from the Distribution Business by such other business;

          (ii) obtain for the Distribution Business, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

          (iii) do not restrict, distort or prevent competition in the generation or supply of electricity,

     provided that the Licensee shall not thereby be relieved of any obligation imposed on it by Directive 96/92/EC.


8. Where, subsequent to the issue of a direction pursuant to paragraph 7, the criteria set out at sub-paragraph 7(a), (b) or (c) cease to be satisfied, the Director may withdraw the direction or modify any terms and conditions which may be specified in it.

9. For the purposes of paragraphs 7 and 8 the Director shall, following consultation with the Licensee, determine any question as to whether the criteria set out at sub-paragraph 7(a), (b) or (c) are or continue to be satisfied.

10   (a)  This paragraph applies only in circumstances in which the Licensee does not itself carry out any of the Metering and Data Services attributed to the Distribution Business ("Distribution Business Metering and Data Services") but those services are provided for it by an agent acting independently of the Licensee which is not an affiliate of the

          Licensee and in which the Licensee holds no shares or other financial interest ("a metering agent")

     (b) Where paragraph (a) applies, the Licensee may disclose confidential information to its metering agent notwithstanding that the metering agent provides Metering and Data Services to the Supply Business or to others, provided that the Licensee maintains, and procures that the metering agent also maintains, in place at all times effective arrangements so that the metering agent does not disclose information relating to the Distribution Business to the Licensee in its capacity as electricity supplier except to the extent necessary for the metering agent to provide Metering Services as part of the Distribution Business to the Supply Business of the Licensee.

11.  In this Condition:


     "appropriate time"                  means 3 months, or such shorter period
                                         as the Director may approve in respect
                                         of any person or class of persons.

     "Competent Authority"               means the Secretary of State, the
                                         Director, the Compliance Officer, the
                                         Stock Exchange, the Panel on Take-overs
                                         and Mergers, or any local or national
                                         agency, regulatory body, authority,
                                         department, inspectorate, minister,
                                         ministry, official or public or
                                         statutory person (whether autonomous or
                                         not) of, or of the government of, the
                                         United Kingdom, the United States of
                                         America or the European Community.

     "confidential information"          bears the meaning given at paragraph 1.

     "Electricity Arbitration            means the unincorporated members' club
      Association"                       of that name formed inter alia to
                                         promote the efficient and economic
                                         operation of the procedure for the
                                         resolution of disputes within the
                                         electricity supply industry by means of
                                         arbitration or otherwise in accordance
                                         with its arbitration rules.

     "external distribution activities"  means any business of the Licensee or any affiliate or related undertaking of
                                         the Licensee comprising or ancillary to
                                         the maintenance, repair or operation
                                         of, or other activities in connection
                                         with any electricity distribution or
                                         transmission system other than the
                                         Licensee's Distribution System ("an
                                         external distribution system").

Condition 9A: Restriction on use of certain information relating to the Supply
------------------------------------------------------------------------------
Business
---------

1. Where the Licensee or any affiliate or related undertaking of the Licensee or any agent or other person acting on its behalf receives, in the course of providing Metering and Data Services on behalf of the Supply Business, information from any person, such information shall be treated as relevant information for the purposes of this Condition and, subject to paragraph 7, the provisions of this Condition shall apply to that information, save where the person providing the information notifies (or otherwise agrees with) the Licensee that the information need not be treated as relevant.

2. The Licensee shall not (and shall procure that its affiliates and related undertakings and any person acting on its or their behalf shall not) use relevant information in a manner which may obtain for the Licensee or any affiliate or related undertaking of the Licensee any commercial advantage in the operation of the Supply Business.

3. The Licensee shall not (and shall procure that its affiliates or related undertakings and any person acting on its or their behalf shall not) authorise access to relevant information to any of its (or its affiliates' and related undertakings') employees, agents, consultants or contractors save insofar as such persons require access to the information for the effective operation of the Metering and Data Services provided by the Supply Business.

4. The Licensee shall use all reasonable endeavors to ensure that any person with authorised access to relevant information in accordance with paragraph 3 shall use such information only for the purposes for which it was provided.

5. The Licensee shall not (and shall procure that its affiliates and related undertakings and any person acting on its or their behalf shall not) disclose relevant information other than:

     (a) subject to paragraph 6, to any professional or other advisers who require such information for the purpose of providing advice which is necessary for the effective operation of the Metering and Data Services provided by the Supply Business;

     (b)  to the Director; and

     (c) where the Licensee ( or any affiliate or related undertaking of the Licensee) is required or permitted to disclose such information:

          (i) in compliance with its duties under the Act or any other requirement of a Competent Authority;

          (ii) in compliance with the conditions of any licence granted under the Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

          (iii) in compliance with any other requirement of law;

          (iv) in response to a requirement of any Stock Exchange, the Panel on Take-overs and Mergers or any regulatory authority; or

          (v) pursuant to the arbitration rules for the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal of competent jurisdiction.

6. Where relevant information is disclosed in accordance with sub-paragraph 5(a), the Licensee shall ensure that any persons to whom that information is disclosed are aware that it is relevant information, and shall take reasonable steps to ensure that such persons do not disclose that information save in accordance with the provisions of this Condition.

7. The Director may, upon the written request of the Licensee, issue a direction relieving the Licensee of its obligations under paragraphs 1 to 6 to such extent and subject to such terms and conditions as he may specify in that direction.

8. The Licensee shall no later than 31 May 2000 prepare a statement in a form approved by the Director setting out the practices, procedures and systems the Licensee has adopted (or intends to adopt) to ensure its compliance:

          (a)  with paragraphs 2 to 6 of this Condition; and

          (b) in the provision of Metering and Data Services as part of the Supply Business, with its obligations not to restrict, distort or prevent competition.

9. The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statement prepared in accordance with paragraph 8 and shall, at least once every year during which this Licence is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

10. The Licensee shall take all reasonable steps to ensure that it complies with the practices and procedures set out in the statement prepared in accordance with paragraph 8 (as from time to time revised).

11. The Licensee shall send a copy of the statement prepared in accordance with paragraph 8, and of each revision of such statement in accordance with paragraph 9, to the Director.

12. The Licensee shall give or send a copy of the statement prepared in accordance with paragraph 8, or (as the case may be) of the latest revision of such statement in accordance with paragraph 9, to any person who requests a copy of such statement.

13. Wherever required by the Director to do so (but not more than once in each calendar year) the Licensee shall produce a report as to its compliance with the practices and procedures set out in the statement prepared in accordance with paragraph 8, and such report shall:

          (a) detail the procedures followed by the Licensee for monitoring its compliance with paragraph 10;

          (b) refer to such other matters as are or may be appropriate in relation to the operation of the practices, procedures and systems adopted by the Licensee;

          (c) outline the content of any representations received by the Licensee in respect of the practices and procedures set out in the statement prepared in accordance with paragraph 8, and detail such steps as were taken by the Licensee in response to those representations; and

          (d) specify any remedial action taken by the Licensee to ensure its conformity with the statement prepared in accordance with paragraph 8.

14. The Licensee shall submit to the Director a copy of the report produced in accordance with paragraph 13, and shall give or send a copy of the report to any person who requests such a copy.

15.  In this Condition:

     "Competent Authority"            means the Secretary of State, the Director
                                      and any local or national agency,
                                      authority, department, inspectorate,
                                      minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United Kingdom, the United States of
                                      America or the European Community.

     "Electricity Arbitration         means the unincorporated members' club of
                                      that

     Association"                     name formed inter alia to promote the
                                      efficient and economic operation of the
                                      procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules.

     "relevant information"           means all information required to be
                                      treated as such under paragraph 1, but
                                      shall exclude all information that is in or enters into the public domain otherwise than as a consequence of unauthorised disclosure by the Licensee or any affiliate or related undertaking of the Licensee (or by any person to whom the same is disclosed or suffered to be disclosed by the Licensee or such affiliate or related undertaking).

Condition 10: Conditions of supply affecting customers' statutory rights
------------------------------------------------------------------------

1.   The Licensee shall not include in or send with any notice given under
     Section 16(3) of the Act, or any form provided to customers for use in giving notice under Section 16(2) of the Act, or any notice sent to customers prior to their entering into a tariff or special agreement, an invitation to agree to anything which, by virtue of the Act, may only be done or (as the case may be) not done:

     (a)  with the agreement of that customer; or

     (b) in any case where that customer withholds his agreement or makes that agreement subject to terms and conditions to which the Licensee objects, with the approval or consent or by order of the Secretary of State unless the form and terms of such invitation have first been submitted to and approved by the Director.

2.   Nothing in paragraph 1 shall prevent the Licensee from:

     (a) inviting or requiring a customer to take a supply of electricity under a special agreement in accordance with Section 22 of the Act;

     (b) including in any such notice any provision or condition which the Licensee is required or permitted to include in such notice by virtue of Section 16(4) of the Act; or

     (c) including in any such notice concerning the provision of a supply to premises:

          (i)  not previously supplied by the Licensee; or

          (ii) where any modification is required to any electric line, electrical plant or electric meter through which such premises are supplied, or where any change is required to the location thereof an invitation to any customer to agree to any provision or condition concerning the installation or location of any or all of an electric line, electrical plant or an electric meter in any such case without having submitted the form and terms of such agreement or notice to the Director.

3. The Licensee shall include in any form provided to a customer for use in giving notice under Section 16(2) of the Act a prominent statement of the right of such customer to apply to the Director for the determination of any dispute arising out of the proposed terms of supply.

Condition 11: Licensee's apparatus on customers' side of meter
--------------------------------------------------------------

1. This Condition applies where the Licensee, whether on its own behalf or as a provider of meter operation services to another Electricity Supplier, installs a second meter or other apparatus for the purpose of ascertaining or regulating the amount of electricity supplied, the period of supply, or any other quantity or time connected with the supply on the customer's side of the non-half-hourly metering equipment registering the quantity of the supply to that customer.

2. Any second meter or other apparatus installed by the Licensee in the position and for a purpose described in paragraph 1 shall be such that the power consumed by it, when aggregated with the power consumed by any other meter or apparatus installed by the Licensee in the like position and for a like purpose in relation to the customer, does not exceed 10 watts except where otherwise agreed with the customer.

Condition 12: Code of practice on payment of bills and guidance for dealing with
--------------------------------------------------------------------------------
customers in difficulty
-----------------------

1. The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice concerning the payment of electricity bills by its Domestic Customers, including appropriate guidance for the assistance of such customers who, through misfortune or inability to cope with electricity supplied on credit terms, may have difficulty in paying such bills.

2. The code of practice shall include procedures by which the Licensee can distinguish, so far as reasonably practicable, customers in difficulty (the "relevant customers") from others in default and can:

     (a) provide general information as to how relevant customers might reduce their bills in the future by the more efficient use of electricity;

     (b) where such a facility is available, accept in payment for electricity supplied sums which are deducted at source from social security benefits payable to relevant customers;

     (c) detect failures by relevant customers to comply with arrangements entered into for paying by instalments charges for electricity supplied;

     (d) make such arrangements as to take into account the customers' ability to comply with them;

     (e) ascertain, with the assistance of any information provided by other persons or organisations, the ability of customers to comply with such arrangements; and

     (f) provide for customers who have failed to comply with such arrangements, or procure for them the provision of, a prepayment meter (where safe and practicable to do so).

3. In formulating the procedures referred to at paragraph 2 the Licensee shall have particular regard:

     (a) to the purpose of avoiding in so far as is practicable, the disconnection of premises occupied by relevant customers otherwise than following compliance by the Licensee with such procedures; and

     (b) to the interests of relevant customers who are of pensionable age or disabled or chronically sick and to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by such customers during the winter months of each year, and the procedures shall be designed for the achievement of such purposes.

4.   This Condition is subject to the provisions of Condition 17A.

Condition: 12A: Code of practice on the use of prepayment meters
----------------------------------------------------------------

1. The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice concerning the use of prepayment meters by its Domestic Customers, including appropriate guidance for the assistance of its prepayment meter customers who wish to take a supply of electricity on other terms.

2. The code of practice shall set out the Licensee's policy on the installation of prepayment meters and shall include procedures by which the Licensee will where appropriate:

     (a) provide general information for customers on the operation, usefulness, advantages and disadvantages of prepayment meters, including details of:

          (i) token outlets and card or key charging facilities within the areas supplied with electricity by the Licensee;

          (ii) the actions available to customers on the malfunction of a prepayment meter or a prepayment card or key; and

          (iii) any standards of performance (and associated payments) applying to the Licensee in relation to premises supplied by it through prepayment meters;

     (b) arrange for the calibration of any prepayment meter provided in accordance with sub-paragraph 2(f) of Condition 12 so as to take into account, having due regard to all information available to the Licensee (including any information provided by other persons or organisations), the relevant customer's ability to pay any charges due from him under the arrangements contemplated by that Condition in addition to the other charges lawfully being recovered through the prepayment meter;

     (c)  arrange for the re-calibration of prepayment meters:

          (i) in the case of an individual customer, at the conclusion of any such arrangements applying to that customer; and

          (ii) generally, following changes in the price at which the Licensee supplies electricity to prepayment meter customers; and

     (d) remove prepayment meters, setting out the timescale and the conditions under which such removal might be expected to take place.

3.   This Condition is subject to the provisions of Condition 17A.

Condition 13: Record of and report on performance
-------------------------------------------------

1. The Licensee shall keep a record of its general operation of the arrangements mentioned in Conditions 12, 12A, 13A, 14, 15, 16 and 17 and if the Director so directs in writing, of its operation of any particular cases specified, or of a description specified, by him.

2. The Licensee shall keep a statistical record of its performance in relation to the provision of electricity supply to its Domestic Customers under the terms of contracts or in accordance with tariffs fixed under Section 18 of the Act.

3. The Licensee shall, from time to time as required by the Director, provide to the Director and to the Relevant Consumers' Committee such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Director may request in writing.

4. As soon as is reasonably practicable after the end of each calendar year, the Licensee shall submit to the Director and the Relevant Consumers' Committee' a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

     (a) publish the report so submitted in such manner as will in the reasonable opinion of the Licensee secure adequate publicity for it; and

     (b)  send a copy of it free of charge to any person requesting one,

     except that, in performing its obligations under sub-paragraphs (a) and
     (b), the Licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual Domestic Customers referred to therein cannot readily be identified.

5. The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Director for the purposes of this Condition.

Condition 13A: Provision of services for persons who are blind or deaf
----------------------------------------------------------------------

1. The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice detailing the special services the Licensee will make available for its Domestic Customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.

2. The code of practice shall include arrangements by which the Licensee will, on request, in each case free of charge:

     (a) make available to its blind and partially sighted customers, by telephone or other appropriate means, information concerning the details of any bill relating to the supply of electricity to them and a facility for enquiring or complaining in respect of any such bill or any service provided by the Licensee; and

     (b) make available to its deaf and hearing impaired customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any bill relating to the supply of electricity to them or any service provided by the Licensee.

3.   This Condition is subject to the provisions of Condition 17A.

Condition 14: Provision of services for persons who are of pensionable age or
-----------------------------------------------------------------------------
disabled or chronically sick
----------------------------

1. The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice detailing the special services the Licensee will make available for Domestic Customers who are of pensionable age or disabled or chronically sick. The code of practice shall include arrangements by which the Licensee will on request of such customers, where reasonably practicable and appropriate, and in each case free of charge:

     (a) provide special controls and adaptors for electrical appliances and meters (including prepayment meters) and reposition meters;

     (b) provide special means of identifying persons acting on behalf of the Licensee;

     (c)  give advice on the use of electricity;

     (d) send bills in respect of the supply of electricity to a customer to any person who is willing to be sent such bills and is nominated by that customer (without prejudice, however, to the right of the Licensee to send such bills both to the customer and to the nominated person where that appears appropriate to the Licensee); and

     (e) provide, where neither the customer nor anyone living with him is able to read the electricity meter, for the meter to be read once in each quarter and for the customer to be informed of the readings so obtained.

2. The code of practice shall further include arrangements whereby the Licensee will:

     (a) establish a list (the "Priority Service Register") of customers who , by virtue of being of pensionable age or disabled or chronically sick, require:

          (i) information and advice in respect of the matters set out at paragraph 1; or

          (ii) advance notice of planned interruptions to the supply of electricity;

     (b) notify its customers at least once each year of the existence of the Priority Service Register and of how they may be included on it; and

     (c) maintain the Priority Service Register, comprising the relevant details of each customer who requests (or, in the case of a customer supplied by a private electricity supplier, whose supplier requests) his inclusion on it and:

          (i) give to those of its own customers so registered, in respect of the matters set out at paragraph 1; and

          (ii) give to all customers so registered, in respect of interruptions to the supply of electricity,

          such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice.

3.   This Condition is subject to the provisions of Condition 17A.

Condition 14A: Code of practice on procedures with respect to site access
-------------------------------------------------------------------------

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice setting out the principles and procedures the Licensee will follow in respect of any person acting on its behalf who requires access to customers' premises.

2. The code of practice shall include procedures calculated to ensure that persons visiting customers' premises on behalf of the Licensee:

     (a)  possess the skills necessary to perform the required duties;

     (b)  are readily identifiable to members of the public;

     (c)  use passwords provided for vulnerable customers;

     (d)  are appropriate persons to visit and enter customers' premises; and

     (e) are able to inform customers, on request, of a contact point for help and advice they may require in relation to the supply of electricity.

3.   This Condition is subject to the provisions of Condition 17A.

Condition 15: Standards of performance
--------------------------------------

1. The Licensee shall conduct its Supply and Distribution Businesses in the manner which it reasonably considers to be best calculated to achieve any standards of overall performance or standards of performance in connection with the promotion of the efficient use of electricity by customers, as may be determined by the Director pursuant to Sections 40 and 41 respectively of the Act.

2. The Licensee shall not enter into a use of system agreement with any Electricity Supplier that does not provide for the Licensee to make payments in respect of the performance of the Distribution Business to the Electricity Supplier for the benefit of any customer of that Electricity Supplier equivalent to such sums as would have been paid pursuant to the standards of performance prescribed by the Director in accordance with regulations made under Section 39 of the Act had that customer been a customer of the Licensee in those situations where the Licensee would have been obliged to make such a payment.

3. In making payments in accordance with any standards of performance or in accordance with paragraph 2, the Licensee shall not discriminate:

     (a)  between any persons or class or classes thereof; or

     (b)  as between the Licensee and any persons or class or classes thereof.

Condition 16: Efficient use of electricity
------------------------------------------

1. The Licensee shall, no later than 1 September 2000, prepare and submit to the Director for his approval a code of practice setting out the ways in which the Licensee will make available to customers such guidance on the efficient use of electricity, in each case given or prepared by a suitably qualified person, as will, in the opinion of the Licensee enable customers to make informed judgments on measures to improve the efficiency with which they use the electricity supplied to them.

2.   The code of practice shall include, but shall not be limited to:

     (a) the preparation and making available free of charge to any customer who requests it of a statement, in a form approved by the Director, setting out information and advice for the guidance of customers in the efficient use of electricity supplied to them;

     (b) the making of arrangements for maintaining sources from which customers may obtain further information about the efficient use of electricity supplied to them, including the maintenance of a telephone information service; and

     (c) the preparation and making available free of charge to any customer who requests it of a statement or statements of sources (to the extent that the Licensee is aware of the same) outside the Licensee's organisation from which customers may obtain additional information or assistance about measures to improve the efficiency with which they use the electricity supplied to them, such statement or statements to include basic information which is publicly available on financial assistance towards the costs of such measures available from central or local Government or through bodies in receipt of financial support from

          Government in connection with measures to promote the efficiency of energy use.

3. Where the Director (who may have regard to the need for economy, efficiency and effectiveness before giving directions under this paragraph) gives directions to do so, the Licensee shall:

     (a)  review and prepare a revision of the code of practice;

     (b) take steps to bring to the attention of customers information on the efficient use of electricity supplied to them; and

     (c) send to each customer a copy of any information in relation to the efficient use of electricity published by the Director pursuant to
          Section 48 of the Act

     in such manner and at such times as will comply with those directions.

4.   This Condition is subject to the provisions of Condition 17A.

Condition 17: Complaint handling procedure
------------------------------------------

1. The Licensee shall, no later than 1 January 1998, prepare and submit to the Director for his approval a code of practice detailing the procedure for handling complaints from customers about the manner in which the Licensee conducts its Supply and Distribution Businesses.

2. Any procedure established in accordance with this Condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3.   This Condition is subject to the provisions of Condition 17A.

Condition 17A: Preparation, review of and compliance with customer service codes
--------------------------------------------------------------------------------


1. This Condition applies to any code of practice required to be prepared by the Licensee pursuant to Conditions 12, 12A, 13A, 14, 14A, 16 and 17 of this Licence.

2. In first preparing such a code the Licensee shall, prior to submitting that code to the Director, consult the Relevant Consumers' Committee' and shall have regard to any representations made by the committee about such code or the manner in which it is likely to be operated.

3. Where before the expiry of 30 days of the Licensee first submitting such code to the Director for his approval the Director notifies the Licensee that the Director considers the code is not sufficient for the purposes of meeting the requirements of this Licence, the Licensee shall forthwith make such changes as the Director may require.

4. The Licensee shall, whenever requested to do so by the Director, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5. In carrying out any such review the Licensee shall consult the Relevant Consumers' Committee' and shall have regard to any representations made by it about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6. The Licensee shall submit any revision of such code which, after consulting the Relevant Consumers' Committee' in accordance with paragraph 5, it wishes to make, to the Director for his approval and following his approval in writing shall then revise the code.

7.   The Licensee shall:

         (a) as soon as practicable following the preparation of any code or any revision made to it send to the Director and the Relevant Consumers' Committee' a copy of such code or such revision (in each case in the form approved by the Director);

         (b) at least once in each year, draw the attention of those of its customers to whom such code applies to the existence of the code and of each substantive revision of it and to the means by which they may inspect a copy of such code in its latest form; and

         (c) give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8. No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9. The Licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this condition applies and approved by the Director or any revision to such code approved by the Director.

Condition 17B: Information given to Designated Customers
--------------------------------------------------------

1. The Licensee shall keep each of its Designated Customers (save insofar as he receives an unmetered supply) informed of the amount of electricity which, since he was last informed, its records show as having been consumed by that customer:

     (a)  according to the meter through which he is supplied; or

     (b) where no meter reading is available, according to the estimate of the Licensee.

2.   The Licensee shall keep each of its Designated Customers informed:

     (a) that the Relevant Consumers' Committee or the Director can assist in resolving complaints which the Licensee has not resolved to the customer's satisfaction; and

     (b) of how the appropriate office of the Committee or the Director can be contacted.

3. The Licensee may discharge its duties under paragraphs 1 and 2 by providing the relevant information on or with each bill or statement given to a customer in respect of charges for the supply of electricity, and annually to each customer to whom no such bills or statements are rendered.

Condition 17C: Publication of information to customers
------------------------------------------------------

1. Subject to paragraph 5, the Licensee shall by 31 December 1997 inform each customer of a number or numbers ("the Supply Number(s)") relevant to the registration, under the Master Registration Agreement, of a supplier of electricity to the premises owned or occupied by such customer.

2. The Licensee shall, at the same time as it informs a customer of the relevant Supply Number in accordance with paragraph 1, send to that customer a statement in writing which provides a clear and sufficient explanation of the nature and function of the Supply Number, such statement having received the prior approval of the Director.

3. The Supply Number shall consist of a number of data items, each of which shall be represented by a numerical identifier which shall:

     (a) have the number of digits specified in a direction issued by the Director;

     (b)  be approved by the Director; and

     (c)  be used by the Licensee in common with all Electricity Suppliers.

4. Subject to paragraph 5, the Licensee shall inform each of its customers of the Supply Number relevant to such customer:

     (a) in a form in accordance with the terms of a direction issued by the Director, on each bill or statement given to the customer in relation to the supply of electricity; and

     (b)  annually where the customer does not receive such a bill or statement.

5. The Director may issue a direction relieving the Licensee of its obligation under paragraphs 1 and 4 to such extent and subject to such terms and conditions as he may specify in that direction.

Condition 18: Relations with the Relevant Consumers' Committee
--------------------------------------------------------------

1. The Licensee shall meet with the Relevant Consumers' Committee whenever requested to do so by that committee, up to a maximum of 6 times in every year during the period of the Public Electricity Supply Licence.

2. Without prejudice to paragraph 1, the Licensee shall meet the Relevant Consumers' Committee at least once in every year during the period of the Public Electricity Supply Licence.

3. In at least one meeting with the Relevant Consumers' Committee in every year during the period of the Public Electricity Supply Licence, the Licensee shall be represented by one or more directors of the Licensee.

Condition 19: Provision of information to the Director and provision of comments
--------------------------------------------------------------------------------
to the Director on information and advice
-----------------------------------------

1. The Licensee shall, if so requested by the Director, give reasoned comments on the accuracy and text of any information and advice, so far as relating to the Supply/Distribution Business, which the Director proposes to publish pursuant to Section 48 of the Act.

2.   "[No longer used]".

3. The Licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

4. The Licensee may not be required by the Director to furnish him under this Condition with any information in relation to an enforcement matter which the Licensee could not be compelled to produce or give under Section 28(3) of the Act.

5. The power of the Director to call for information under paragraph 2 is in addition to the power of the Director to call for information under or pursuant to any other Condition.

6. In paragraphs 2 to 5, "information" shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

7.   For the purpose of this Condition:

     "excluded premises"                     means premises within the
                                             Licensee's authorised supply area
                                             which were at the relevant time
                                             occupied by any person holding a
                                             licence granted under Section 6 of
                                             the Act (or any predecessor of such
                                             persons) for the purpose of
                                             carrying on its licensed activities
                                             (or, in the case of any
                                             predecessor, activities comparable
                                             to its licensed activities).

Condition 20: Disposal of relevant assets
-----------------------------------------

1. The Licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this Condition.

2. Save as provided in paragraph 3, the Licensee shall give to the Director not less than 2 months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Director may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the Licensee may dispose of or relinquish operational control over any relevant asset:

     (a)  where:

          (i) the Director has issued directions for the purposes of this Condition containing a general consent (whether or not subject to conditions) to:

               (aa) transactions of a specified description; and/or

               (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

          (ii) the disposal or relinquishment of operational control in question is effected pursuant to a transaction of a description specified in the directions or the relevant assets in question is of a description so specified and the disposal or relinquishment of operational control is in accordance with any conditions to which the consent is subject; or

     (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation or by or under a transfer scheme.

4. Notwithstanding paragraph 1, the Licensee may dispose of or relinquish operational control over any relevant asset specified in any notice given under paragraph 2 in circumstances where:

     (a) the Director confirms in writing that he consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the Licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished of such conditions as the Director may specify); or

     (b) the Director does not inform the Licensee in writing of any objection to such disposal or relinquishment of operational control within the notice period referred to in paragraph 2.

5.   In this Condition:



     "disposal"                       includes any sale, gift, lease, licence,
                                      the grant of any right of possession,
                                      loan, security, mortgage, charge or the
                                      grant of any other encumbrance or the
                                      permitting of any encumbrance to subsist or any other disposition to a third party and "dispose" shall be construed accordingly.

     "relevant asset"                 means any asset for the time being forming
                                      part of the Licensee's Distribution

                                      System, any control centre for use in
                                      conjunction therewith and any right, title or interest in land upon which any of the foregoing is situate.

Condition 21: Compliance with Grid Codes
----------------------------------------

1. The Licensee shall comply with the provisions of the Grid Code and the Grid Code of each other Transmission Licensee insofar as applicable to the businesses of the Licensee referred to in the definitions of "Supply Business", "Wholesaling Business" and "Distribution Business" in paragraph 3 of Condition 2 of Part II.

2. The Director may (following consultation with the Licensee and such other Transmission Licensees as the Director shall consider appropriate) issue directions relieving the Licensee of its obligations under paragraph 1 in respect of such parts of the Grid Code or the Grid Code of any other Transmission Licensee and, in each case, to such extent as may be specified in those directions.

Condition 22: Compliance with Trading Code
------------------------------------------

1. The Licensee shall comply with the provisions of the Trading Code insofar as applicable to the businesses of the Licensee referred to in the definitions of "Supply Business", "Wholesaling Business" and "Distribution Business" in paragraph 3 of Condition 2 of Part II including any requirements thereunder for the Director's approval or consent, for compliance with directions issued by the Director or relating to determinations made by the Director.

2. The Director may (following consultation with such members of the trading system established by the Trading Code as the Director shall consider appropriate) issue directions relieving the Licensee of its obligations under paragraph 1 in respect of such parts of the Trading Code and to such extent as may be specified in those directions.

Condition 23: Arrangements relating to supplies to premises within the
----------------------------------------------------------------------
     Licensee's
     ----------

authorised supply area by persons other than the Licensee
---------------------------------------------------------

1. The Licensee shall, as soon as practicable after the Public Electricity Supply Licence has come into force and, in any event, not later than such date as the Director shall specify, establish relevant second tier supply arrangements.

2. The Licensee shall implement and comply with the relevant second tier supply arrangements established in accordance with paragraph 1.

3. The Licensee shall, in consultation with relevant second tier suppliers, periodically review (including upon the request of the Director) the relevant second tier supply arrangements established in accordance with paragraph 1. Following any such review, the Licensee shall send to the
     Director:

     (a)  a report on the outcome of such review;

     (b) any proposed revisions to the relevant second tier supply arrangements established in accordance with paragraph 1 as the Licensee (having regarding to the outcome of such review) reasonably thinks fit for the achievement of the objective referred to in sub-paragraph (a) of paragraph 10; and

     (c) any written representations or objections from relevant second tier suppliers (including any proposals by such suppliers for revisions to the relevant second tier supply arrangements established in accordance with paragraph 1 not accepted by the Licensee in the course of the review) arising during the consultation process and subsequently maintained.

4. Revisions to the relevant second tier supply arrangements established in accordance with paragraph 1 proposed by the Licensee and sent to the Director pursuant to paragraph 3 shall require to be approved by the Director.

5. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 3, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the Licensee to revise the relevant second tier supply arrangements established in accordance with paragraph 1 in such manner as may be specified in the directions, and the Licensee shall forthwith comply with any such directions.

6. The Licensee shall give or send a copy of the relevant second tier supply arrangements established in accordance with paragraph 1 to the Director.

7. The Licensee shall (subject to paragraph 8) give or send a copy of the relevant second tier supply arrangements established in accordance with paragraph 1 to any person requesting the same.

8. The Licensee may make a charge for any copy given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9. In establishing, implementing and complying with the relevant second tier supply arrangements established in accordance with paragraph 1, the Licensee shall not unduly discriminate against or unduly prefer any one or any group of persons in favour of or as against any one other or any other group of persons.

10.  In this Condition:



     relevant second tier supply arrangements"    means arrangements which the
                                                  Director shall agree to be the
                                                  most appropriate for
                                               securing the objective of
                                               eliminating barriers to the
                                               economic and efficient supply of
                                               electricity by relevant second
                                               tier suppliers to relevant
                                               premises caused by relevant
                                               constraints (and, where the
                                               context admits, it means such
                                               arrangements as from time to time
                                               revised).

"relevant second tier supplier"                means a person authorised to
                                               supply electricity to relevant
                                               premises by a licence granted
                                               under Section 6(2)(a) of the Act.

"relevant premises"                            means premises situated within
                                               the Licensee's authorised supply
                                               area.

"relevant constraints"                         means constraints arising from
                                               the costs of implementing
                                               technical arrangements for
                                               ensuring that the amount of
                                               electricity which is delivered by
                                               or for a relevant second tier
                                               supplier into a system at any
                                               given time for the purpose of
                                               giving a supply to any relevant
                                               premises matches the level of
                                               demand of these relevant premises
                                               at that time.

"system"                                       means the Transmission System of
                                               the Licensee or any other
                                               Transmission Licensee or the
                                               Distribution System of the
                                               Licensee or any other public
                                               electricity supplier or the
                                               system for the distribution of
                                               electricity of any person
                                               authorised to
                              supply electricity.

Condition 24: The Settlement Agreement for Scotland
---------------------------------------------------

1. The Licensee shall use its best endeavours, in conjunction and co-operation with the other Scottish Public Electricity Supplier:

     (a) to establish, or to procure the establishment by a third party of, a system (the "settlement system") which shall - to the extent required to facilitate the proper functioning of arrangements established in accordance with Condition 23, or as otherwise agreed by the Licensee and the other Scottish Public Electricity Supplier - fulfil the objects set out at paragraph 2;

     (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance by a third party of, the settlement system;

     (c) to prepare (or procure the preparation of) a form of agreement, to be known as the Settlement Agreement for Scotland, which shall contain terms on which the settlement system will be made available and shall comply with the other requirements of this Condition; and

     (d) to offer (or procure that a third party offers) to make available the settlement system, pursuant to and in accordance with the Settlement Agreement for Scotland, to any person applying for the use of such system who is a private electricity supplier or Portfolio Generator or is otherwise an appropriate user of the system in accordance with the objects set out at paragraph 2.

2.   The objects set out at this paragraph are:

     (a) to enable private electricity suppliers to have their volumetric purchases of electricity from Portfolio Generators and from parties to the Pooling and Settlement Agreement correctly allocated to them;

     (b) to enable private electricity suppliers and Portfolio Generators, other than the Licensee and the other Scottish Public Electricity Supplier, to have their volumetric residual electricity requirements and provisions correctly allocated to them;

     (c) to enable public and private electricity suppliers to have their volumetric supplies of electricity to customers correctly allocated to them;

     (d) to facilitate the calculation of accurate information regarding the aggregate amount of electricity provided to each Scottish Public Electricity Supplier by itself in its capacity as a Portfolio Generator; and

     (e) to provide for such other matters ancillary to those specified in sub-paragraphs (a) to (d) as are or may be appropriate to facilitate competition in electricity supply in Scotland.

3. The Settlement Agreement for Scotland shall provide - to the extent required to facilitate the proper functioning of arrangements established in accordance with Condition 23, or as otherwise agreed by the Licensee and the other Scottish Public Electricity Supplier - for the fulfilment of the objects set out at paragraph 2, and shall also comprise provisions (which shall require to be approved in advance by the Director):

     (a) which relate to the level and method of recovery of charges payable by parties to the Settlement Agreement for Scotland in respect of the establishment, operation and maintenance of the settlement system, such charges to be set so as to reflect the Director's estimate of the reasonable costs of efficiently establishing, operating and maintaining such a system;

     (b) which provide for the variation of the Settlement Agreement for Scotland following consultation with the parties, or representatives of the parties, to that agreement; and

     (c) by virtue of which the whole or (following consultation with representatives of all of the parties to the agreement) specified parts of the Settlement Agreement for Scotland shall not be capable of variation without the prior approval of the Director.

4. The Licensee shall be a party to and shall comply with the provisions of the Settlement Agreement for Scotland.

Condition 25: Designated Premises
---------------------------------

1. For the purposes of this Licence, the question whether any premises are "Designated Premises" shall be determined in accordance with the provisions of this Condition.

2.   Premises are Designated Premises if they are either:

     (a)  Domestic Premises; or

     (b) premises at which, in the reasonable expectation of the Licensee at the time of entering into a contract for the supply of electricity to such premises, the normal annual consumption of electricity will amount to no more than 12,000 kWh, but excluding premises referred to at sub-paragraph (b) which receive an unmetered supply, or which are supplied through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

3. For the purposes of this Condition, a "multi-site contract" is a contract for the supply of electricity both to any premises which do not fall within the terms of sub-paragraphs 2(a) or (b) and to one or more other premises (not being Domestic Premises), all of which premises are owned or occupied by:

     (a)  the same person or body of persons whether corporate or unincorporate;
          or

     (b) an undertaking (the "principal undertaking") and any holding company, subsidiary, or subsidiary of the holding company of that principal undertaking, or any other undertaking in which the principal undertaking has a participating interest.

4. Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were not Designated Premises at the time at which the Licensee entered into a contract for their supply shall, notwithstanding subsequent changes to the nature or level of the consumption of electricity at those premises, not become Designated Premises for the purposes of this Licence prior to the time at which they cease to be supplied by the Licensee.

5. Any premises supplied by the Licensee which (in accordance with paragraphs 1 to 3) were Designated Premises at the time at which the Licensee entered into a contract for their supply shall cease to be Designated Premises for the purposes of this Licence where:

     (a) they have been continuously supplied by the Licensee for a period of at least 12 months and:

          (i)  they are not, or are no longer, Domestic Premises; and

          (ii) it is reasonably to be expected that the normal annual consumption of electricity at the premises will amount to more than 12,000 kWh; or

     (b) (not being, or being no longer, Domestic Premises) the premises commence receipt of an unmetered supply or a supply through half-hourly or maximum demand metering equipment or under the terms of a multi-site contract.

6.   In this Condition:


     "maximum demand metering equipment"     means metering equipment which is
                                             capable of recording the demand for
                                             electricity supplied to premises
                                             during the half hour of maximum
                                             demand in any period of supply.

Condition 26: Terms for supply of electricity incompatible with Licence
-----------------------------------------------------------------------
Conditions
----------

1. Without prejudice to its rights and obligations under the Act, the Licensee shall not enter into, offer to enter into or enter into a variation of any contract for the supply of electricity to a customer at Designated Premises otherwise than on terms which comply with the Licensee's obligations under this Licence.

2. The Licensee shall not enforce or take advantage of any term of a contract for the supply of electricity to a customer at Designated Premises if the inclusion of that term was in breach of the provisions of this Licence.

3. The Licensee shall not take advantage of the omission of any term from a contract for the supply of electricity to a customer at Designated Premises if the omission of that term was in breach of the provisions of this Licence.

Condition 27: Limitation on requirements for termination fees
-------------------------------------------------------------

1. Where the Licensee enters into any Designated Supply Contract in the circumstances set out at paragraph 2 it may not in such contract provide for the payment of any termination fee by the Designated Customer.

2. Paragraph 1 applies in respect of any Designated Supply Contract entered into prior to the date which is 90 days following the earliest date specified (and not subsequently withdrawn or varied to a later date) in any direction or variation of a direction issued by the Director, pursuant to condition 3 of the licence held by any Second Tier Supplier, in relation to the supply of electricity to all premises within the authorised area.

Condition 28: Revision of the Contract Terms Conditions
-------------------------------------------------------

1. The Director, in accordance with the provisions of this Condition, may from time to time review (in whole or in part) the provisions and operation of the Contract Terms Conditions in the licences of all Electricity Suppliers with a view to establishing whether any revision should be made to the Contract Terms Conditions in all such licences.

2.   At the commencement of any review by the Director, the Director shall:

     (a) give to all Relevant Parties a notice in writing which sets out the terms of the review and of any proposals in connection therewith and which invites the submission of any representations by a specified date (being not less than 28 days after the date of the notice); and

     (b) publish such notice or an accurate summary of it in a manner which will, in the opinion of the Director, secure adequate publicity for it.

3. On receiving from the Director notice of such a review the Licensee may submit any representations on matters within the terms of the review by the date specified in the notice.

4. As soon as practicable following the completion of any such review, the Director shall send to each Relevant Party, and to any person who has made representations to him by virtue of the notice published under sub-paragraph 2(b), a copy of:

     (a)  a report on the outcome of such review;

     (b) any revisions which he proposes to make, having regard to any representations received during such review, to the Contract Terms Conditions in the licences of all Electricity Suppliers;

     (c)  a statement of his reasons for proposing those revisions; and

     (d) a notice specifying the time (being not less than 28 days from the date the Director issues the notice) within which Electricity Suppliers which are entitled to supply electricity to Designated Premises shall state whether or not they consent to the proposed revisions to the Contract Terms Conditions in their licences.

5. A revision proposed to be made by the Director to the Contract Terms Conditions of all Electricity Suppliers may be made only where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent.

6. The figure determined in accordance with this paragraph shall be calculated under the following formula:

                         C   x 100
                       -----
                        C+N

where:

     C = the number of Designated Premises supplied on contract by consenting Electricity Suppliers; and

     N = the number of Designated Premises supplied on contract by non-consenting Electricity Suppliers as estimated (in each case) by the Director on the basis of the information most recently available to him.

7. The figure determined in accordance with this paragraph shall be calculated under the following formula:

                                C  x 100
                              -----
                               C+N

where:


     C =  the number of consenting Electricity Suppliers; and

     N =  the number of non-consenting Electricity Suppliers.

8. In paragraphs 6 and 7 the expressions "consenting" and "non-consenting" refer (as the case may be) to the consent or otherwise of Electricity Suppliers which are entitled to supply electricity to Designated Premises to the proposed revision to the Contract Terms Conditions in their licences.

9. Where the Director is satisfied that the figures determined in accordance with paragraphs 6 and 7 (expressed as a percentage) are each not less than 90 per cent the Director may amend the Contract Terms Conditions of the Licensee in accordance with the proposed revision.

10. No revision made to the Contract Terms Conditions by virtue of this Condition may introduce an obligation in respect of any matter other than one which:

     (a) is provided for, or is reasonably ancillary to a matter provided for, under the Contract Terms Conditions on the date on which such Conditions come into force;

     (b) concerns the terms of contracts offered or entered into by the Licensee for the supply of electricity to Designated Premises; or

     (c) concerns any dealings with customers by or on behalf of the Licensee prior to and for the purpose of offering or entering into contracts for the supply of electricity to Designated Premises.

11.  In this Condition:


     "Relevant Parties"                     means the Licensee, all other
                                            Electricity Suppliers, the
                                            Electricity Consumers' Committees
                                            and such other persons or bodies as
                                            in the opinion of the Director are
                                            representative of those likely to be
                                            affected by a revision to the
                                            Contract Terms Conditions.

                   SECTION B. THE CONTRACT TERMS CONDITIONS
                   ----------------------------------------

Condition 29: Designated Supply Contracts
-----------------------------------------

1. A Designated Supply Contract is a contract for the supply of electricity to Designated Premises, as varied from time to time, which complies with the provisions of this Condition.

2. Without prejudice to its rights and obligations under the Act, the Licensee shall not supply electricity to Designated Premises on contract except under a Designated Supply Contract.

3.   A Designated Supply Contract shall:

     (a) be in a standard form, save that there may (subject to paragraph 4) be different forms for different areas, cases and circumstances;

     (b) set out all the terms and conditions, including terms as to price, on which the Licensee will supply electricity in the relevant case; and

     (c) contain terms reflecting the termination provisions of Conditions 33 and 34.

4. Where the Secretary of State has specified an area of Scotland by an order made pursuant to section 3(2)(a) of the Act, a Designated Supply Contract for the supply of electricity to premises within that area shall be on terms as to price which are the same as those for an equivalent supply to any other premises within that area.

5. Any Designated Supply Contract for both the supply of electricity and the provision of goods or services shall identify separately the charge for that supply from the charge for the goods or services.

6. Where a Designated Supply Contract may be terminated by a customer by virtue of any provision included in that contract in compliance with Conditions 33 and 34, the Licensee may at its discretion accept a lesser period of notice than is specified in that provision.

7. Nothing in this Licence shall prevent the Licensee from entering into a Designated Supply Contract which contains provisions for its termination that are additional to and do not derogate from those set out at Conditions 33 and 34.

Condition 30: Contractual terms
-------------------------------

1. Where the Licensee offers to supply electricity to Domestic Premises under Designated Supply Contracts, it shall have available forms of Designated Supply Contract which provide for the payment of charges for electricity supplied to Domestic Premises:

     (a)  by prepayment through a prepayment meter;

     (b)  by different methods, including:

          (i) by cash, at such places and to such persons as are reasonable in all the circumstances; and

          (ii)  by cheque, and

     (c)  at a reasonable range of different intervals, including:

          (i) paying twice-monthly or fortnightly or more regularly, such sums as agreed;

          (ii)  paying monthly a predetermined sum; and

          (iii) paying quarterly in arrears.

2. Before entering into any contract to supply electricity to Domestic Premises (other than through a prepayment meter) the Licensee shall inform the customer of and offer to enter into Designated Supply Contracts which comply with sub-paragraphs 1(b) and (c).

3. The Licensee shall process all requests for a supply of electricity to Designated Premises without undue preference or undue discrimination.

4. The Licensee shall send copies of each of the forms of Designated Supply Contract (as revised from time to time) under which it supplies or offers to supply electricity:

     (a)  on receipt of a request, to any person; and

     (b) not later than the date on which it first offers to supply electricity under each such form of Designated Supply Contract (or revision thereof), to the Director.

5.   The Licensee shall prepare, in respect of each form of Designated Supply
     Contract:

     (a) a document which sets out an accurate summary of the Principal Terms of that form of Designated Supply Contract; and

     (b) particulars of inducements offered to any person entering into such a contract which might reasonably be expected materially to influence the decision whether or not to enter into it.


6. The Licensee shall publish the documents and particulars referred to at paragraph 5 in a manner that will in the opinion of the Licensee secure adequate publicity for them, and shall send copies of them to the Director no later than the date on which they are published.

Condition 31: Notification of terms
-----------------------------------

1. Before entering into any Designated Supply Contract the Licensee shall take all reasonable steps to draw the attention of the customer to the Principal Terms of the contract.

2. Where the Licensee has entered into a Designated Supply Contract it shall (except where it has already done so) provide the customer within 2 working days of the date of the contract with a copy of its full terms and conditions.

3. Subject to paragraph 4 the Licensee shall, at least 30 days before any Designated Supply Contract to supply electricity for a specified period is due to expire, send to the customer:

     (a) a written offer to enter into a new contract for supply from the date of expiry of the existing contract, drawing the attention of the customer to the Principal Terms relevant to that offer;

     (b) an accurate summary of the Principal Terms of other contracts which the Licensee will make available to the customer; and

     (c) details of how the customer can obtain continuity of supply from the Licensee.

4.   Paragraph 3 shall not apply where:

     (a) the customer has informed the Licensee that he does not wish to continue to be supplied by it after the expiry of the existing contract; or

     (b) it is not reasonable in all the circumstances for the Licensee to be required to continue to supply that customer and the Licensee has (at least 30 days before the contract was due to expire) both notified the customer to that effect and informed him that he must make arrangements to obtain a supply from another Electricity Supplier.

5. Where a Designated Supply Contract allows for its unilateral variation (in any respect) by the Licensee and is so varied to the significant disadvantage of the customer, the Licensee shall within 10 days of the variation give to the customer written notice:

     (a)  of the variation;

     (b)  of the customer's right to terminate the contract; and

     (c)  of the effect of paragraph 6.

6. Where a customer gives to the Licensee a valid notice of termination within 14 days of receiving notice under paragraph 5, the Licensee shall treat the variation as ineffective and shall neither enforce nor take advantage of it.

7. Where the Licensee believes that any of its customers no longer occupies or is about to vacate Designated Premises to which it supplies electricity, it shall as soon as reasonably practicable provide any new occupier of those premises with an accurate summary of the Principal Terms of contracts it will make available to him.

Condition 32: Security deposits
-------------------------------


1. The Licensee shall not, in respect of the supply of electricity under any Designated Supply Contract, require a deposit:

          (a) where the customer is prepared to be supplied through a prepayment meter and it is reasonably practicable in all the circumstances (including in particular the risk of loss or damage) for the Licensee to provide such a meter; or

          (b) where it is otherwise unreasonable in all the circumstances to do so.

2. Any deposit required of a Designated Customer may be 1 1/2 times the value of the average quarterly consumption of electricity reasonably expected at the relevant premises, or more if that is reasonable in all the circumstances.

3. Where the Licensee requires a deposit from a Designated Customer it shall at the same time inform that customer of the effect of paragraphs 5 and 7.

4. Where the Licensee holds any deposit for more than a month, it shall pay the customer simple interest on the deposit at the rate which is from time to time equivalent to the base rate of Barclays Bank Plc or, if there is no such base rate, not less than such base rate as the Director may designate for the purposes thereof.

5. Subject to paragraph 6, any deposit given by a Designated Customer shall be repaid (with interest) by the Licensee:

          (a) within 14 days where, in the previous 12 months, the customer has paid all charges for electricity supplied within 28 days of each written demand made; or

          (b) as soon as reasonably practicable, and in any event within 1 month, where the Licensee has ceased to supply the customer and the customer has paid all charges for electricity supplied.

6. Sub-paragraph 5(a) shall not apply where it is reasonable in all the circumstances for the Licensee to retain the deposit.

7. Any dispute arising under this Condition between the Licensee and a Designated Customer may be referred by either party to the Director. The Director shall determine any such dispute, following such practice and procedure as he considers appropriate.

Condition 33: Termination of contracts on notice
------------------------------------------------

1. Each Designated Supply Contract shall contain a term allowing the customer to terminate such contract at any time by:

     (a)  giving to the Licensee a valid notice of termination; and

     (b) subject to paragraph 6, paying to the Licensee on demand a termination fee.

2. A notice of termination is valid where it is given at least 28 days in advance of the date on which it is to take effect and where, not later than that date, the requirements of paragraphs 3 and (unless the Licensee expressly agrees to waive it) 4 are satisfied.

3.   The requirement of this paragraph is that either:

     (a) another Electricity Supplier commences a supply of electricity to the relevant premises; or

     (b) the relevant premises are cut off because the customer at those premises has ceased to require a supply.

4. The requirement of this paragraph is that no charges for electricity supplied to the customer (whether at the relevant premises or at any premises previously occupied by him), having been demanded in writing prior to the notice of termination being given, remain owing to the Licensee more than 28 days after that demand was made.

5. Each Designated Supply Contract shall provide that a notice of termination which is not valid shall not be effective to terminate such contract.

6.   A termination fee shall not be demanded of a customer where:

     (a)  the contract was terminated under any provision of Condition 34;

     (b) the contract was a contract of indefinite length, and was terminated other than during a fixed term period;

     (c) the Licensee notified the customer, under paragraph 5 of Condition 31, of a unilateral variation of the contract and the customer gave notice of termination in accordance with paragraph 6 of that Condition; or

     (d) the contract was a contract to which paragraph 4 of Condition 34 applied and the Licensee did not, before entering into it, take all reasonable steps to draw the attention of the customer to the effect of the term set out at that paragraph.

7. Where a termination fee is payable, it shall be of an amount not greater than that which the Licensee may in all the circumstances reasonably require.

Condition 34: Termination of contracts in specified circumstances
-----------------------------------------------------------------

1. Each Designated Supply Contract shall provide that the contract will terminate:

     (a) on the date on which the customer ceases to own or occupy the relevant premises, having given the Licensee at least 2 working days' notice of that date; or

     (b) where the customer has ceased to own or occupy the premises without giving the Licensee at least 2 working days' notice, on the first in time of:

          (i)  the second working day after he has given notice to the Licensee;

          (ii) the next day on which the meter is due to be read; and

          (iii) the date on which any subsequent owner or occupier enters into a contract or tariff agreement for the supply of electricity to the premises.

2. Each Designated Supply Contract shall provide that where it is terminated by virtue of a term included in the contract in compliance with paragraph 1, the customer shall remain liable for any charges for the supply of electricity until the date of termination.

3. Each Designated Supply Contract shall provide that it may be terminated immediately by either party at any time after the Director or the Secretary of State has revoked this Licence.

4.   Any Designated Supply Contract which:

     (a) provides for the Licensee to supply electricity for a specified period of more than 12 months; or

     (b)  contains an initial fixed term period,

     shall provide that it may be terminated immediately by the customer at any time within 5 working days of the date of the contract.

5. Where a Designated Supply Contract is for both the supply of electricity and the provision of goods or services:

     (a) any reference in the Contract Terms Conditions to its termination is a reference to its termination in respect of the supply of electricity alone; and

     (b) on its termination by virtue of any provision of the Contract Terms Conditions, the Licensee may require the customer to give any reasonable security for his future compliance with the contract for the provision of goods or services.

Condition 35: Assignment of outstanding charges
-----------------------------------------------

1.   This Condition shall apply where:

     (a) the Licensee has commenced the supply of electricity to Domestic Premises at which a supply was previously given to its customer by the Previous Supplier;

     (b) the customer has failed to pay, within 28 days of receiving a demand in writing, any charges due from him to the Previous Supplier for the supply of electricity at those premises;

     (c) that failure occurred after either the Previous Supplier was informed of the change of supplier or the Licensee commenced supply to the premises (whichever is the earlier);

     (d) the Previous Supplier has given written notice to the customer that it proposes to assign the debt to the Licensee, which may be entitled to reclaim from him its costs in recovering the debt; and

     (e) the Licensee has received from the Previous Supplier a notice in accordance with paragraph 2.

2.   A notice in accordance with this paragraph is one which:

     (a) is given at least 14 days after the notice referred to at sub-paragraph 1(d) and is received by the Licensee within 90 days of it commencing a supply to the premises;

     (b)  specifies the amount of the debt which remains unpaid;

     (c) states that the Previous Supplier has used all reasonable endeavours to recover the debt, which remains unpaid at least 42 days after being demanded in writing; and

     (d) states that the Previous Supplier intends to assign to the Licensee the debt, up to a maximum sum of one-third of the value (calculated in accordance with the charges of the Previous Supplier to the customer immediately before it ceased to supply him) of the average annual consumption reasonably expected of the customer.

3. Where this Condition applies the Licensee shall, within 60 days of receiving a notice under paragraph 2 and in consideration of the assignment of the debt, pay to the Previous Supplier the sum specified under sub-paragraph 2(d) (less, where they cannot be reclaimed from the customer, its reasonable costs of recovering that debt).

4. For the purposes of this Condition, a customer shall not be regarded as being in debt to the Previous Supplier to the extent to which that debt is genuinely in dispute.

5.   In this Condition:

     "Previous Supplier"                means, in relation to any premises, the
                                        Electricity Supplier which supplied
                                        electricity to those premises
                                        immediately prior to the commencement of supply by the Licensee.

Condition 36: Modification of provisions under Conditions 33 and 35
-------------------------------------------------------------------

1. In this Condition, the "relevant provisions" are the provisions of paragraph 4 of Condition 33 and Condition 35 of Part V (or any of them).

2. Where the Director considers (having regard to any representations made to him) that in any specified class of cases the relevant provisions do not fulfil the requirements of paragraph 4, he may direct that they shall cease to have effect in that class of cases.

3. Where a direction under paragraph 2 has been made and the Director considers (having regard to any representations made to him) that in the specified class of cases the relevant provisions would fulfil the requirements of paragraph 4, he may direct that they shall again have effect in those cases.

4. The requirements of this paragraph are that, in the specified class of cases, the operation of the relevant provisions:

     (a) significantly reduces the number of unrecovered debts otherwise to be expected; or

     (b) involves expenditure in debt recovery which is less than the reduction in the value of unrecovered debts which it achieves.

5. Any direction under paragraphs 2 or 3 shall be made by a notice given to the Relevant Parties which shall specify:

     (a)  the relevant provisions to which it applies;

     (b)  the class of cases to which it applies; and

     (c) the date on which it shall have effect (being, in a direction under paragraph 3, at least 3 months after the notice is given).

6.   In this Condition:


     "Relevant Parties"                  means the Licensee, all other
                                         Electricity Suppliers, the Electricity
                                         Consumers' Committees and such other
                                         persons or bodies as in the opinion of
                                         the Director are representative of
                                         those likely to be affected by a
                                         revision to the relevant provisions.

Condition 37: Marketing of electricity to Designated Customers
--------------------------------------------------------------

1. This Condition applies to the marketing activities of the Licensee in respect of the supply or the proposed supply of electricity to the Designated Premises.

2. This Condition shall cease to have effect on a date (the "termination date") which shall be 31 March 2000, provided that:

     (a) if the Director, after consultation with the Licensee, all other Electricity Suppliers, the electricity consumers' committees and such other persons or bodies as in the opinion of the Director are representative of those likely to be affected, gives notice for the purposes of this Condition generally:

          (i) by publishing the notice in such a manner as the Director considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it; and

          (ii) by sending a copy of the notice to all Electricity Suppliers and electricity consumers' committees,

     that he considers that the development of competition in electricity supply is such as to require the continuation of any part of this Condition until such date - not later than two years from the termination date - as may be specified in the notice (the "new termination date"), then such part of this Condition as may be specified in the notice shall continue to apply as if for the termination date there were substituted the new termination date; and

     (b)  notice under sub-paragraph (a) may be given on more than one occasion.

3.   The Licensee shall:

     (a) set up appropriate procedures for the selection of staff employed or engaged in roles the principal duties of which involve oral communication with Designated Customers for the purposes of the marketing activities of the Licensee;

     (b) take all reasonable steps to ensure that each such person is trained so as to have a sufficient understanding of:

          (i) the arrangements for competition in electricity supply in Scotland; and

          (ii) the Principal Terms of Designated Supply Contracts made available by the Licensee;

     such that any relevant advice given by him to Designated Customers is not misleading;

     (c)  take all reasonable steps to ensure that:

          (i) a Designated Customer may readily identify the Licensee whenever he is contacted by a representative of the Licensee; and

          (ii) any unsolicited contact made on behalf of the Licensee with any Designated Customer takes place at a reasonable time; and

     (d) take all reasonable steps to ensure that any agents or sub-contractors of the Licensee set up equivalent procedures and take equivalent steps to those set out at sub-paragraphs (a), (b) and (c).

4. Where a contract has been entered into by a Designated Customer in the course either of a visit to his premises by a representative of the Licensee or of a telephone conversation between him and a representative of the Licensee, the Licensee shall, through a representative who is not engaged in activities leading to the making of contracts between the Licensee and customers, and not less than 24 hours nor more than 14 days after the date of the contract:

     (a) use its reasonable endeavours to contact the customer by telephone or by letter seeking his confirmation that:

          (i) he understands that he has entered into an electricity supply contract;

          (ii)  he is content to have entered into that contract; and

          (iii) he is content with the way in which the marketing activities of the Licensee were conducted;

     (b) if in the course of such telephone contact, or within a reasonable period of the despatch of such a letter, the customer indicates that he is not content to have entered into the contract and wishes to terminate it, take all reasonable steps to ensure that the contract is terminated and, where reasonably practicable, that the Licensee does not commence a supply to the customer; and

     (c) if the response of the customer, alone or when considered with the responses of other customers, suggests weaknesses in the methods, systems or personnel employed or engaged by the Licensee or its agents or sub-contractors for the purpose of its marketing activities, ensure that all reasonable steps to remedy the matter are taken.

5. Where, by virtue of any Designated Supply Contract, electricity is not to be supplied to premises before the expiry of 60 days after the date of the contract, the Licensee shall take reasonable steps during the period after that date and prior to the commencement of supply to keep the customer informed that he has entered into an electricity supply contract with the Licensee.

6. The complaint handling procedures to be established by the Licensee in accordance with Condition 17 shall provide in appropriate cases for the payment of compensation to Designated Customers adversely affected by failure by the Licensee to perform its obligations under this Condition.

7. The Licensee shall keep a record of its compliance with its obligations under this Condition including-

     (a) the contacting of customers in pursuance of sub-paragraph 4(a) and the response of customers to such contact;

     (b)  the termination of contracts in pursuance of sub-paragraph 4(b); and

     (c)  compensation paid in pursuance of paragraph 6.

8. Except as the Director may for the purposes of this Condition determine, as soon as reasonably practicable after the end of each period of three months ending on 31 March, 30 June, 30 September and 31 December in every year, the Licensee shall submit to the Director and to all Relevant Electricity Consumers' Committees a report dealing with the matters specified in paragraph 7 in that period and shall:

     (a) publish the report so submitted in such manner as will in the opinion of the Licensee secure adequate publicity for it; and

     (b) send a copy of it free of charge to any person requesting one, except that, in performing its obligations under sub-paragraphs (a) and (b), the
     Licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

9. Reports in pursuance of paragraph 8 shall be presented by the Licensee, in so far as is reasonably practicable, in a standard format submitted to and approved by the Director for the purposes of this Condition.

10.  Except as the Director may approve:

     (a) for the purpose of protecting the interests of any Designated Customer who, prior to the date on which this Condition came into force, may have made a payment in advance with a view to arranging a supply of electricity; or

     (b) where any payment in advance is wholly or mainly for services other than arranging the supply of energy,

the Licensee shall not enter into any commercial relations connected with the supply of electricity to Designated Premises with any person who has sought, after the coming into force of this Condition, payment in advance (other than a security deposit) from any Designated Customer with a view to arranging a supply of electricity, and the Licensee shall not enter into a contract for the supply of electricity to any such customer made through the agency (either for the Licensee or for any customer) of such a person.

11.  In this Condition:


     "marketing activities"              means any activities of the Licensee
                                         directed at or incidental to the
                                         identification of and communication
                                         with Designated Customers supplied or
                                         to be supplied with
                                         electricity by the Licensee, and
                                         includes entering into contracts with
                                         such customers.

     "representative"                    in relation to the Licensee, means any
                                         person directly or indirectly
                                         authorised to represent the Licensee in
                                         its dealings with customers.

        PART VI. CONDITIONS APPLICABLE TO THE TRANSMISSION LICENCE AND
        --------------------------------------------------------------
                     THE PUBLIC ELECTRICITY SUPPLY LICENCE
                     -------------------------------------


Condition 1: Scope of application of Part VI
--------------------------------------------

1. Except as stated in paragraphs 2 and 3 both the Transmission Licence and the Public Electricity Supply Licence are subject to the Conditions in Part VI (including where such Conditions relate to activities other than those authorised by such licences) but so that each provision in Part VI shall be construed as applying separately to each such Licence and shall not impose any obligation on the Licensee as holder of either Licence to comply with that provision as it applied to the other Licence.

2.   The Transmission Licence only is subject to the following:

     (a)  Sub-paragraph 1(b) of Condition 2;

     (b)  Paragraphs 4 and 11 of Condition 2;

     (c)  Paragraph 4 of Condition 2A;

     (d)  Sub-paragraph 1(b) of Condition 2D; and

     (e)  Conditions 3, 4 and 5.

3.   The Public Electricity Supply Licence only is subject to the following:

     (a)  Sub-paragraphs 1(a), (c) and (d) of Condition 2;

     (b)  Paragraphs 2, 3, 5, 6, 7, 12, 19 and 20 to 22 of Condition 2;

     (c)  Sub-paragraph 13(b) of Condition 2;

     (d)  Paragraphs 4 and 5 of condition 2B;

     (e)  Sub-paragraph 7(c) of Condition 2B;

     (f)  Condition 2C;

     (g)  Sub-paragraphs 1(a)(i) and (ii), 1(f) of Condition 2D; and

     (h)  Condition 5.

4. For the purposes of applying the Conditions in Part VI to the Transmission Licence and the Public Electricity Supply Licence respectively references to the Licensee's System mean the Licensee's Transmission System and Distribution System respectively.

5.   The Generation Licence is not subject to the Conditions in Part VI.

6. In this Condition and in Conditions 2A, 2B and 2D the expressions "use of the Licensee's System" and "use of the Licensee's Transmission System" shall be deemed to exclude use of the Scottish interconnection and cognate expressions shall be construed accordingly.

7.   In this Condition:

     "Scottish interconnection"       has the meaning given in sub-paragraph
                                      13(h) of Condition 3.

Condition 2: Basis of charges for top-up and standby supplies or sales of
-------------------------------------------------------------------------
electricity, exempt supply services, use of system and connection to system:
----------------------------------------------------------------------------
requirements for transparency
-----------------------------

     Preparation of statements on basis of charging
     ----------------------------------------------

1. The Licensee shall as soon as practicable after the Public Electricity Supply Licence and the Transmission Licence have come into force and, in any event, not later than such date as the Director shall specify prepare:

     (a) a statement approved by the Director setting out the basis upon which charges will be made for the provision of top-up and standby supplies or sales of electricity (as part of the Supply Business or Second Tier Supply Business or Wholesaling Business);

     (b) a statement approved by the Director setting out the basis upon which charges will be made for use of the Licensee's Transmission System and for connection to the Licensee's Transmission System (as part of the Transmission Business);

     (c) a statement approved by the Director setting out the basis upon which charges will be made for the provision of exempt supply services (as part of the Supply Business); and

     (d) a statement approved by the Director setting out the basis upon which charges will be made for use of the Licensee's Distribution System and for connection to the Licensee's Distribution System (as part of the Distribution Business)

each of such statements to be in such form and to contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would be come liable for the provision of such services, and (without prejudice to the foregoing) including such of the information set out in paragraphs 2, 4, 5, 7 and 9 as is required by such paragraphs to be included in the relevant statement.

Top-up and standby
------------------

2. The statement referred to in sub-paragraph 1(a) shall set out the methods by which and the principles on which charges for the provision of each of top-up supplies or sales and standby supplies or sales will be made.

3. The basis on which charges for the provision of top-up and standby supplies or sales of electricity shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

Use of Licensee's Transmission System
-------------------------------------

4. Except to the extent that the Director shall otherwise specify, the statement referred to in sub-paragraph 1(b) shall in respect of use of system include:

     (a) a schedule of charges for the transmission of electricity under use of system;

     (b) the charge for maintaining voltage and frequency within statutory limits;

     (c) a schedule of adjustment factors to be made in respect of transmission losses, in the form of additional supplies required to cover those transmission losses;

     (d) the methods by which and the principles on which charges (if any) for availability of transmission capacity on the Licensee's Transmission System will be made;

     (e) a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of meters or electrical plant;

     (f) the methods by which and the principles on which entry and exit charges for connections in operation before the date on which the Transmission Licence comes into force will be calculated; and

     (g) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

Exempt supply services
----------------------

5. The statement referred to at sub-paragraph 1(c) shall, in respect of exempt supply services, set out the methods by which and the principles on which charges for the provision of such services will be made.

6. The basis on which charges for the provision of exempt supply services shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

Use of Licensee's Distribution System
-------------------------------------

7. Except to the extent that the Director shall otherwise specify, the statement referred to in sub-paragraph 1(d) shall in respect of use of system include:

     (a) a schedule of charges for the distribution of electricity under use of system;

     (b) a schedule of adjustment factors to be made in respect of distribution losses, in the form of additional supplies required to cover those distribution losses;

     (c) the methods by which and the principles on which the charges (if any) for availability of distribution capacity on the Licensee's Distribution System will be made;

     (d) save to the extent that such matters are included in any statement prepared in accordance with Condition 8E of Part V:

          (i) a schedule of charges in respect of meter reading, accounting and administrative services; and

          (ii) a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of such meters or electrical plant; and

     (e) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

8. Use of system charges for those items referred to in paragraphs 4 and 7 shall be determined on the same basis as is applied by the Licensee when determining the use of system element of tariffs fixed pursuant to Section 18 of the Act and Condition 4 of Part V.

Connection to system
--------------------

9. The statements referred to in sub-paragraphs 1(b) and (d) shall in respect of connections to the Licensee's System include (save to the extent that such matters are included in any statement prepared in accordance with Condition 8E of Part V):

     (a) a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant or meters) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the Licensee's System for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

     (b) the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the Licensee's System rendered (in the Licensee's discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

     (c) the methods by which and the principles on which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the Licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

     (d) the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, replacement and repair required of electric lines, electrical plant or meters provided and installed for making a connection to the Licensee's System;

     (e) the methods by which and principles on which any charges will be made for disconnection from the Licensee's System and the removal of electrical plant, electric lines and ancillary meters following disconnection; and

     (f) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

10. Connection charges for those items referred to in paragraph 9 shall be set at a level which will enable the Licensee to recover:

     (a) the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the Licensee's System or the provision and installation, maintenance, replacement and repair or (as the case may be) removal following disconnection of any electric lines, electrical plant, meters, special metering, telemetry, data processing equipment or other items; and

     (b)  a reasonable rate of return on the capital represented by such costs.

Preparation of statements on system capacity, etc.
--------------------------------------------------

11. The Licensee shall as soon as practicable after the Transmission Licence has come into force and, in any event, not later than such date as the Director shall specify prepare a statement approved by the Director showing in respect of each of the 7 succeeding financial years circuit capacity, forecast power flows and loading on each part of its Transmission System and fault levels for each transmission node, together with:

     (a) such further information as shall be reasonably necessary to enable any person seeking use of system to identify and evaluate the opportunities available when connecting to and making use of such system;

     (b) a commentary prepared by the Licensee indicating the Licensee's views as to those parts of the Licensee's Transmission System most suited to new connections and the transmission of further quantities of electricity; and

     (c) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

12. If so requested and subject to paragraphs 13 and 19, the Licensee shall, as soon as practicable and in any event within 28 days (or where the Director so approves such longer period as the Licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 20, give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of its Distribution System specified in the request and fault levels for each distribution node covered by the request and containing:

     (a) such further information as shall be reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the Licensee's Distribution System specified in the request; and

     (b) if so requested, a commentary prepared by the Licensee indicating its views as to the suitability of the part or parts of the Licensee's Distribution System specified in the request for new connections and the distribution of further quantities of electricity.

13. The Licensee shall include in every statement prepared or (as the case may be) given or sent under paragraphs 11 or 12 the information required by such paragraphs, save that:

     (a) the Licensee may with the prior consent of the Director omit from any such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Director, seriously and prejudicially affect the commercial interests of the Licensee or any third party; and

     (b) the Licensee may omit from any statement given or sent under paragraph 12 any information the disclosure of which would place the Licensee in breach of Condition 9 of Part V.

Preparation of new statements, circulation and charging
-------------------------------------------------------

14. In addition to, and without prejudice to, the Licensee's obligations under paragraph 1, the Licensee shall, upon being directed to do so in directions issued by the Director from time to time for the purposes of this Condition and within such period as shall be specified in the directions, prepare a statement or statements approved by the Director providing that charges for the provision of top-up and standby supplies or sales of electricity, for the provision of exempt supply services, for use of the Licensee's Transmission System or Distribution System and/or for connection to the Licensee's Transmission System or Distribution System will be made on such basis as shall be specified in the directions and such statement or statements shall be in such form and contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for the provision of such services and (without prejudice to the foregoing) including such information as shall be specified in the directions. Each statement prepared in accordance with this paragraph shall, with effect from the date on which it is approved by the Director or such later date as the Director shall specify, replace the corresponding statement prepared by the Licensee in accordance with paragraph 1 or, as the case may be, this paragraph (as from time to time revised in accordance with paragraph 15) which is in force at such date and the Licensee shall, with effect from such date make charges in accordance with the statement (as from time to time revised in accordance with paragraph 15) which has replaced such corresponding statement.

15. The Licensee may periodically revise the statements prepared in accordance with paragraphs 1, 11 and 14 and shall, at least once in every year the Transmission Licence and/or (as the case may be) the Public Electricity Supply Licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

16. The Licensee shall send a copy of the statements prepared in accordance with paragraphs 1, 11 and 14, and of each revision of such statements in accordance with paragraph 15, to the Director. Each such revision shall require to be approved by the Director and shall not become effective until approved by the Director.

17. The Licensee shall give or send a copy of the statements prepared in accordance with paragraphs 1, 11 and 14 or (as the case may be) of the latest revision of such statements in accordance with paragraph 15 approved by the Director pursuant to such paragraph to any person who requests a copy of such statement or statements.

18. The Licensee may make a charge for any statement given or sent pursuant to paragraph 17 of an amount reflecting the Licensee's reasonable costs of providing such a statement which shall not exceed the maximum amount specified in directions issued by the Director for the purposes of this Condition.

19. The Licensee may within 10 days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 12, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Director may, upon the application of the Licensee or the person requesting such statement, direct.

20. For the purposes of paragraph 12, the date referred to shall be the later of:

     (a)  the date of receipt of the request referred to in paragraph 12; or

     (b) the date on which the Licensee receives agreement from the person making the request to pay the amount estimated or on which an amount is determined by the Director (as the case may be) under paragraph 19.

21. The Licensee shall, not less than 5 months prior to the date on which it proposes to amend its use of system charges in respect of any agreement for use of system, send to the Director a notice setting out the Licensee's proposals in relation to such amendment together with an explanation of the proposed amendment (including a statement of any assumptions on which such proposals are based), and the Licensee shall send a copy of such notice to any person who has entered into an agreement for use of system under Condition 2B.

22. Except with the prior consent of the Director, the Licensee shall not amend its use of system charges in respect of any agreement for use of system save to the extent that it has given prior notice of the amendment in accordance with paragraph 21 and such amendment reflects the proposals made in the notice (subject only to revisions consequent upon material changes in the matters which were expressed, in the statement which accompanied the notice, to be assumptions on which the proposals were based).

Condition 2A: Non-discrimination in the provision of top-up or standby supplies
-------------------------------------------------------------------------------
or sales of electricity, exempt supply services, use of system and connection to
--------------------------------------------------------------------------------
system
------

1. In the provision of top-up or standby supplies or sales of electricity or use of system or in the carrying out of works for the purpose of connection to the Licensee's System or in providing for the retention of a connection to its system the Licensee shall not discriminate:

     (a)  as between any persons or class or classes of person; or

     (b) as between the Licensee (in the provision of use of system and connections by the Licensee as part of the Distribution Business or Transmission Business to itself for the purpose of the Supply Business, Second Tier Supply Business or Wholesaling Business) and any person or any class or classes of persons.

2. In the provision of exempt supply services the Licensee shall not discriminate between any Exempt Suppliers or class or classes thereof.

3. Without prejudice to paragraphs 1 or 2, and subject to paragraph 4, the Licensee shall not make charges for the provision of top-up or standby supplies or sales of electricity, for the provision of exempt supply services, or for use of system to any person or class or classes of persons which differ from the charges for such provision:

     (a) (in the case of top-up or standby supplies or sales of electricity and exempt supply services) to any other person or class or classes of persons; or

     (b)  (in the case of use of system):

          (i)  to any other person or class or classes of persons; or

          (ii) to the Licensee (in the provision of use of system by the Licensee as part of the Distribution Business or Transmission Business to itself for the purposes of the Supply Business, the Second Tier Supply Business or the Wholesaling Business)

except insofar as such differences reasonably reflect differences in the costs associated with such provision.

4. Notwithstanding paragraph 3, the Licensee shall not make or levy use of system charges in respect of any item of charge separately identified in the statement referred to at sub-paragraph 1(b) of Condition 2 on any person whose contract does not provide for him to receive the service to which such item of charge refers.

5. The Licensee shall not in setting its charges for provision of top-up or standby supplies or sales of electricity, for exempt supply services or for use of system restrict, distort or prevent competition in the generation, transmission, distribution or supply of electricity.

Condition 2B: Requirement to offer terms
----------------------------------------

     Offer of terms for use of system
     --------------------------------

1. On application made by any Authorised Electricity Operator, the Licensee shall (subject to paragraph 7) offer to enter into an agreement for use of system:

     (a) to accept into the Licensee's System at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such Authorised Electricity Operator;

     (b) to deliver such quantities of electricity as are referred to in sub-paragraph (a) (less any transmission or distribution losses) to such exit point or points on the Licensee's System and to such person or persons as the Authorised Electricity Operator may specify;

     (c) specifying the use of system charges to be paid by the Authorised Electricity Operator, such charges (unless manifestly inappropriate) to be referable to the statement prepared in accordance with (as appropriate) sub-paragraph 1(b) or (d) (or, as the case may be, paragraph 14) of Condition 2 or any revision thereof and to be in conformity with the requirements of paragraph 8 of that Condition;

     (d) containing (where appropriate) the provisions referred to in paragraph 2 of Condition 15 of Part V;

     (e) including terms requiring and entitling the Authorised Electricity Operator to act (where appropriate) as agent of the Licensee in order to procure an agreement on the Standard Terms of Connection between the Licensee and each customer of the Authorised Electricity Operator at premises which are to be supplied with electricity through an established connection;

     (f) where the applicant is an Exempt Supplier, requiring such Exempt Supplier either to enter into an agreement with the Licensee for exempt supply services or to enter into an equivalent agreement with another Electricity Supplier; and

     (g) containing such further terms as are or may be appropriate for the purposes of the agreement.

Offer of terms for connection
-----------------------------

2.   On application made by any person the Licensee shall (subject to paragraph
     7) offer to enter into an agreement for the provision of a connection or for the modification of an existing connection to the Licensee's System, and such offer shall make detailed provision regarding:

     (a) the carrying out of works (if any) required to connect the Licensee's System to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purposes;

     (b) the carrying out of works (if any) in connection with the extension or reinforcement of the Licensee's System rendered necessary or appropriate by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purposes;

     (c) (save to the extent that such matters are included in any agreement offered in accordance with Condition 8C of Part V) the installation of appropriate meters (if any) required to enable the Licensee to measure electricity being accepted into the Licensee's System at the specified entry point or points or leaving such system at the specified exit point or points;

     (d) the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision by the Licensee of top-up or standby supplies or sales of electricity;

     (e) the date by which any works required so as to permit access to the Licensee's System (including for this purpose any works to reinforce or extend the Licensee's System) shall be completed and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to repudiate the agreement;

     (f) the connection charges to be paid to the Licensee, such charges (unless manifestly inappropriate):

          (i) to be presented in such a way as to be referable to the statements prepared in accordance with (as appropriate) sub-paragraph 1(b) or (d) (or, as the case may be, paragraph 14) of Condition 2 or any revision thereof; and

          (ii) to be set in conformity with the requirements of paragraph 10 of Condition 2 and (where relevant) of paragraph 3 of this Condition;

     (g) (save to the extent that such matters are included in any agreement offered in accordance with Condition 8C of Part V) the installation of special metering, telemetry or data processing equipment (if any) for the purpose of enabling any person which is party to the Settlement Agreement for Scotland to comply with is obligations in respect to metering thereunder or the performance by the Licensee of any service in relation to such metering thereunder; and

     (h) such further matters as are or may be appropriate for the purposes of the agreement.

3. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works (or in relation to any of the other matters referred to in sub-paragraph 10(a) of Condition 2) under an agreement for making a connection or modification to an existing connection, the Licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person as a result of the carrying out of such works (or of such other matters) whether by reason of the reinforcement or extension of the Licensee's System or the provision of additional entry or exit points on such system or otherwise;

     (b) the ability or likely future ability of the Licensee to recoup a proportion of such costs from third parties; and

     (c)  the principles for connections to the Licensee's Distribution System:

          (i) no charge will normally be made for reinforcement of the existing Distribution System if the new or increased load requirement does not exceed 25 per cent of the existing effective capacity at the relevant points on the system; and

          (ii) charges will not generally take into account Distribution System reinforcement carried out at more than one voltage level above the voltage of connections.

Offer of terms for top-up or standby supplies or sales of electricity
---------------------------------------------------------------------

4. The Licensee shall (subject to paragraph 7) offer to enter into an agreement with any person who requests the same to provide top-up or standby supplies or sales of electricity, such offer to make provision for the charges to be made in respect of top-up or standby supplies or sales of electricity, which shall:

     (a) be presented in such a way as to be referable to the statement prepared in accordance with sub-paragraph 1(a) (or, as the case may be, paragraph 14) of Condition 2 or any revision of any such statement; and

     (b)  be set in conformity with the requirements of paragraph 3 of Condition
          2.

Offer of terms for exempt supply services
-----------------------------------------

5. On application made by any Exempt Supplier the Licensee shall (subject to paragraph 7) offer to enter into an agreement for exempt supply services within its authorised area and such offer shall make detailed provision regarding:

     (a) the making, maintenance and termination by the Licensee of registrations under and in accordance with the Master Registration Agreement in relation to premises to which the Exempt Supplier supplies or is required to supply electricity;

     (b) the exchange between the Licensee and Exempt Supplier of such information as is required for the performance of the Licensee's obligations in accordance with sub-paragraph (a);

     (c) the appointment by the Exempt Supplier of an appropriate provider of meter operation, data retrieval, data processing and data aggregation services in relation to premises to which it supplies electricity;

     (d) the apportionment and settlement by the Licensee of charges incurred by it by virtue of registrations under the Master Registration Agreement which are made, maintained and terminated in accordance with sub-paragraph (a);

     (e) the payment by the Exempt Supplier of charges for exempt supply services, such charges (unless manifestly inappropriate) to be referable to the statement prepared in accordance with sub-paragraph 1(c) of Condition 2 or any revision thereof and to be in conformity with the requirements of paragraph 6 of Condition 2;

     (f) the reimbursement by the Exempt Supplier (by way of indemnity) of all charges incurred by the Licensee by virtue of registrations made and maintained in accordance with sub-paragraph (a);

     (g) the provision by the Exempt Supplier to the Licensee of reasonable security or collateral for the performance of its obligations under the agreement;

     (h) the varying of the agreement, including the making of amendments necessary to give effect to any determination made by the Director in respect of the agreement; and

     (i) such further matters as are or may be appropriate for the purposes of the agreement.

Offer of terms - general
------------------------

6. The Licensee shall offer terms for agreements in accordance with paragraphs 1, 2, 4 and 5 as soon as practicable and (save where the Director consents to a longer period) in any event not more than the period specified in paragraph 8 after receipt by the Licensee (or its agent) of all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

7. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

     (a)  if to do so would be likely to involve the Licensee being:

          (i)   in breach of its duties under Section 9 of the Act;

          (ii) in breach of the Electricity Supply Regulations 1988 or of any regulations made under Section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the Distribution Business or Transmission Business;

          (iii) in breach of the Conditions to which the Public Electricity Supply Licence or the Transmission Licence is subject; or

          (iv)  in breach of the Grid Code;

     (b) (in the case of an application for use of, or connection to, the Licensee's Transmission System) if the person making the application does not undertake to be bound, insofar as applicable, by the terms of the Grid Code from time to time in force;

     (c) (in the case of any other application) if to do so would involve the Licensee being in breach of the Distribution Code or if the person making the application does not undertake to be bound, insofar as applicable, by the terms of the Distribution Code or the Grid Code from time to time in force.

8.   For the purpose of paragraph 6, the period specified shall be:

     (a) in the case of persons seeking use of system, exempt supply services or top-up or standby supplies or sales of electricity only, 28 days;

     (b) in the case of persons seeking connection or a modification to an existing connection, 3 months; and

     (c) in the case of person seeking use of system or top-up or standby supplies or sales of electricity in conjunction with connection, 3 months.

9. The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), 60 and 64(1) of the Act.

Condition 2C: Requirement to offer Standard Terms of Connection
---------------------------------------------------------------

1. The Licensee shall, within 28 days after this Condition has come into force, prepare and submit to the Director for his approval the standard terms of an agreement (the "Standard Terms of Connection") to provide, as between the Licensee and any customer, for the retention of an established connection at premises which are to be supplied with electricity through such a connection.

2. The Licensee may, subject to the approval of the Director, prepare different Standard Terms of Connection for different cases or classes of customer or premises, clearly identifying the criteria used to distinguish between such cases or classes.

3. The Licensee shall from time or time, and whenever requested to do so by the Director, review the Standard Terms of Connection with a view to determining whether any revision should be made to such terms, and in the course of the review the Licensee shall consult with the Relevant Consumers' Committee, all other public electricity suppliers and all Second Tier Suppliers which supply electricity within the authorised area.

4. At the conclusion of any review in accordance with paragraph 3 the Licensee shall submit to the Director:

     (a) a proposal for the revision of the Standard Terms of Connection (or, where the Licensee considers it appropriate in all the circumstances, a proposal that no revision should be made to the Standard Terms of Connection); and

     (b) the reasons for its proposal, together with a summary of responses received from such parties as were consulted by the Licensee.

5. A proposal made by the Licensee in accordance with paragraph 4 shall require to be approved by the Director and, following such approval in writing, the Licensee shall accordingly revise (or, as the case may be, shall make no revision to) the Standard Terms of Connection.

6. The Licensee shall, in such manner as will in the opinion of the Licensee secure adequate publicity therefor:

     (a) publish, no later than 31 December 1997, the Standard Terms of Connection approved by the Director in accordance with paragraph 1; and

     (b) publish, within 21 days after receiving the approval of the Director, any revision to the Standard Terms of Connection in accordance with paragraph 5.

7.   The Licensee shall not:

     (a) subject to paragraph 8, enter into a contract with a customer for the supply of electricity to premises which are to be supplied through an established connection without at the same time (in respect of such premises) entering into an agreement with the customer on the Standard Terms of Connection; or

     (b) do anything to prevent the conclusion of an agreement on the Standard Terms of Connection between itself and a customer of any Authorised Electricity Operator which is acting as agent for the Licensee in accordance with an agreement for use of system.

8. The Licensee may at any time agree with any person (by way of variation to the Standard Terms of Connection) terms for the retention of a particular established connection which differ from the Standard Terms of Connection where such different terms are appropriate in all the circumstances.

Condition 2D: Functions of the Director
---------------------------------------

1. If, after a period which appears to the Director to be reasonable for the purpose, the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 2B or 2C, the Director may, on the application of that person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard in particular to the following considerations:

     (a)  that such person should pay to the Licensee:

          (i) in the case of the provision of top-up or standby supplies or sales of electricity, such sum as is determined in accordance with paragraph 3 of Condition 2;

          (ii) in the case of exempt supply services, such sum as is determined in accordance with paragraph 6 of Condition 2;

          (iii) in the case of provision of use of system, the use of system charges determined in accordance with paragraph 8 of Condition 2; and

          (iv) in the case of provision of a connection, or a modification to an existing connection, to the system the whole or an appropriate proportion (as determined in accordance with paragraph 3 of Condition 2B) of the costs referred to in sub-paragraph 10(a) of Condition 2, together with a reasonable rate of return on the capital represented by such costs;

     (b) that no such person should pay any charges such as are referred to in sub-paragraph 9(b) of Condition 2 in respect of any connection to the Licensee's Transmission System or any modification to an existing connection made prior to such date as shall be specified in a direction issued by the Director for the purposes of this Condition and that no such charges should be paid in respect of any such connection or modification made after such date unless the Director is satisfied that the extension or reinforcement in respect of which the charges are to be paid was rendered necessary or appropriate by virtue of providing connection to or use of system to the person or making such a modification;

     (c) that the performance by the Licensee of its obligations under the agreement should not involve the Licensee in a breach such as is referred to in sub-paragraph 7(a) of Condition 2B;

     (d) that any methods by which the Licensee's System is connected to any other system for the transmission or distribution of electricity accord (insofar as applicable to the Licensee) with the Grid Code and with the Distribution Code;

     (e) that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into by the Licensee pursuant to an application under Condition 2B or 2C should be, so far as circumstances allow, in as similar a form as is practicable; and

     (f) in the case of exempt supply services, that the agreement for the provision of exempt supply services should make provision for all the matters set out at paragraph 5 of Condition 2B.

2. In so far as any person entitled or claiming to be entitled to an offer under Condition 2B or 2C wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for exempt supply services, for the provision of a connection or for the modification of an existing connection to the Licensee's System, for the retention of an established connection to such system or for use of system entered into pursuant to Condition 2B or 2C or under this Condition in any manner provided for under such agreement, the Director may, at the request that party, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 3: Basis of charges for use of the Scottish interconnection
---------------------------------------------------------------------

1. Unless (and except for so long as) the Director approves otherwise, charges for use of the Scottish interconnection shall be set at a level which will enable the Licensee to recover no more than a reasonable rate of return on the relevant proportion of the capital represented by the Scottish interconnection.

2. The Licensee shall as soon as practicable after the Transmission Licence has come into force, and, in any event, not later than such date as the Director shall specify, prepare a statement approved by the Director setting out the basis upon which charges for use of the Scottish interconnection will be made, such statement to be in such form and to contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for use of the Scottish interconnection, and (without prejudice to the foregoing) including the information required to be included therein pursuant to paragraph 3.

3. Except to the extent that the Director shall otherwise specify, the statement referred to in paragraph 2 shall include:

     (a) a schedule of charges for transport of electricity under use of the Scottish interconnection;

     (b) the charge for maintaining voltage and frequency within statutory limits;

     (c) a schedule of the adjustment factors to be made in respect of transmission losses, in the form of additional supplies required to cover those transmission losses;

     (d) the methods by which and the principles on which charges (if any) will be made for availability of capacity on the Scottish interconnection; and

     (e) such other matters as shall be specified in directions issued by the Director from time to time for the purposes of this Condition.

4. In addition to, and without prejudice to, the Licensee's obligations under paragraph 2, the Licensee shall, upon being directed to do so in directions issued by the Director from time to time for the purposes of this Condition and within such period as shall be specified in the directions, prepare a statement approved by the Director providing that charges for use of the Scottish interconnection will be made on such basis as shall be specified in the directions and such statement shall be in such form and contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for use of the Scottish interconnection and (without prejudice to the foregoing) including such information as shall be specified in the directions. Each statement prepared in accordance with this paragraph shall, with effect from the date on which it is approved by the Director or such later date as the Director shall specify, replace the corresponding statement prepared by the Licensee in accordance with paragraph 2 or, as the case may be, this paragraph (as from time to time revised in accordance with paragraph 5) which is in force at such date and the Licensee shall, with effect from such date, make charges for use of the Scottish interconnection in accordance with the statement (as from time to time revised in accordance with paragraph 5) which has replaced such corresponding statement.

5. The Licensee may periodically revise the statement prepared in accordance with paragraph 2 or, in the event that the Licensee shall have prepared a statement in accordance with paragraph 4, that statement or the latest of such statements and shall, at least once in every year the Transmission Licence is in force, revise such statement in order that the information set out therein shall continue to be accurate in all material respects. Each such revision shall require to be approved by the Director and shall not become effective until approved by the Director.

6. The Licensee shall as soon as practicable after the Transmission Licence has come into force and, in any event, not later than such date as the Director shall specify prepare a statement approved by the Director showing:

     (a) the amount of the capacity of the Scottish interconnection which the Licensee anticipates will be available for the transfer of electricity from Scotland to England and England to Scotland during each remaining week of the year ending on 31 March 1991 as notified by the Licensee to SHE pursuant to the Interconnector Agreement;

     (b) the amount of that capacity in relation to which SHE has a right to require the Licensee to receive and deliver electricity as referred to in sub-paragraph (b) of paragraph 13;

     (c) the Licensee's forecast of the amount of the remainder of the capacity of the Scottish interconnection which will be used for the transfer of electricity from Scotland to England and from England to Scotland during each week referred to in sub-paragraph (a) above; and

     (d) such other matters (if any) as the Director shall specify prior to his approval of the statement.

7. The Licensee shall, as soon as practicable (and, in any event, within such period as the Director shall specify) after giving a notification such as is referred to in sub-paragraph (a) of paragraph 6 to SHE in respect of the year ending on 31 March 1992 and each subsequent year, prepare a statement approved by the Director showing the matters referred to in sub-paragraphs
     (a) to (d) of paragraph 6 in respect of that year.

8. The Licensee shall send a copy of the statement prepared in accordance with paragraph 2 and any statement prepared in accordance with paragraph 4, and of each revision of such statements in accordance with paragraph 5, and of each statement prepared in accordance with paragraphs 6 and 7 and with paragraphs 3(a) and 8 of Condition 3B, to the Director.

9. The Licensee shall give or send a copy of the statement prepared in accordance with paragraph 2, any statement prepared in accordance with paragraph 4 or (as the case may be) of the latest revision of the relevant statement in accordance with paragraph 5 approved by the Director pursuant to such paragraph and of each statement prepared in accordance with paragraphs 6 and 7 to any person who requests a copy of such statement.

10. The Licensee shall also give or send a copy of each statement prepared in accordance with paragraphs 3(a) and 8 of Condition 3B to any person who requests a copy of such statement.

11. The Licensee may make a charge for any statement given or sent pursuant to paragraph 9 of an amount reflecting the Licensee's reasonable costs of providing such a statement which shall not exceed the maximum amount specified in directions issued by the Director for the purposes of this Condition.

12. The Licensee may within 10 days after receipt of the relevant request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 10, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Director may, upon the application of the Licensee or the person requesting such statement, direct.

13.  For the purposes of this Condition and Conditions 3A to 3C and 4:


     "Interconnector Agreement"          means at any time the agreement
                                         relating to the matter referred to in
                                         sub-paragraph (a)(iv) of paragraph 5 of
                                         Condition 7 of Part II in force at that
                                         time which has been entered into and
                                         submitted to the Director pursuant
                                      to that Condition as the same may be
                                      amended from time to time with the
                                      approval of the Director given pursuant to such Condition.


     "use of the Scottish             shall exclude:
     interconnection"

                                      the rights conferred upon SHE under the
                                      Interconnector Agreement to require the
                                      Licensee:

                                      (a) to receive electricity from SHE at the
                                          Combined Delivery Point (and from
                                          certain generating stations referred
                                          to in the Interconnector Agreement)
                                          and deliver such electricity (less
                                          losses as referred to in the
                                          Interconnector Agreement) to the
                                          Transmission Company at the Southern
                                          Delivery Point; and/or

                                      (b) to receive electricity from the
                                          Transmission Company at the Southern
                                          Delivery Point and deliver such
                                          electricity (less losses as referred
                                          to in the Interconnector Agreement) to
                                          SHE at the Combined Delivery Point;
                                          and

                                      the rights conferred upon British Nuclear
                                      Fuels plc under the existing agreement
                                      referred to in sub-paragraph (a)(iv) of
                                      paragraph 5 of Condition 7 of Part II

     "relevant proportion of the capital     means at any time, a proportion of
      represented by the Scottish            such capital equal to the
      interconnection"                       percentage of the Reserved Share
                                             (as defined in the Interconnector
                                             Agreement) of the Licensee at that
                                             time.

     "Combined Delivery Point"               means the points at the boundary
                                             between the Licensee's authorised
                                             transmission area and SHE's
                                             authorised transmission area
                                             defined as such in the
                                             Interconnector Agreement.

     "Southern Delivery Point"               means the points at the boundary
                                             between the Licensee's authorised
                                             transmission area and the
                                             Transmission Company's authorised
                                             transmission area defined as such
                                             in the Interconnector Agreement.

     "Upgrade"                               means any alteration, modification
                                             or addition to the Interconnected
                                             Scottish Power System (as defined
                                             in the Interconnector Agreement)
                                             which is primarily designed to
                                             effect a permanent increase in one
                                             or more Particular Interconnection
                                             Capacities.

     "interconnection"                       means:

                                             the 275 kV transmission circuits
                                             between and including the
                                             associated switchgear at Harker
                                             sub-station in Cumbria and the
                                             associated switchgear at Strathaven
                                             sub-
                                       station in Lanarkshire;

                                       the 275 kV transmission circuit between
                                       and including the associated switchgear
                                       at Cockenzie in East Lothian and the
                                       associated switchgear at Stella in Tyne
                                       and Wear; and

                                       the 400 kV transmission circuit between
                                       and including the associated switchgear
                                       at Torness in East Lothian and the
                                       associated switchgear at Stella in Tyne
                                       and Wear

                                       all as existing at the date on which the Transmission Licence comes into force and as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more Particular Interconnection Capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

                                       the 132 kV transmission circuit between
                                       and including (and directly connecting)
                                       the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria; and

                                       132 kV transmission circuit between and
                                            including (and connecting, via
                                            Junction V) the associated
                                            switchgear at Chapelcross and the
                                            associated switchgear at Harker sub-
                                            station in Cumbria

                                            all as existing at the date on which
                                            the Transmission Licence comes into
                                            force and as from time to time
                                            maintained, repaired or renewed.

     "Scottish interconnection"             means such part of the
                                            interconnection as is situated in
                                            Scotland.

     "Particular Interconnection            means the capacity of the
      Capacity"                             interconnection for transferring
                                            electricity from Scotland to England
                                            or vice versa in respect of any
                                            particular system conditions.

     "co-operator"                          means any person other than the
                                            Licensee who owns assets which are
                                            used in conjunction with the
                                            interconnection or who is able to
                                            exercise jointly with the Licensee
                                            control over the use made of the
                                            interconnection.

Condition 3A: Non-discrimination in the provision of use of the Scottish
------------------------------------------------------------------------
interconnection
---------------

1. In the provision of use of the Scottish interconnection the Licensee shall not discriminate:

     (a)  between any person or class or classes or persons; or

     (b) between the Licensee (in the provision of use of the Scottish interconnection by the Licensee as part of the Transmission Business to itself for the purpose of the Supply Business, Second Tier Supply Business or Wholesaling Business) and any person or class or classes of persons.

2. Without prejudice to paragraph 1, and subject to paragraph 3, the Licensee shall not make charges for the provision of use of the Scottish interconnection to any person or class or classes of persons which differ from the charges for such provision:

     (a)  to any other person or class or classes of persons; or

     (b) to the Licensee (in the provision of use of the Scottish interconnection by the Licensee to itself for the purposes of the Supply Business, Second Tier Supply Business or Wholesaling Business);

except insofar as such differences reasonably reflect differences in the costs associated with such provision.

3. Notwithstanding paragraphs 1 and 2, the Licensee shall not make charges for use of the Scottish interconnection in respect of any item of charge separately identified in any statement such as is referred to at paragraphs 2 and 4 of Condition 3 on any person whose contract does not provide for it to receive the service to which such item of charge refers.

4. The Licensee shall not in setting its charges for use of the Scottish interconnection restrict, distort or prevent competition in the transmission, supply, distribution or generation of electricity.

5.   The Licensee shall:

     (a) comply with and perform its obligations under the Interconnector Agreement;

     (b) exercise its rights and perform its obligations under the Interconnector Agreement in a manner which is designed to facilitate the carrying out of Upgrades proposed by SHE pursuant to the Interconnector Agreement (but, for the avoidance of doubt, so that the Licensee shall have no obligation to participate in any Upgrade proposed by SHE);

     (c) not exercise or perform such rights or obligations in a manner which is designed to have the effect of inhibiting or preventing competition in the supply of electricity from Scotland to England or from England to Scotland; and

     (d) not exercise or perform its rights or obligations under any related document in a manner which is designed to have the effect referred to in sub-paragraph (c) above.

6. The Licensee shall not be in breach of this Condition or Conditions 3, 3B or 3C by reason only of a failure to do or not do any thing which it is prevented from doing or not doing by reason of a failure by SHE to comply with and perform its obligations under the Interconnector Agreement or by a party to a related document or a person who is obliged to comply with a related document to comply with and perform its obligations under the related document in question.

7. The Licensee shall keep and maintain such records concerning the provision of use of the Scottish interconnection as are, in the opinion of the Director, sufficient to enable the Director to assess whether the Licensee is performing its obligations under paragraph 1 and the Licensee shall furnish to the Director such records (or such of these as the Director may require), in such manner and at such times as the Director may require.

8.   In this Condition:


     "related document"                        means any agreement, code, rules,
                                               or arrangement relating to the
                                               use of the E&W interconnection
                                               for the time being in force and
                                               to which the Licensee is a party
                                               or with which the Licensee is
                                               obliged to comply.

     "E&W interconnection"                     means such part of the
                                               interconnection as it not
                                               situated in Scotland.

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

Condition 3B: Requirement to offer terms
----------------------------------------

1. On application made by any person, the Licensee shall (except in a case where paragraph 2 applies and subject to paragraph 7) offer to enter into an agreement for use of the Scottish interconnection to transport across the Scottish interconnection in such quantities and for such periods as may be specified in the application, electricity to be provided by or on behalf of such person:

     (a) specifying the charges for use of the Scottish interconnection to be paid by the person seeking use of the Scottish interconnection, such charges to be referable to the statement referred to at paragraph 2 or (as the case may be) paragraph 4 of Condition 3 or any revision thereof; and

     (b) containing such further terms as are or may be appropriate for the purposes of the agreement.

2. This paragraph applies in any case where, on the application of the Licensee or any person entitled or claiming to be entitled to an offer pursuant to an application under paragraph 1, the Director shall determine that (having regard to the part of the capacity of the Scottish interconnection already contracted to persons other than the Licensee and affiliates and related undertakings of the Licensee and the part thereof approved by the Director as being reserved to the Licensee and affiliates and related undertakings of the Licensee for the purpose of the Supply Business, Second Tier Supply Business and Wholesaling Business) the capacity of the Scottish interconnection is insufficient to accommodate the requirements of the person who has made application for an offer pursuant to paragraph 1.

3.   In a case where paragraph 2 applies:

     (a) the Licensee shall (subject to paragraph 12 of Condition 3), if requested by the person who has made application for an offer pursuant to paragraph 1 and within such period as the Director shall specify in his determination under paragraph 2, prepare a statement approved by the Director setting out the basis upon which charges will be made for the costs which the Licensee would incur if an Upgrade were to be carried out in accordance with the Interconnector Agreement to accommodate the requirements of the person who has made the application for an offer pursuant to paragraph 1, such statement to be in such form and to contain such detail as shall be necessary to enable such person to make a reasonable estimate of the charges to which he would become liable in respect of the Upgrade; and

     (b) following the preparation of a statement under sub-paragraph (a) above, the Licensee shall, on the application of the person who has made the application for an offer pursuant to paragraph 1, offer to enter into:

          (i) an agreement pursuant to which the Licensee undertakes to exercise its rights under the Interconnector Agreement to require the carrying out of an Upgrade; and

          (ii) an agreement such as is referred to in paragraph 1, but so that the Licensee shall not be bound to make use of the Scottish interconnection available pursuant to such agreement until the time of completion of the Upgrade.

4. Charges in respect of Upgrades carried out pursuant to an agreement such as is referred to in sub-paragraph (b)(i) of paragraph 3 will be set at a level which will enable the Licensee to recover:

     (a) the appropriate proportion of the costs directly incurred by the Licensee in connection with Upgrades; and

     (b)  a reasonable rate of return on the capital represented by such costs.

5. For the purpose of determining an appropriate proportion of the costs directly incurred in connection with an Upgrade, the Licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the Licensee or any other person from the increase in the capacity of the Scottish interconnection resulting from the Upgrade; and

     (b) the ability or likely future ability of the Licensee to recoup a proportion of such costs from third parties.

6. The Licensee shall offer terms for agreements in accordance with paragraph 1 and paragraph 3(b) as soon as practicable and (save where the Director consents to a longer period) in any event not more than the period specified in paragraph 9 after receipt by the Licensee of an application containing all such information as the Licensee may reasonably require for the purpose of formulating the terms of the offer.

7. The Licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

     (a)  if to do so would involve the Licensee:

          (i)   in breach of its duties under Section 9 of the Act; or

          (ii) in breach of the Electricity Supply Regulations 1988 or of any regulations made under Section 29 of the Act or of any other enactment relating to safety or standards applicable to the interconnection; or

          (iii) in breach of the Conditions to which the Transmission Licence is subject; or

     (b) if the person making the application does not undertake to be bound by the terms of any code of general application or agreement between the Licensee and any co-operator of the interconnection governing the operation of and maintenance of the interconnection approved for the time being by the Director; or

     (c) if (in the case of an application for an agreement for use of the Scottish interconnection to transport electricity from the Southern Delivery Point) the electricity to be so transported is to be transported from the northern end of the Scottish interconnection to the Combined Delivery Point under an agreement for use of the Licensee's Transmission System or Distribution System; or

     (d) if (in the case of an application for an agreement for use of the Scottish interconnection to transport electricity to the Southern Delivery Point) the electricity to be so transported is to be transported from the Combined Delivery Point to the northern end of the Scottish interconnection under an agreement for use of the Licensee's Transmission System or Distribution System.

8. If so requested by any person, the Licensee shall (subject to paragraph 12 of Condition 3), as soon as practicable and in any event not later than the expiry of such period as the Director, on the application of the person making the request, shall determine for this purpose, give or send to such person a statement approved by the Director setting out the basis upon which charges will be made for the costs which the Licensee would incur if an Upgrade were to be carried out in accordance with the Interconnector Agreement to accommodate the requirements of such person as specified in the request, such statement to be in such form and to contain such detail as shall be necessary to enable such person to make a reasonable estimate of the charges to which it would become liable in respect of the Upgrade.

9. For the purpose of paragraph 1, the period specified shall be 28 days. For the purpose of paragraph 3(b), the period specified shall be 3 months.

10. The Licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the Licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), 60 and 64(1) of the Act.

Condition 3C: Functions of the Director
---------------------------------------

1. If, after a period which appears to the Director to be reasonable for the purpose the Licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Condition 3B the Director may, on the application of such person or the Licensee, settle any terms of the agreement in dispute between the Licensee and that person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard in particular to the following considerations:

     (a) that such person should pay to the Licensee charges determined in accordance with Conditions 3, 3A and 3B; and

     (b) that the performance by the Licensee of its obligations under the agreement should not involve it in such a breach as is referred to in paragraph 7 of Condition 3B;

     (c) that the obligations of the Licensee under the agreement should not be in conflict with the provisions of the Interconnector Agreement or any relevant document for the time being approved by the Director; and

     (d) that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into by the Licensee pursuant to a request under Condition 3B should be, so far as circumstances allow, in as similar a form as is practicable.

2. If the person wishes to proceed on the basis of the agreement as settled by the Director, the Licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If the Licensee proposes to vary the contractual terms of any agreement entered into pursuant to Condition 3B or this Condition in any manner provided for under such agreement, the Director may, at the request of the Licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 4: Requests for Transit
---------------------------------

1.   In this Condition:

     "entity" means any of the entities referred to in Article 3.1 of the Directive of the Council of the European Communities, dated 29th October 1990, (No.90/547/EEC) on the transit of electricity through
                                             transmission grids ("the
                                             Directive");

     "grid" means any high-voltage electricity transmission grid for the time being listed in the Annex to the Directive;

     "Member State"                          means a Member State of the
                                             European Communities;

     "transit"                               means a transaction for the
                                             transport of electricity between
                                             grids where:

                                             (a)  the grid of origin or final
                                                  destination is situated in a
                                                  Member State; and

                                             (b)  the transport involves:

                                                  (i)   the crossing of at least
                                                        one frontier between
                                                        Member States; and

                                                  (ii)  the use of the
                                                        Licensee's Transmission
                                                        System and at least two
                                                        other grids.

2. The Licensee shall, after receiving in connection with transit for a minimum duration of one year an application by an entity for an agreement for:

     (a)  use of system;

     (b) connection to the Licensee's Transmission System or modification to an existing connection; or

     (c)  use of the Licensee's share of Scottish interconnection,

notify the Secretary of State, the Director and the Commission of the European
     Communities without delay of the matters set out in paragraph 3 below.

3.   The matters of which notification must be given are:

     (a)  the application;

     (b) if an agreement has not been concluded within 12 months of the date of receipt of the application, the reasons for the failure to conclude it;

     (c) the conclusion of the agreement, whether it is concluded before or after the expiry of the period mentioned in sub-paragraph (b) above.

4. If, in relation to an application for transit by an entity, the Director has been requested to exercise his powers under Condition 2D and 3C, the Director may delay the exercise of his said powers until the terms have been considered by the body set up under Article 3.4 of the Directive and the Director may give such weight to the opinion (if any) of that body as he thinks fit in exercising his said powers.

Condition 5. Appointment of Compliance Officer
----------------------------------------------


1. The Licensee shall no later than 31 May 2000 prepare a statement in a form approved by the Director setting out the practices, procedures and systems which the Licensee has adopted (or intends to adopt) to ensure its compliance with the Relevant Duties.

2. The Licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statement prepared in accordance with paragraph 1 and shall, at least once every year during which this Licence is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

3. The Licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement in accordance with paragraph 2, to the Director.

4. The Licensee shall, following consultation with the Director, appoint a competent person (who shall be known as the "Compliance Officer") for the purpose of facilitating compliance by the Licensee with the Relevant Duties.

5. The Licensee shall at all times engage the services of the Compliance Officer for the performance of such duties and tasks as the Licensee considers it appropriate to assign to him for the purposes specified at paragraph 4, which duties and tasks shall include those set out at paragraph 8.

6.   The Licensee shall procure that the Compliance Officer:

     (a) is provided with such staff, premises, equipment, facilities and other resources; and

     (b) has such access to its premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties and tasks assigned to him.

7. The Licensee shall make available to the Compliance Officer a copy of any complaint or representation received by it from any person in respect of a matter arising under or by virtue of Part IV Conditions 8 or 8A or Part V Condition 9 or in relation to any of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 1.

8.   The duties and tasks assigned to the Compliance Officer shall include:

     (a) providing relevant advice and information to the Licensee for the purpose of ensuring its compliance with the Relevant Duties;

     (b) monitoring the effectiveness of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 1;

     (c) investigating any complaint or representation made available to him in accordance with paragraph 7;

     (d) recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;

     (e) providing relevant advice and information to the Licensee for the purpose of ensuring its effective implementation of:

          (i) the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and

          (ii) any remedial action recommended in accordance with sub-paragraph
               (d); and

     (f) reporting annually to the directors of the Licensee - in respect of the year ending 31 December 2000 and of each subsequent year - as to his activities during the period covered by the report, including the fulfilment of the other duties and tasks assigned to him by the Licensee.

9. As soon as is reasonably practicable following each annual report of the Compliance Officer, the Licensee shall produce a report:

     (a) as to its compliance during the relevant year with the Relevant Duties; and

     (b) as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1.

10.  The report produced in accordance with paragraph 9 shall in particular:

     (a) detail the activities of the Compliance Officer during the relevant year;

     (b) refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and

     (c) set out the details of any investigations conducted by the Compliance Officer, including:

          (i) the number, type and source of the complaints or representations on which such investigations were based;

          (ii)  the outcome of such investigations; and

          (iii) any remedial action taken by the Licensee following such investigations.

11. The Licensee shall submit to the Director a copy of the report produced in accordance with paragraph 9, and shall give or send a copy of the report to any person who requests such a copy.

12.  In this Condition:


     "Relevant Duties"                     means the obligations set out in Part
                                           IV Conditions 8 and 8A and Part V
                                           Condition 9 and the terms and
                                           conditions of any directions issued
                                           pursuant to paragraph 9 of Part IV
                                           Condition 8A and paragraph 7 of Part
                                           V Condition 9.

SCHEDULE 1
----------

Authorised transmission area
----------------------------

1. Scotland (except the area specified in the Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the Cruachan Transmission Line, and the Dalmally Switching Station.

2.   In this Schedule:

     "the Cruachan Transmission Line"      means the double circuit 275 kV
                                           transmission line extending from the
                                           Cruachan Station Works, to the
                                           Dalmally Switching Station and
                                           thereafter to the Windyhill
                                           Substation together with all lattice
                                           towers, conductors, insulators,
                                           associated cables and connections,
                                           and all other items of plant or
                                           equipment making up or supporting
                                           said transmission line, with the
                                           benefit, subject to the applicable
                                           conditions therein, of all wayleaves
                                           and/or servitude rights relating
                                           thereto.

3. Expressions used in the definition of the Cruachan Transmission Line which are defined in a transfer scheme shall have the same meaning in this Schedule as in such transfer scheme.

4. If any part of the authorised transmission area is designated in a subsequent licence granted under Section 6(1)(b) of the Act, such part shall be excluded from the authorised transmission area.

SCHEDULE 2
----------

Authorised supply area
----------------------

1. Scotland (except the area specified in The Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the areas in the north of England supplied prior to 30 March 1990 by the South of Scotland Electricity Board and shown on the twelve boundary maps signed by representatives of South of Scotland Electricity Board, North Eastern Electricity Board and the North Western Electricity Board, and deposited with the Secretary of State for Scotland on 28 March 1990.

2.   In this Schedule "the twelve boundary maps" mean:

O.S. 1:50 000 Second Series, Sheet 80
O.S. 1:50 000 First Series, Sheets 74 + 75
O.S. NY 36 NW
O.S. NY 37 SW
O.S. NY 37 SE
O.S. NY 37 NE
O.S. NY 47 SW
O.S. NY 47 NW
O.S. NY 48 SE
O.S. NY 58 SW
O.S. NY 58 NW
O.S. NY 58 NE

3. If any part of the authorised supply area is designated under a subsequent licence granted under Section 6(1)(c) of the Act, such part shall be excluded from the authorised supply area.

SCHEDULE 3
----------

Revocation
----------

1. The Secretary of State may at any time revoke any of the licences granted by this Licence Document by not less than 30 days' notice in writing to the
     Licensee:

     (a) if the Licensee agrees in writing with the Secretary of State that such licence should be revoked;

     (b) if any amount payable under Condition 9 of Part II in relation to such licence is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Secretary of State has given the Licensee notice that the payment is overdue provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

     (c) if the Licensee fails to comply with a final order (within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that Section which has been confirmed under that Section and which (in either case) has been made in respect of a contravention or apprehended contravention of a Condition to which such licence is subject or of any relevant requirement (within the meaning of that Section) imposed on the Licensee in its capacity as holder of such licence and (in either case) such failure is not rectified to the satisfaction of the Secretary of State within 3 months after the Secretary of State has given notice of such failure to the Licensee. Provided that no such notice shall be given by the Secretary of State before the expiration of the period within which an application under
          Section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;

     (d) if the Licensee fails to comply with any order made by the Secretary of State under Section 56, 73, 74 or 89 of the Fair Trading Act 1973 or under Section 10(2)(a) of the Competition Act 1980;

     (e)  if any other licence granted by this Licence Document is revoked;

     (f)  if the Licensee:

          (i) is unable to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 3 of this Schedule) or if any voluntary arrangement is proposed in relation to it under Section 1 of that Act, or if it enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Secretary of State);

          (ii) has a receiver (which expression shall include an administrative receiver within the meaning of Section 251 of the Insolvency Act
                1986) of the whole or any material part of its assets or undertaking appointed;

          (iii) has an administration order under Section 8 of the Insolvency Act 1986 made in relation to it;

          (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Secretary of State; or

          (v) becomes subject to an order for winding-up by a court of competent jurisdiction; or

     (g)  if the Licensee is convicted of having committed an offence under
          Section 59 of the Act.

2. The Secretary of State may at any time by not less than 30 days' notice in writing to the Licensee:

     (a) revoke the Generation Licence if the Licensee ceases to carry on its business in generating electricity in pursuance of the Generation Licence;

     (b) revoke the Transmission Licence if the Licensee ceases to carry on its business in the transmission of electricity; and

     (c) revoke the Public Electricity Supply Licence if the Licensee ceases to carry on its business as a public electricity supplier.

3. For the purposes of paragraph 1(f)(i) of this Schedule Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(Pounds)750" there was substituted "(Pounds)250,000" or such higher figure as the Director may from time to time determine by notice in writing to the Secretary of State and the Licensee.

4. The Licensee shall not be deemed to be unable to pay its debts for the purposes of paragraph 1(f)(i) of this Schedule if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Secretary of State under paragraph 1 of this Schedule.

SCHEDULE 4
----------

Supplementary conditions in relation to England and Wales
---------------------------------------------------------

Definitions
-----------

1.   In this Schedule:


     "Ancillary Services"                      means:

                                               (a) such services as the Licensee
                                               may be required to have available
                                               in association with any E&W
                                               generation set pursuant to the
                                               England and Wales Grid Code and
                                               which may be offered for sale to
                                               the Transmission Company for the
                                               purpose of securing stability of
                                               operation on the Transmission
                                               Company's Transmission System and
                                               the system for the distribution
                                               of electricity of any Authorised
                                               Electricity Operator; and

                                               (b) such services as the Licensee
                                               may have agreed to have available
                                               in association with any E&W
                                               generation set pursuant to
                                               agreement made with the
                                               Transmission Company and which
                                               may be offered for sale to the
                                               Transmission Company for the
                                               purpose of securing stability of
                                               operation on the Transmission

                                                 Company's Transmission System
                                                 and the Distribution System of
                                                 any authorised electricity
                                                 operator.

     "England and Wales Distribution             means in relation to any
      Code"                                      England and Wales public
                                                 electricity supplier the
                                                 Distribution Code required to
                                                 be drawn up by such supplier
                                                 and approved by the Director as
                                                 from time to time revised with
                                                 the approval of the Director.

     "England and Wales Grid Code"               means the Grid Code required to
                                                 be drawn up by the Transmission
                                                 Company and approved by the
                                                 Director as from time to time
                                                 revised with the approval of
                                                 the Director.

     "England and Wales public electricity       means any public electricity
     supplier"                                   supplier who holds a licence
                                                 for an authorised area in
                                                 England and Wales.

     "E&W generation set"                        means a generation set in
                                                 England and Wales.

     "Fuel Security Code"                        means the document of that
                                                 title designated as such by the
                                                 Secretary of State as from time
                                                 to time amended.

Compliance with the England and Wales Grid Code
-----------------------------------------------


     2. The Licensee shall comply with the provisions of the England and Wales Grid Code insofar as applicable to it.

     3. The Director may (following consultation with the Transmission Company) issue directions relieving the Licensee of its obligation under paragraph 2 in respect of such parts of the England and Wales Grid Code and to such extent as may be specified in those directions.

Compliance with England and Wales Distribution Code
---------------------------------------------------

     4. The Licensee shall comply with the provisions of the England and Wales Distribution Code of any England and Wales public electricity supplier insofar as applicable to it.

     5. The Director may (following consultation with any England and Wales public electricity supplier directly affected thereby) issue directions relieving the Licensee of its obligation under paragraph 4 in respect of such parts of the England and Wales Distribution Code of any England and Wales public electricity supplier and to such extent as may be specified in those directions.

Security Arrangements
---------------------

     6. The Licensee shall comply with the provisions of the Fuel Security Code insofar as they relate to any generating station of the Licensee in England and Wales and such provisions shall have effect as if they were set out in the Generation Licence.

Ancillary Services
------------------

     7. The Licensee shall from time to time upon request by the Transmission Company offer terms for the provision by the Licensee of Ancillary Services from any operating E&W generation set of the Licensee.

8. The Licensee shall at any time upon request of the Director provide to the Director a report containing details of:

     (i) prices offered pursuant to paragraph 7 for the provision of Ancillary Services from each E&W generation set of the Licensee; and

     (ii) an explanation of the factors justifying the prices offered including (without limitation) details of the Licensee's costs associated with making available such Ancillary Services in conformity with the England and Wales Grid Code and of providing the same to the Transmission Company.

Balancing and Settlement Code and NETA Implementation
-----------------------------------------------------

9. The Licensee shall be a party to the BSC Framework Agreement and shall comply with the BSC.

10. The Licensee shall comply with the programme implementation scheme established in accordance with paragraph 11, as modified from time to time in accordance with paragraph 13.

11. The programme implementation scheme shall be a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 12, to be taken (or procured) by the Licensee (and/or by Authorised Electricity Operators) which are, in the Secretary of State's opinion, appropriate in order to give full and timely effect to:

     (a) the modifications made to this licence and to the licences of Authorised Electricity Operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

     (b) any conditions imposed by any exemption from the requirement to hold any such licence; and

     (c)  the matters envisaged by such modifications and conditions.


12.  The programme implementation scheme may include provisions, inter alia,


     (a) to secure or facilitate the amendment of any of the Core Industry Documents;

     (b) to secure that any systems, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

     (c) for the giving of the indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

     (d) for securing the co-ordinated and effective commencement of implementation of and operations under the BSC, including the testing, trialling and start-up of the systems, processes and procedures employed in such implementation and employed by Authorised Electricity Operators and others in connection with such operations;

     (e) for co-ordinating the administration and implementation of the BSC and the Pooling and Settlement Agreement;

     (f) for the Licensee to refer to the Director for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

     (g) for the Director, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the Effective Time (as defined in paragraph 23).


13. (a) The Secretary of State may at any time direct, in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme be modified in the manner set out in the direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 11.

     (b) The Secretary of State shall serve a copy of any such direction on the Licensee, and thereupon the Licensee shall comply with the scheme as modified by the direction.

14. If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 12(a) and imposed on the Licensee by paragraphs 10 and 13, and those imposed on the Licensee by any other Condition, Schedule or part thereof, the provisions of paragraph 12(a) and paragraphs 10 and 13 shall prevail.

15. Without prejudice to paragraph 10, the Licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this Licence as determined by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

16.  In paragraphs 9-17:

     "BSC" means the balancing and settlement code required to be in place, pursuant to the Transmission
                                             Licence granted to the Transmission
                                             Company, as from time to time
                                             modified.

     "BSC Framework Agreement"               means the agreement of that title,
                                             in the form approved by the
                                             Secretary of State, by which the
                                             BSC is made contractually binding
                                             between the parties to that
                                             agreement, as from time to time
                                             amended with the consent of the
                                             Secretary of State.

     "Core Industry Documents"               mean those documents which

                   (a) in the Secretary of State's opinion are central industry documents associated with the activities of the Licensee and Authorised
                                             Electricity Operators, the subject
                                             matter of which relates to or is
                                             connected with the BSC or the
                                             balancing and settlement
                                             arrangements, and

                   (b)                       have been so designated by the
                                             Secretary of State.

17. Paragraphs 9-16 or parts of them shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 2A in Part II.

Change Co-ordination for NETA
-----------------------------

18. The Licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to those documents as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to the Core Industry Documents to which it is party (or in relation to which it holds rights in respect of amendment), such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.


19. In paragraph 18, Core Industry Documents has the meaning given in paragraph 16.


20. Paragraphs 18 and 19 or parts of them shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 2A in Part II.

Pooling and Settlement Agreement Run-off
----------------------------------------


21. The Licensee shall continue to be a party to and a pool member under, and shall comply with, the Pooling and Settlement Agreement for the purposes of Run-off until the provisions of the BSC relating to Run-Off become effective.



22. Paragraphs 21-23 shall apply to the extent that the Licensee was party to and a pool member under the Pooling and Settlement Agreement immediately prior to the Effective Time.


23.  In paragraphs 21-23:


     "Run-off"                          means the determination and settlement
                                        (including by way of reconciliation) of
                                        amounts due arising under or in
                                        connection with the Pooling and
                                        Settlement Agreement in relation to
                                        settlement periods up to and including
                                        the settlement period immediately prior
                                        to the Effective Time (including the
                                        resolution of disputes in respect
                                        thereof).


     "Effective Time"                   means the start of the first period for
                                        trading under the BSC as determined by
                                        the Secretary of State.


24. Paragraphs 21-23 or parts of them shall not come into effect until the date specified in a direction to that effect made pursuant to paragraph 1 of Condition 2A in Part II.

Central Despatch, Merit Order and Pooling and Settlement
--------------------------------------------------------

25. The Licensee shall submit all available E&W generation sets forming part of a generating station in England and Wales which is capable of providing 100 megawatts or more to the total system, to central despatch by the Transmission Company.

26. The Licensee shall at such times and in such manner as may be provided under the England and Wales Grid Code provide the Transmission Company with all information in relation to such generating stations as are referred to in paragraph 25 reasonably required by it to enable it, in conformity with the conditions of the Transmission Company's Transmission Licence;

     (i) to operate the system of central despatch; and

     (ii) to operate the merit order system.

27. The Licensee shall be party to and (from the date of commissioning of any generating station in England and Wales) be a pool member under, and shall in either case comply with, the provisions of the Pooling and Settlement Agreement insofar as the same shall apply to it in its capacity as a party to such agreement and/or as a pool member being a generator of electricity (as the case may be).

28.  In this Schedule:


     "available"                      means (a) available in accordance with
                                      the England and Wales Grid Code and (b)
                                      declared as available for the generation of electricity in accordance with the provisions of the Pooling and Settlement
                                      Agreement.

     "central despatch"               means the process of scheduling and
                                      issuing direct instructions for despatch of available E&W generation sets and interconnector transfers by the
                                      Transmission Company under the conditions of the Transmission Company's
                                      Transmission Licence.

     "interconectors"                 means the electric lines and electrical
                                      plant and meters owned or operated by the Transmission Company solely for the transfer of electricity to or from the Transmission Company's Transmission
                                      System into or out of England and Wales.

     "interconnector transfer"        means electricity generating capacity of
                                      an amount not exceeding the maximum
                                      capacity specified in any contract for
                                      use of the relevant interconnector as may at any time be available to generate electricity for transfer across the interconnector to the total system.

     "merit order system"             means a system establishing economic
                                      precedence of electricity from available
                                      E&W generation sets or interconnector
                                      transfers to be delivered or transferred to the total system (subject to other system needs).

     "total system"                   means the systems for the transmission
                                      and distribution of
                                      electricity of all Authorised Electricity
                                      Operators which are located in England
                                      and/or Wales

     "Transmission Company's          means the licence issued to the
     Transmission Licence"            Transmission Company under Section
                                      6(1)(b) of the Act as from time to time
                                      amended.

29. The Supplementary Conditions in this Schedule or parts of them shall cease to have effect on the date specified in a direction to that effect made pursuant to paragraph 4 of Condition 2A in Part II.

SCHEDULE 5
----------

Transmission charge restriction conditions
-----------------------------------------

1.   Definitions
     -----------

1.1  In this Schedule:
     "average charge per regulated unit       means the regulated transmission
     transmitted"                             revenue in the relevant year
                                              divided by the regulated quantity
                                              transmitted in that year.

     "average specified rate"                 means the average of the daily
                                              base rates of Governor and Company
                                              of the Bank of Scotland (or such
                                              other bank as the Director shall
                                              specify from time to time) current
                                              from time to time during the
                                              period in respect of which the
                                              calculation falls to be made.

     "excluded services"                      means those services provided as
                                              part of the Transmission Business
                                              which in accordance with the
                                              principles set out in paragraph 5
                                              fall to be treated as excluded
                                              services.

     "maximum average charge per unit         means the charge calculated in
     transmitted"                             in accordance with the formula in
                                              paragraph 2.1.

     "metered"                                means in relation to any quantity
                                              transmitted, as measured by a
                                              meter installed for such purpose
                                              or (where no such meter is
                                              installed) as otherwise reasonably
                                              calculated.

     "notified value"                        means, in relation to any term,
                                             such value as the Secretary of
                                             State shall ascribe to that term in
                                             a written notice given to the
                                             licensee as soon as practicable
                                             after the date of grant of this
                                             Licence Document.

     "regulated quantity transmitted"        means the aggregate quantity of
                                             units transmitted through the
                                             licensee's transmission system in
                                             that relevant year metered at exit
                                             points on leaving the licensee's
                                             transmission system.

     "regulated transmission revenue"        means the revenue (measured on an
                                             accruals basis) derived from the
                                             provision of transmission services
                                             (including to any Separate
                                             Business, other than the
                                             Transmission Business) in the
                                             relevant year, after deduction of
                                             value added tax (if any) and any
                                             other taxes based directly on the
                                             amounts so derived.

     "relevant entity"                       means any affiliate or related
                                             undertaking of the licensee.

     "regulated unit transmitted"            means any unit within the regulated
                                             quantity transmitted.

     "relevant year"                         means a financial year commencing
                                             on or after 1 April 1990.

     "relevant year t"                       means that relevant year for the
                                             purposes of which any calculation
                                             falls to be made; "relevant year t-
                                             1" means the relevant year
                                             preceding relevant year t or, in
                                             respect of the period prior to 1
                                             April 1990, the period of 12
                                             calendar months commencing on 1
                                             April 1989; and similar expressions
                                             shall be construed accordingly.

     "transmission charge restriction      means this Schedule as from time to
      conditions                           time modified or replaced in
                                           accordance therewith or pursuant to
                                           Section 11, 14 or 15 of the Act.

     "transmission services"               means all services provided as part
                                           of the Transmission Business other
                                           than excluded services.

     "unit"                                means a kilowatt hour.

2.    Initial restriction of transmission charges
      -------------------------------------------

      Basic Formula
      -------------

2.1 Without prejudice to paragraph 6 the licensee shall in setting its charges for the provision of transmission services use its best endeavours to secure that in any relevant year the average charge per regulated unit transmitted shall not exceed the maximum average charge per unit transmitted calculated in accordance with the following formula:

               Tt = [1+ RPIt - XT] Pt-1 - KTt
                      -----------
                              100
          where:

        Tt means the maximum average charge per regulated unit transmitted in relevant year t.

        RPIt means the arithmetic mean of the percentage change (whether of a positive or a negative value) in the Retail Price Index between that published or determined with respect to each of the months from July to December (both inclusive) in relevant year t-1 and that published or determined with respect to the same months in the relevant year t-2 but in relation to the relevant year commencing on 1 April 1994 shall have a value equal to 2.5;

        XT      means 0.

     Pt-1 means that amount per regulated unit transmitted in relevant year t-1 which is derived from the following formula:

                                    Pt-1 = Pt-2 [ 1+ RPIt-1 - XT]
                                                     ------------
                                                     100



               but, in relation to the relevant year commencing on 1 April 1994 Pt-1 shall have a value equal to 0.348p, and in relation to the relevant year commencing on 1 April 1995 Pt-2 shall have that value.

      KTt means the correction factor per regulated unit (whether of a positive or negative value) to be applied to the average price per regulated unit transmitted in relevant year t (other than in the first relevant year and subject to paragraph 3.3) which is derived from the following formula.

               KTt = Q t-1(Ct-1 - Tt-1)(1 + It )
                          -------------     __
                               Qt              100
   where:

      Qt-1 means the regulated quantity transmitted in relevant year t-1, but in relation to the relevant year commencing on 1 April 1995 and each of the four succeeding relevant years shall have the value specified opposite the preceding relevant year in Table 1 below.

      Ct-1     means the average charge per regulated unit transmitted in
               relevant year   t-1.

     Tt-1 means the maximum average charge per unit transmitted in relevant year t-1.

          Qt means the regulated quantity transmitted in relevant year t, but in relation to the relevant year commencing on 1 April 1994 and each of the five succeeding relevant years shall have the value specified opposite that relevant year in Table 1 below.





     Relevant Year Commencing             Regulated Quantity
          1 April                         Transmitted
                                          (Gigawatt hours)

           1994                           26051
           1995                           26893
           1996                           29040
           1997                           29311
           1998                           30399
           1999                           30399

               It means that interest rate in relevant year t which is equal to, where KTt (taking no account of I for this purpose) has a positive value and Ct-1 exceeds Tt-l by more than 2 per cent, the average specified rate plus 4 or, where KTt (taking no account of I for this purpose) has a negative value, or Ct-1 does not exceed Tt-1 by more than 2 per cent the average specified rate.

3.   Restriction of transmission charges: adjustments
     ------------------------------------------------

3.1 If, in respect of any relevant year, the average charge per regulated unit transmitted exceeds the maximum average charge per unit transmitted by more than 3 per cent of the latter, the licensee shall furnish an explanation to the Director and in the next following relevant year the licensee shall not effect any increase in charges for the provision of transmission services the revenue from which is regulated under this Schedule unless it has demonstrated to the reasonable satisfaction of the Director that the average charge per regulated unit transmitted would not be likely to exceed the maximum average charge per unit transmitted in that next following relevant year.

3.2 If, in respect of any 2 successive relevant years, the sum of the amounts by which the average charge per regulated unit transmitted has exceeded the maximum average charge per unit transmitted is more than 4 per cent of the maximum average charge per unit transmitted for the second of these relevant years, then in the next following relevant year the licensee shall, if required by the Director, adjust its charges for the provision of transmission services the revenue from which is regulated under this Schedule such that the average charge per regulated unit transmitted would not be likely, in the judgment of the Director, to exceed the maximum average charge per unit transmitted in that next following relevant year.

3.3 If, in respect of any 2 successive relevant years, the average charge per regulated unit transmitted is less than 90 per cent of the maximum average charge per unit transmitted, the Director, after consultation with the licensee, may direct that in calculating K//Tt// in respect of the next following relevant year, there shall be substituted for C\\t-1\\ in the formula set out in paragraph 2.1 such figure as the Director may specify being not less than C\\t-1\\ and not more than 0.90 (T\\t-1\\).

4.   Information to be provided to the Director in connection with the
     -----------------------------------------------------------------
     transmission charge restriction conditions
     ------------------------------------------

4.1 Where any change is intended to be made in charges for the provision of transmission services the revenue from which is regulated under this Schedule , the licensee shall not later than the time of publication of such change provide the Director with:

     (i) a written forecast of the maximum average charge per unit transmitted, together with its components, in respect of the relevant year t in which such change is to take effect and in respect of the next following relevant year t+1;

     (ii) a written estimate of the maximum average charge per unit transmitted, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 4.5 in respect of relevant year t-l has been furnished by the licensee to the Director before the publication of the proposed change.

4.2 If within 3 months of the commencement of any relevant year t the licensee has not made any such change in charges as is referred to in paragraph 4.1, the licensee shall provide the Director with a written forecast of the maximum average charge per unit transmitted together with its components, in respect of relevant year t.

4.3 Any forecast or estimate provided in accordance with paragraph 4.1 or 4.2 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

4.4 Not later than 6 weeks after the commencement of each relevant year t, the licensee shall send to the Director a statement as to:

     (a) whether or not the provisions of paragraph 3 are likely to be applicable in consequence of the average charge per regulated unit transmitted in the preceding relevant year t-1 or the 2 preceding relevant years t-1 and t-2; and

     (b) its best estimate as to the relevant correction factor K\\Tt\\ calculated in accordance with the formula set out in paragraph 2 to be applied in calculating the maximum average charge per unit transmitted in respect of relevant year t.

4.5 Not later than 3 months after the end of each relevant year the licensee shall send to the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 4.7.

4.6  The statement referred to in the preceding paragraph shall be:

     (a) accompanied by a report from the Auditors that in their opinion such statement fairly presents each of the specified items in accordance with the requirements of the transmission charge restriction conditions and that the amounts shown in respect of each of the specified items are in accordance with the accounting records which have been maintained in accordance with Condition 3 of Part II; and

     (b) certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief after having made all reasonable enquiries:

          (i) there is no amount included in its calculations under paragraph 2 which represents other than bona fide consideration for the provision of transmission services the revenue from which is regulated under this Schedule;

          (ii) no service has been treated as an excluded service other than a service permitted to be so treated in accordance with paragraph 5;

          (iii) no amount included in the revenues stated in respect of excluded services represents other than bona fide consideration for the provision of the excluded service to which it relates.

4.7  The specified items to be shown in the statement referred to in paragraph
     4.5 shall be the following:

     (a)  the regulated quantity transmitted;

     (b)  the average charge per regulated unit transmitted;

     (c)  the regulated transmission revenue;

     (d) the nature of all services provided as part of the Transmission Business and treated as excluded services, together with a statement of the revenues derived from each service so treated;

     (e)  [deleted]

     (f)  [deleted]

     (g)  the details referred to in paragraph 6.5; and

     (h) such other items as shall be specified in directions issued by the Director for the purposes of this Schedule.

4.8 Where the Director issues directions under paragraph 5.6, the licensee shall, if so required by the Director and within such period as the Director shall specify, send to the Director a revised statement in substitution for the licensee's statement under paragraph 4.5 in respect of the relevant year in question and such revised statement shall give effect to such directions.

5.   Excluded services for purposes of Transmission Business
     -------------------------------------------------------

5.1 Subject to paragraph 5.6, there may be treated as excluded services provided by the Transmission Business such services in respect of which charges are made:

     (a)  which fall within paragraph 5.5A; or

     (b)  which:

          (i)    do not fall within paragraph 5.2; and

          (ii) may be determined by the licensee as falling under one of the principles set out in paragraphs 5.3 to 5.5.

5.2 No service provided as part of the Transmission Business shall be treated as an excluded service insofar as it relates to the provision of services remunerated under use of system charges in accordance with Condition 2 of
     Part VI including (without prejudice to the foregoing):

          (i)    the transport of electricity;

          (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges) for the purpose of maintaining or upgrading the licensee's transmission system;

          (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the licensee to comply with Conditions 3 and 4 of Part IV, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the Transmission Business; and

          (iv) the provision, installation and maintenance of any meters, switchgear or other electrical plant ancillary to the grant of use of system.

5.3 The whole or an appropriate proportion (as the case may be) of the charges of the type described in paragraph 7 of Condition 2 of Part VI and borne by any person as connection charges in respect of connections made after the grant of this Licence Document may be treated as excluded services.

5.4 There may be treated as an excluded service charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(2) of the Act) imposed on the licensee.

5.5 There may with the approval of the Director be treated as an excluded service any service of a type not above referred to which:

     (a) consists in the provision of services for the specific benefit of a third party requesting the same; and

     (b) is not made available as a normal part of the Transmission Business remunerated by use of system charges.

5.5A Services may be regarded as excluded services where the charges are:

     (a) to SHE for the provision of capacity for transferring electricity from its authorized transmission area to the Scottish interconnection;

     (b) to SHE for the provision of capacity for transferring electricity across any part of the Scottish interconnection apart from any Upgrade;

     (c) made for the provision of capacity for transferring electricity across any part of any Upgrade;

     (d) to British Nuclear Fuels Limited for use of system for electricity which British Nuclear Fuels Limited delivers to the Licensee's transmission system at Chapelcross in accordance with the specified agreement referred to in paragraph 5(a)(iv) of Condition 7 of Part II; and

     (e) made for the provision of capacity for transferring electricity across any interconnection between Scotland and Northern Ireland.

5.6 Where the Director is satisfied that in light of the principles set out in paragraphs 5.3 to 5.5A inclusive any service treated as being or not being an excluded service should not be so treated, the Director shall issue directions to that effect, and such service shall cease to be treated as an excluded service with effect from the date of issue of such directions or such earlier date (being not earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 4.5 prior to issue of such directions related, unless such statement or the accompanying report or certificate referred to in paragraph 4.6 or any earlier such statement, report or certificate was incorrect or misleading in any material respect) as may be specified in the directions.

5.7 For the purpose of this paragraph "Scottish interconnection", and "Upgrade" have the meaning given in Condition 3.13 of Part VI.

6.   Allowances in respect of security costs
     ---------------------------------------

6.1 At any time during a security period, the licensee may give notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the transmission charge restriction conditions as may be specified in the notice, for the unexpired term of the security period.

6.2 At any time during a security period, the Director may (having regard to his duties under the Act) by means of directions:

     (a) suspend or modify for the unexpired term of the security period the transmission charge restriction conditions or any part or parts thereof; or

     (b) introduce for the unexpired term of the security period new transmission charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate to enable the licensee to recover by means of a uniform percentage increase on all charges made in the course of the Transmission Business an amount estimated as being equal to the licensee's allowed transmission-related security costs during such period, and the licensee shall comply with the terms of the directions so issued.

6.3 Subject to paragraphs 6.4 and 6.6, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to the licensee's allowed transmission-related security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases in the charges made by the licensee in the course of the Transmission Business.

6.4 Paragraph 6.3 shall not apply insofar as such licensee's allowed transmission-related security costs:

     (a)  were otherwise recovered by the licensee; or

     (b) were taken into account by the Director in setting charge restriction conditions by means of directions issued under paragraph 6.2.

6.5 The licensee shall following the end of each relevant year provide to the Director details in respect of that relevant year of:

     (a) the aggregate amounts charged under paragraph 6.3 on account of the licensee's allowed transmission-related security costs; and

     (b) the bases and calculations underlying the increases in charges made by the licensee in the course of the Transmission Business.

6.6 Where the Director is satisfied that the licensee has recovered amounts in excess of the licensee's allowed transmission-related security costs, the Director may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of the Transmission Business for the excess amounts charged to them, and the licensee shall comply with any directions so issued.

6.7 No amounts charged by the licensee under this paragraph 6 (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the transmission charge restriction provisions of paragraph 2.1.

6.8  In this paragraph 6:

     "licensee's allowed transmission      means any cost allowed by the
     related security costs"               Director(uponreceipt of such
                                           information, including a certificate
                                           from the Auditors, as the Director
                                           may request) as being a cost which is
                                           directly attributable to any action
                                           taken or omitted to be taken by the
                                           licensee in its capacity as holder of
                                           the transmission licence for the
                                           purpose of complying with directions
                                           issued by the Secretary of State
                                           under Section 34(4) of the Act.

7.   [no longer used]

Schedule 5A
-----------

Transmission charge restriction conditions
------------------------------------------

1.   Definitions
     -----------

1.1  In this Schedule:

     "average charge per regulated           means the regulated transmission
     unit transmitted"                       revenue in the relevant year
     by                                      divided the regulated quantity
                                             transmitted in that year.

     "average specified rate"                means the average of the daily base
                                             rates of Governor and Company of
                                             the Bank of Scotland (or such other
                                             bank as the Director shall specify
                                             from time to time) current from
                                             time to time during the period in
                                             respect of which the calculation
                                             falls to be made.

     "excluded services"                     means those services provided as
                                             part of the Transmission Business
                                             which in accordance with the
                                             principles set out in paragraph 5
                                             fall to be treated as excluded
                                             services.

     "maximum average charge                 means the maximum average
     per regulated unit transmitted"         charge per regulated unit
                                             transmitted by the Licensee for
                                             relevant year commencing on 1 April
                                             1999 calculated in accordance with
                                             the formula in paragraph 2.1 of
                                             Schedule

                                             5 of the Licensee's licence in
                                             force (or deemed to be in force) as
                                             at 31 March 2000.

     "maximum regulated                      means the maximum regulated
     transmission revenue"                   transmission revenue of the
                                             Licensee calculated in accordance
                                             with the formula contained in
                                             paragraph 2.

     "metered"                               means in relation to any quantity
                                             of units of electricity
                                             transmitted, as measured by a meter
                                             installed for such purposes or
                                             (where no such meter is installed)
                                             as otherwise reasonably calculated.

     "notified value"                        means, in relation to any term,
                                             such value as the Secretary of
                                             State shall ascribe to that term in
                                             a written notice given to the
                                             Licensee as soon as practicable
                                             after the date of grant of this
                                             Licence Document.

     "regulated quantity transmitted"        means the aggregate quantity of
                                             units transmitted through the
                                             Licensee's transmission system in
                                             that relevant year metered at exit
                                             points on leaving the Licensee's
                                             transmission system.


     "regulated transmission revenue"        means the revenue (measured on an
                                             accruals basis) derived from the
                                             provision of transmission services
                                             (including to any Separate Business
                                             other than the Transmission

                                             Business) in the relevant year,
                                             after deduction of value added tax
                                             (if any) and any other taxes based
                                             directly on the amounts so derived.

     "regulated unit transmitted"            means any unit within the regulated
     transmitted.                            quantity

     "relevant entity"                       means any affiliate or related
                                             undertaking of the Licensee.

     "relevant year"                         means a year commencing on 1 April.

     "relevant year t"                       means that relevant year for the
                                             purposes of which any calculation
                                             falls to be made.

     "relevant year t-1"                     means the relevant year preceding
                                             relevant year t and similar
                                             expressions shall be construed
                                             accordingly.

     "transmission charge restriction        means the Conditions in this
                                             Schedule
     conditions"                             (which is part of Schedule 5) as
                                             from time to time modified or
                                             replaced in accordance therewith or
                                             pursuant to Section 11, 14 or 15 of
                                             the Act.

     "transmission services"                 means all services provided as part
                                             of the Transmission Business other
                                             than excluded services.

     "unit"                                  means a kilowatt hour.

2.   Initial restriction of transmission charges
     -------------------------------------------

     Basic Formula
     -------------

     Without prejudice to paragraph 6 the Licensee shall in setting its charges for the provision of transmission services use its best endeavours to secure that in any relevant year the regulated transmission revenue shall not exceed the maximum regulated transmission revenue calculated in accordance with the following formula:


          TR\\t\\ = R\\t\\ - KK\\Tt\\

          where:

          TR\\t\\ means the maximum regulated transmission revenue in relevant year t; and

          R\\t\\ in relation to the relevant year commencing 1 April 2000, shall have a value equal to (Pounds)114.36 million and in relation to any subsequent relevant year the value of it shall be derived from the following formula:


                    R\\t\\ = R\\t-1\\ [ 1+ RP\\IT\\-\\X\\T]
                                           ----------------
                                                     /100/
                  where

                   RPI\\t\\ means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index figures published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index figures published or determined with respect to the same months in relevant year t-2.

                      X\\T\\  means 0.

          KK\\Tt\\ means the correction factor (whether of a positive or negative value) to be applied to the regulated transmission revenue in relevant year t (subject to paragraph 3.3) which factor is to be derived as follows:


                      (a)  in the relevant year commencing 1 April 2000:

                      KK\\Tt\\ = Q\\t-1\\ x (C\\t-1\\-T\\t-1\\ ) x (1+ IR/t/)
                                 --------                              -----
                                    100                                 100

                      where

                      C\\t-1\\ means the average charge per regulated unit transmitted in relevant year commencing 1 April 1999.

                      IR\\t\\ means that interest rate which is equal to, where KK\\Tt\\ in relevant year commencing 1 April 2000 (taking no account of IR for this purpose) has a positive value and C\\t-1\\ exceeds T\\t-l\\ by more than 2 per cent, the average specified rate plus 4 or, where KK\\Tt\\ in that relevant year commencing 1 April 2000 (taking no account of IR for this purpose) has a negative value and C\\t-1\\ does not exceed T\\ t-1\\ by more than 2 per cent, the average specified rate.

                      Q\\t-1\\ has the value 30,399 (which represents the regulated quantity transmitted (expressed in
                                GWh) by the Licensee in relevant year commencing 1 April 1999).

                      T\\t-1\\ means the maximum average charge per regulated unit transmitted in relevant year commencing 1 April 1999; as determined in accordance with
                                Schedule 5 of the form of Licensee's licence in force as at 31 March 2000; and

               (b) in subsequent relevant years Kdt is to be derived from the following formula:

               KK\\Tt\\ =(CR\\t-1\\ - TR\\t-1\\ )(1+/It/)
                                                    ----
                                                     100


               where:

               CR\\t-1\\ means the regulated transmission revenue in relevant year t-1.

               TR\\t-1\\ means the maximum regulated transmission revenue in relevant year t-1.

               I\\t\\ means that interest rate in relevant year t which is equal to, where KK\\Tt\\ (taking no account of I for this purpose) has a positive value and CR\\t-1\\ exceeds TR\\t-l\\ by more than 2 per cent, the average specified rate plus 4 or, where KK\\Tt\\ (taking no account of I for this purpose) has a negative value and CR\\t-1\\ does not exceed TR\\t-1\\ by more than 2 per cent, the average specified rate.

3.   Restriction of transmission charges: adjustments
     ------------------------------------------------

3.1 If, in respect of any relevant year, the regulated transmission revenue exceeds the maximum regulated transmission revenue by more than 3 per cent of the latter, the Licensee shall furnish an explanation to the Director and in the next following relevant year the Licensee shall not effect any increase in charges for the provision of transmission services, the revenue from which is regulated under the Conditions in this Schedule, unless it has demonstrated to the reasonable satisfaction of the Director that the regulated transmission revenue in that next following relevant year would not be likely to exceed the maximum regulated transmission revenue in that same relevant year.

3.2 If, in respect of any 2 successive relevant years, the sum of the amounts by which the regulated transmission revenue has exceeded the maximum regulated transmission revenue is more than 4 per cent of the maximum regulated transmission revenue for the second of these relevant years, then in the next following relevant year the Licensee shall, if required by the Director, adjust its charges for the provision of transmission services, the revenue from which is regulated under this Schedule, such that the regulated transmission revenue would not be likely, in the judgment of the Director, to exceed the maximum regulated transmission revenue in that next following relevant year.

3.3 If, in respect of any 2 successive relevant years, the regulated transmission revenue is less than 90 per cent of the maximum regulated transmission revenue, the Director, after consultation with the Licensee, may direct that in calculating KKTt in respect of the next following relevant year, there shall be substituted for CRt-1 in the formula set out in paragraph 2.1 such figure as the Director may specify being not less than CRt-1 and not more than 0.90 (TRt-1).

4.   Information to be provided to the Director in connection with the
     -----------------------------------------------------------------
     transmission charge restriction conditions
     ------------------------------------------

4.1 Where any change is intended to be made in charges for the provision of transmission services the revenue from which is regulated under this Schedule, the Licensee shall not later than the time of publication of such change provide the Director with:

     (i) a written forecast of the maximum regulated transmission revenue, together with its components, in respect of the relevant year t in which such change is to take effect and in respect of the next following relevant year t+1; and

     (ii) a written estimate of the maximum regulated transmission revenue, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with the requirements of paragraph
          4.5 in respect of relevant year t-l has been furnished by the Licensee to the Director before the publication of the proposed change.

4.2 If within 3 months of the commencement of any relevant year t the Licensee has not made any such change in charges as is referred to in paragraph 4.1, the Licensee shall provide the Director with a written forecast of the maximum regulated transmission revenue together with its components, in respect of relevant year t.

4.3 Any forecast or estimate provided in accordance with paragraph 4.1 or 4.2 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

4.4 Not later than 6 weeks after the commencement of each relevant year t, the Licensee shall send to the Director a statement as to:

     (a) whether or not the provisions of paragraph 3 are likely to be applicable in consequence of the regulated transmission revenue in the preceding relevant year t-1 or the 2 preceding relevant years t-1 and t-2; and

     (b) its best estimate as to the relevant correction factor KKTt calculated in accordance with the formula set out in paragraph 2 to be applied in calculating the maximum regulated transmission revenue in respect of relevant year t.

4.5 Not later than 3 months after the end of each relevant year the Licensee shall send to the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 4.7.

4.6  The statement referred to in the preceding paragraph shall be:

     (a) accompanied by a report from the Auditors that in their opinion such statement fairly presents each of the specified items in accordance with the requirements of the transmission charge restriction conditions and that the amounts shown in respect of each of the specified items are in accordance with the accounting records which have been maintained in accordance with Condition 3 of Part II; and

     (b) certified by a director of the Licensee on behalf of the Licensee that to the best of his knowledge, information and belief after having made all reasonable inquiries:

          (i) there is no amount included in its calculations under paragraph 2 which represents other than bona fide consideration for the provision of transmission services the revenue from which is regulated under this Schedule;

          (ii) no service has been treated as an excluded service other than a service permitted to be so treated in accordance with paragraph 5;

          (iii) no amount included in the revenues stated in respect of excluded services represents other than bona fide consideration for the provision of the excluded service to which it relates.

4.7  The specified items to be shown in the statement referred to in paragraph
     4.5 shall be the following:

     (a)  the regulated quantity transmitted;

     (b)  [no longer used]

     (c)  the regulated transmission revenue;

     (d) the nature of all services provided as part of the Transmission Business and treated as excluded services, together with a statement of the revenues derived from each service so treated;

     (e)  [no longer used]

     (f)  [no longer used]

     (g)  the details referred to in paragraph 6.5; and

     (h) such other items as shall be specified in directions issued by the Director for the purposes of this Schedule.

4.8 Where the Director issues directions under paragraph 5.6, the Licensee shall, if so required by the Director and within such period as the Director shall specify, send to the Director a revised statement in substitution for the Licensee's statement under paragraph 4.5 in respect of the relevant year in question and such revised statement shall give effect to such directions.

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

5.   Excluded services for purposes of Transmission Business
     -------------------------------------------------------

5.1 Subject to paragraph 5.6, there may be treated as excluded services provided by the Transmission Business such services in respect of which charges are made:

     (a)  which fall within paragraph 5.5A; or

     (b)  which:

          (i)   do not fall within paragraph 5.2; and

          (ii) may be determined by the Licensee as falling under one of the principles set out in paragraphs 5.3 to 5.5.

5.2 No service provided as part of the Transmission Business shall be treated as an excluded service insofar as it relates to the provision of services remunerated under use of system charges in accordance with Condition 2 of
     Part VI including (without prejudice to the foregoing):

          (i)   the transport of electricity;

          (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges) for the purpose of maintaining or upgrading the Licensee's transmission system;

          (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the Licensee to comply with Conditions 3 and 4 of Part IV, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the Transmission Business; and

          (iv) the provision, installation and maintenance of any meters, switchgear or other electrical plant ancillary to the grant of use of system.

5.3 The whole or an appropriate proportion (as the case may be) of the charges of the type described in paragraph 10 of Condition 2 of Part VI and borne by any person as connection charges in respect of connections made after the grant of this Licence Document may be treated as excluded services.

5.4 There may be treated as an excluded service charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(2) of the Act) imposed on the Licensee.

5.5 There may with the approval of the Director be treated as an excluded service any service of a type not above referred to which:

     (a) consists in the provision of services for the specific benefit of a third party requesting the same; and

     (b) is not made available as a normal part of the Transmission Business remunerated by use of system charges.

5.5A Services may be regarded as excluded services where the charges are:

     (a) the rental for Transmission Business assets hosting fibre-optic telecommunications systems and used by third parties;

     (b) made for the provision of capacity for transferring electricity across any part of any Upgrade;

     (c) to SHE for the provision of capacity for transferring electricity from its authorized transmission area to the Scottish interconnection;

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

     (d) to SHE for the provision of capacity for transferring electricity across any part of the Scottish interconnection apart from any Upgrade;

     (e) made for the provision of capacity for transferring electricity across any interconnection between Scotland and Northern Ireland.

5.6 Where the Director is satisfied that, in light of the principles set out in paragraphs 5.3 to 5.5A inclusive, any service treated as being or not being an excluded service should not be so treated, the Director shall issue directions to that effect, and such service shall cease to be treated as an excluded service with effect from the date of issue of such directions or such earlier date (being not earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 4.5 prior to issue of such directions related, unless such statement or the accompanying report or certificate referred to in paragraph 4.6 or any earlier such statement, report or certificate was incorrect or misleading in any material respect) as may be specified in the directions.

5.7 For the purpose of this paragraph "Scottish interconnection", and "Upgrade" have the meaning given in Condition 3.13 of Part VI.

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

6.   Allowances in respect of security costs
     ---------------------------------------

6.1 At any time during a security period, the Licensee may give notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the transmission charge restriction conditions as may be specified in the notice, for the unexpired term of the security period.

6.2 At any time during a security period, the Director may (having regard to his duties under the Act) by means of directions:

     (a) suspend or modify for the unexpired term of the security period the transmission charge restriction conditions or any part or parts thereof; or

     (b) introduce for the unexpired term of the security period new transmission charge restriction conditions;

     in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate to enable the Licensee to recover by means of a uniform percentage increase on all charges made in the course of the Transmission Business an amount estimated as being equal to the Licensee's allowed transmission-related security costs during such period, and the Licensee shall comply with the terms of the directions so issued.

6.3 Subject to paragraphs 6.4 and 6.6, the Licensee shall in any relevant year be entitled to recover an aggregate amount equal to the Licensee's allowed transmission-related security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases in the charges made by the Licensee in the course of the Transmission Business.

6.4 Paragraph 6.3 shall not apply insofar as such Licensee's allowed transmission-related security costs:

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

     (a)  were otherwise recovered by the Licensee; or

     (b) were taken into account by the Director in setting charge restriction conditions by means of directions issued under paragraph 6.2.

6.5 The Licensee shall following the end of each relevant year provide to the Director details in respect of that relevant year of:

     (a) the aggregate amounts charged under paragraph 6.3 on account of the Licensee's allowed transmission-related security costs; and

     (b) the bases and calculations underlying the increases in charges made by the Licensee in the course of the Transmission Business.

6.6 Where the Director is satisfied that the Licensee has recovered amounts in excess of the Licensee's allowed transmission-related security costs, the Director may issue directions requiring the Licensee to take such steps as may be specified to reimburse customers of the Transmission Business for the excess amounts charged to them, and the Licensee shall comply with any directions so issued.

6.7 No amounts charged by the Licensee under this paragraph 6 (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the transmission charge restriction provisions of paragraph 2.

6.8  In this paragraph 6:

     "Licensee's allowed transmission-   means any cost allowed by the Director
     related security costs"             (upon receipt of such information,
                                         including a certificate from the
                                         Auditors, as the Director may request)
                                         as being a cost which is directly
                                         attributable to any action taken or
                                         omitted to be taken by the

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

                                         Licensee in its capacity as holder of
                                         the transmission licence for the
                                         purpose of complying with directions
                                         issued by the Secretary of State under
                                         Section 34(4) of the Act.

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

7.   Duration of transmission charge restriction conditions
     ------------------------------------------------------

7.1 The transmission charge restriction conditions shall apply so long as the transmission licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the Licensee delivers to the Director a disapplication request made in accordance with paragraph 7.2 and:

     (a)  the Director agrees in writing to the disapplication request; or

     (b) their application (in whole or in part) is terminated by notice given by the Licensee in accordance with either paragraph 7.4 or paragraph 7.5.

7.2  A disapplication request shall (a) be in writing addressed to the Director,
     (b) specify the transmission charge restriction conditions (or any part or parts thereof) to which the request relates and (c) state the date (being not earlier than the date referred to in paragraph 7.3) from which the Licensee wishes the Director to agree that the specified transmission charge restriction conditions shall cease to have effect.

7.3 Save where the Director agrees otherwise, no disapplication following delivery of a disapplication request pursuant to this paragraph 7 shall have effect earlier than the date which is the later of:

     (a) the date occurring 18 months after delivery of the disapplication request; and

     (b)  31 March 2005.

7.4 If the Director has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the transmission charge restriction conditions before the beginning of

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

     the period of 12 months which will end with the disapplication date, the Licensee may deliver written notice to the Director terminating the application of such of the transmission charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

7.5 If the Competition Commission makes a report on a reference made by the Director relating to the modification of the transmission charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such transmission charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the Licensee may within 30 days after the publication of the report by the Director in accordance with Section 13 of the Act deliver to him written notice terminating the application of such transmission charge restriction conditions (or any part or parts thereof) with effect from the disapplication date or a later date.

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

SCHEDULE 6
----------

Public electricity supply charge restriction conditions
-------------------------------------------------------

1.   Definitions
     -----------

1.1  In this Schedule:

     "attribute"                            means attribute in accordance with
                                            the principles set out in paragraph
                                            8.

     "average charge per regulated unit     means the regulated distribution
     distributed"                           revenue in the relevant year divided
                                            by the regulated quantity
                                            distributed in that year.

     "average specified rate"               means the average of the daily base
                                            rates of the Governor and Company of
                                            the Bank of Scotland (or such other
                                            bank as the Director shall specify
                                            from time to time) current from time
                                            to time during the period in respect
                                            of which the calculation falls to be
                                            made.

     "distribution losses"                  means units unaccounted for on the
                                            Licensee's distribution system,
                                            measured as being the difference
                                            between the units metered on entry
                                            into the system and the units
                                            metered on leaving the system.

     "distribution revenue"                 means the revenue (measured on an
                                            accruals basis) derived from the
                                            provision of distribution services
                                            (including to any Separate Business

                                            (other than the Distribution
                                            Business)) in the relevant year,
                                            after deduction of value added tax
                                            (if any) and any other taxes based
                                            directly on the amounts so derived.

     "distribution services"                means all services provided as part
                                            of the Distribution Business other
                                            than excluded services.

     "EHV premises"                         means premises connected to the
                                            Licensee's distribution system at a
                                            voltage at or higher than 22
                                            kilovolts or at a sub-station with a
                                            primary voltage of 66 kilovolts or
                                            above, to which units are delivered
                                            by the Licensee, or any relevant
                                            entity, and which fall to be treated
                                            as EHV premises in accordance with
                                            paragraph 9.1.

     "EHV units"                            means units distributed by the
                                            Licensee, or any relevant entity,
                                            which are delivered or deemed to be
                                            delivered to EHV premises.

     "England and Wales PES"                means a public electricity supplier
                                            for an authorised area wholly in
                                            England and Wales.

     "excluded services"                    means those services which in
                                            accordance with the principles set
                                            out in paragraphs 9.2 and 9.3 fall
                                            to be treated as excluded services.

     "HV units"                             means units (other than EHV units)
                                            distributed by the Licensee which
                                            are delivered to premises connected
                                            to the Licensee's distribution
                                            system at a voltage at or higher

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

                                            than 1000 volts.

     "LV units"                             means units distributed by the
                                            Licensee which are delivered to
                                            premises connected to the Licensee's
                                            distribution system at a voltage
                                            less than 1000 volts.

     "LV1 units"                            means LV units which are distributed
                                            by the Licensee outside night-time
                                            or weekend periods to domestic
                                            premises or small non-domestic
                                            premises where the appropriate use
                                            of system charges apply different
                                            rates in night-time or weekend
                                            periods as opposed to other times of
                                            day or week, for the avoidance of
                                            doubt including the use of system
                                            charges under the tariffs specified
                                            in paragraph 9.5.2.

     "LV2 units"                            means LV units which are distributed
                                            by the Licensee to domestic premises
                                            or small non-domestic premises:

                                            (a) during night-time or weekend
                                            periods, where the appropriate use
                                            of system charges apply different
                                            rates in night-time or weekend
                                            periods as opposed to other times of
                                            the day; or

                                            (b) where the appropriate use of
                                            system charges are incorporated into
                                            tariffs which restrict availability
                                            of supply to specified off-peak
                                            periods,

                                            for the avoidance of doubt including
                                            the use of
                                            system charges under the tariffs
                                            specified in paragraph 9.5.3.

     "LV3 units"                            means LV units other than LV1 and
                                            LV2 units for the avoidance of doubt
                                            including the tariffs specified in
                                            paragraph 9.5.4.

     "maximum average charge per unit       means the charge calculated in
     distributed"                           accordance with the formula in
                                            paragraph 4.1.

     "metered"                              means, in relation to any quantity
                                            supplied or distributed as measured
                                            by a meter installed for such
                                            purpose or (where no such meter is
                                            installed or it is not reasonably
                                            practicable to measure the quantity
                                            by such meter) as otherwise
                                            reasonably calculated.

     "public electricity supply charge      means the Conditions contained in
     restriction conditions"                this Schedule 6 (including the
                                            Conditions in Schedule 6A), as from
                                            time to time modified or replaced in
                                            accordance therewith or pursuant to
                                            Sections 11, 14, or 15 of the Act.

     "quantity supplied"                    means the aggregate quantity of
                                            units supplied by the Licensee in
                                            the relevant year metered at the
                                            points of supply in the authorised
                                            supply area of the Licensee.

     "regulated distribution revenue"       means distribution revenue except
                                            such part thereof as derives from
                                            the distribution of EHV units or
                                            excluded services.

     "regulated distribution unit           means as the case may be HV units or
                                            LV1
     category"                              units or LV2 units or LV3 units.

     "regulated quantity distributed"       means the aggregate quantity of
                                            units distributed (both for the
                                            Licensee and on behalf of third
                                            parties under use of system) through
                                            the Licensee's distribution system
                                            in the relevant year metered at exit
                                            points on leaving the Licensee's
                                            distribution system, but excluding
                                            for this purpose:

                                            (a)  units distributed for the
                                            purpose of supply to premises
                                            outside the Licensee's authorised
                                            supply area; and

                                            (b)  EHV units.

     "relevant entity"                      means any affiliate or related
                                            undertaking of the Licensee.

     "relevant year"                        means a financial year commencing on
                                            or after 1 April 1990.

     "relevant year t"                      means that relevant year for the
                                            purposes of which any calculation
                                            falls to be made;

     "relevant year t-1"                    means the relevant year preceding
                                            relevant year t or, in respect of
                                            the period prior to 1/st/ April
                                            1990, the period of 12 calendar
                                            months commencing on 1 April 1989;
                                            and similar expressions shall be
                                            construed accordingly.

     "supply" excludes supply outside the Licensee's authorised supply area, standby, top-up and

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

                                            any other sales of electricity to
                                            persons other than customers;
                                            "supplied" and similar expressions
                                            shall be construed accordingly.

     "transmission services"                means all services provided as part
                                            of the Transmission Business other
                                            than excluded services (as defined
                                            in paragraph 1.1 of Schedule 5.

     "unit"                                 means a kilowatt hour.

1.2 In this Schedule, any reference to the first relevant year shall be a reference to the relevant year commencing on 1 April 1990, and any reference to the second relevant year and so on shall be construed accordingly.

2.   [Deleted]

3.   [Deleted]

4.   Restriction of distribution charges
     -----------------------------------

     Basic Formula
     -------------

4.1 Without prejudice to paragraph 7, the Licensee shall in setting its charges for the provision of distribution services use its best endeavours to ensure that in any relevant year the average charge per regulated unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

               M\\dt\\ = P\\dt\\ + PN\\dt\\ - PM\\dt\\ - K\\dt\\

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

4.2 For the purposes of paragraph 4.1, M\dt\ means the maximum average charge per unit distributed in relevant year t.

     Formula for P\dt\ as used in paragraph 4.1
     ------------------------------------------

4.3 For the purposes of paragraph 4.1, P\dt\is derived from the following formula:

          P\dt\ = (PUM.GR\t\.PID\t\) + (PL.(AL\t\-L\t\).PIL\t\)
                  ---------------------------------------------
                                    D\t\


                                    where:

     PUM            means an amount equal to (Pounds)261.9 million.


     GR\t\ in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:

                         GR\t\ = 0.5 (EP\oi\.D\it\   C\dt\)
                                     ------------ + ------   GR\t-1\
                                     (EP\oi\.D\it-1\ C\dt-1\)


                    where:

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

     E means the summation across all regulated distribution unit categories i as described in the definition of the term P\oi\.

     P\oi\ means in respect of each regulated distribution unit category i set out below in column 1, the value equal to that amount set opposite that category in column 2.

            -------------------------------------------------------------
                       Column 1                       Column 2
            -------------------------------------------------------------
               regulated distribution                 Value (p)
                                                      ---------
                 unit category i
            -------------------------------------------------------------
                        HV                              0.482
                        LV1                             2.790
                        LV2                             0.281
                        LV3                             1.704
            -------------------------------------------------------------


     D\it\ means that number of units in each regulated distribution unit category i distributed in relevant year t.

     D\it-1\ means that number of units in each regulated distribution unit category i distributed in relevant year t-1.

     C\dt\ means a notional figure representing the number of customers in the authorised area (for the purpose of this term C\dt\ only) for each relevant year, given in the table below.

              relevant year beginning:

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

                 1st April 1999        1,838,900
                 1st April 2000        1,857,300
                 1st April 2001        1,875,900
                 1st April 2002        1,894,700
                 1st April 2003        1,913,600
                 1st April 2004        1,932,700

                 provided that for any relevant year t beginning on or after 1st April 2005, C\dt\ shall equal 1,932,700.


     C\dt\-1     means the number equal to C\dt\ in relevant year t-1.

     PID\t\ in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:

                 PID\t\ = (1 + RPI\t\ - Xd\t\)
                               --------------- PID\t-1\
                                     100

     RPI\t\ means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

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

     Xd\t\       means 3.

     PL          means an amount equal to 2.9p.

     AL\t\ means in respect of relevant year t, allowed distribution losses calculated as provided in paragraph 4.6.5.

     L\t\ means in respect of relevant year t, adjusted distribution losses calculated as provided in paragraphs 4.6.2 to 4.6.4.

     PIL\t\      is derived from the following formula:

                  PIL\t\ = (1+RPI\t\)
                              ------  PIL\t-1\
                                100
                 where, for the eleventh relevant year, PIL\t-1\ equals 1.

     D\t\        means the regulated quantity distributed in relevant year t.

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

     Formula for PN\dt\ as used in paragraph 4.1
     -------------------------------------------

4.4 For the purposes of paragraph 4.1, in the eleventh and subsequent relevant years the term PN\dt\ shall be calculated in accordance with the following formula:


                    PN\dt\ = (PS+PR)PIR\t\
                             -------------
                                 D\t\

     where:

     PS means an amount equal to (Pounds)3.25 million for each of the eleventh to the fifteenth relevant years, and thereafter shall be 0.

     PR means, in the eleventh and all subsequent relevant years, an amount equal to (Pounds)2.01 million.

     PIR\t\ in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:


                    PIR\t\ =(1+RPI\t\)
                               ------PIR\t-1\
                                100

                    where for the ninth relevant year PIR\t-1\ equals 1.


4.4A For the purposes of paragraph 4.1, PM\dt\ is derived from the following formula:

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

                         PM\dt\=RM\dt\
                                ------
                                 D\t\

     where:

     RM\dt\ means an amount equal to the Licensee's relevant reduction in costs in the relevant year t resulting from the fact that the Licensee has ceased to provide meter provision services and meter operation services (as defined in paragraph 1 of Condition 8C of Part V) in respect of customers in respect of whom it provided meter provision services and meter operation services at 31 March 2000. The Licensee's relevant reduction in costs shall be calculated in real terms, and shall be the amount, if any, by which the Licensee's cash operating costs (excluding costs of a non-recurring nature) of providing such services in the relevant year t fall short of the cash operating costs (excluding costs of a non-recurring nature) of providing such services in the tenth relevant year, to the extent that such shortfall is attributable to the fact that the Licensee has ceased, since 31 March 2000, to provide (whether directly or through an agent acting on its behalf) meter provision services and meter operation services in respect of such customers. The Licensee's relevant reduction in costs shall exclude the amount of any reduction in costs in providing any services which constitute excluded services.

     Formula for K\dt\ as used in Paragraph 4.1
     ------------------------------------------

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

4.5 For the purposes of paragraph 4.1, K\dt\ means the correction factor per unit (whether of a positive or a negative value) derived, subject to paragraph 5.3 from the following formula, provided that the value of K\dt\ for the eleventh relevant year shall be the value of K\dt\ arising for that year from the application of the formula for Kdt applicable under paragraph 4 of this Schedule (in the form of that paragraph in force on 31 March
     2000) but adjusted by adding the amount of TA\dt\ for the tenth relevant year calculated by the application of the formula for TA\dt\ applicable under paragraph 4 of this Schedule to the form of licence in force as at 31 March 2000:


                    K\dt\ = R\dt-1\ - (D\t-1\.M\dt-1\)    I\dt\
                            -------------------------(1 x -----)
                                           D\t\            100


     where:

     R\dt-1\      means the distribution revenue in relevant year t-1.

     D\t-1\       means the regulated quantity distributed in relevant year t-1.

     M\dt-1\ means maximum average charge per unit distributed in relevant year t-1.

     I\dt\ means that interest rate in relevant year t which is equal to, where K\dt\ (taking no account of I\d\for this purpose) has a positive value, the average specified rate plus 4, or where K\dt\ (taking no

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

                  account of I\d\ for this purpose) has a negative value, the average specified rate.

4.5A In paragraph 4 any term defined for the purposes of paragraph 4.1 shall have the same meaning in all the sub paragraphs and provisions of paragraph 4.

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

4.6   Calculation of factor in respect of distribution losses
      -------------------------------------------------------

4.6.1 The terms AL\t\ and L\t\ which are used in paragraph 4.3 of this Schedule shall each be determined using the consistent methodological basis set out in paragraphs 4.6.2 to 4.6.6 below.

      Consistent methodological basis for determination of AL\t\ and L\t\
      -------------------------------------------------------------------

4.6.2 Adjusted distribution losses L\t\ in respect of relevant year t shall mean the difference between adjusted bulk supply point purchases (calculated as provided in paragraph 4.6.3) and adjusted units distributed (calculated as provided in paragraph 4.6.5).

4.6.3 Adjusted bulk supply point purchases shall be obtained by adjusting the units metered on entry to the Licensee's distribution system by:

      (a) excluding that number of units which is equal to the sum of:

          (i)   EHV units; and

          (ii) units distributed by the Licensee for the purpose of supply to premises outside the Licensee's authorised area; and

          (iii) an amount in respect of distribution losses between the bulk supply point and the exit point attributable to the units referred to in (i) and (ii) above, as determined in accordance with the schedule of adjustment factors referred to in Part VI, Condition 2, paragraph 7(b); and

      (b) including an amount (in units) to represent the effect of units entering the Licensee's distribution system otherwise than at bulk supply points, being the difference between the number

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

             of units so entering and the number of units that would have been required to have entered at bulk supply points in their absence (such latter number of units calculated consistently with the principles underlying the schedule of adjustment factors referred to at Part VI, Condition 2, paragraph 7(b)).

4.6.4   [deleted].

4.6.5   Adjusted units distributed shall be obtained by:

        (a) calculating all units distributed by the Licensee metered during relevant year t at exit points on leaving the Licensee's distribution system; and

        (b) deducting therefrom EHV units delivered or deemed to be delivered during relevant year t and units distributed during relevant year t for the purpose of supply to premises outside the Licensee's authorised area; and

        (c) adding thereto an amount equal to the units consumed during relevant year t on the Licensee's premises in the authorised area (insofar as not otherwise taken into account in determining units distributed under sub-paragraph (a) above).

4.6.6 The allowed distribution losses AL\t\ in relevant year t shall be derived as follows

         (a) by ascertaining the adjusted units distributed in accordance with paragraph 4.6.5;

         (b) multiplying the resulting adjusted units figure by the aggregate of adjusted distribution losses (calculated as provided in paragraph 4.6.2) over the 10 preceding relevant years; and

         (c) dividing the product by the aggregate of adjusted units distributed over the same preceding relevant years.

     Information to be provided to the Director
     ------------------------------------------

     4.6.7  [deleted].

     4.6.8 The Licensee shall, following the end of the sixth relevant year and each succeeding relevant year, furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, a statement showing the bulk supply point purchases, adjusted units distributed and adjusted distribution losses for that relevant year, accompanied by the underlying calculations of the adjusted distribution losses and (where appropriate) an explanation of any changes in the basis of calculation of estimation thereof.

     4.6.9 Where the Director is satisfied that any statement or underlying calculation provided has not been drawn up in conformity with paragraph 4.6.2 to 4.6.6 above, the Director may issue directions, and the statement or underlying calculation shall be adjusted with effect from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in the directions.

5.   Restriction of distribution charges: adjustments
     ------------------------------------------------

5.1 If, in respect of any relevant year, the average charge per regulated unit distributed exceeds the maximum average charge per unit distributed by more than 3 per cent, the Licensee shall furnish an explanation to the Director and in the next following relevant year the Licensee shall not effect any increase in charges for the provision of distribution services unless it has demonstrated to the reasonable satisfaction of the Director that the average charge per regulated unit distributed would not be likely to exceed the maximum charge per unit distributed in that next following relevant year.

5.2 If, in respect of any 2 successive relevant years, the sum of the amounts by which the average charge per regulated unit distributed has exceeded the maximum average charge per unit distributed is more than 4 per cent, then in the next following relevant year the Licensee shall, if required by the Director, adjust its charges such that the average charge per unit distributed would not be likely, in the judgement of the Director, to exceed the maximum average charge per unit distributed in that next following relevant year.

5.3 If, in respect of 2 successive relevant years, the average charge per regulated unit distributed is less than 90 per cent of the maximum average charge per unit distributed, the Director, after consultation with the Licensee, may direct that in calculating K\dt\ for the purposes of paragraphs 4.1 and 4.5 in respect of the next following relevant year, there shall be substituted for R\dt-1\ in the formula at that paragraph 4.5 such figure as the Director may specify being not less than R\dt-1\ and not more than 0.90 (D\t-1\.M\dt-1\).

[5.4.1, 5.4.2, 5.4.3 and 5.5 deleted]

6.   Information to be provided to the Director in connection with the public
     ------------------------------------------------------------------------
     electricity supply charge restriction conditions
     ------------------------------------------------

6.1 Where any change is intended to be made in charges for the provision of distribution services regulated under paragraph 4 the Licensee shall not later than the time referred to in paragraph 6.2 provide the Director with:

     (a) a written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t in which such change is to take effect and in respect of the next following relevant year t+1; and

     (b) a written estimate of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect, unless a statement which complies with the requirements of paragraph 6.7 in respect of relevant year t-1 has been furnished by the Licensee to the Director before the publication of the proposed change.

6.2 The relevant time referred to in paragraph 6.1 shall be the date of publication of such change.

6.3 If within 3 months of the commencement of any relevant year t the Licensee has not provided the aforementioned forecasts pursuant to paragraph 6.1 for the purpose of such changes in charges as are referred to in paragraph 6.1, the Licensee shall provide the Director with a written forecast of the maximum average charge per unit distributed together with its components in respect of the relevant year t.

6.4  [deleted]

6.5 The Director may issue directions providing that any forecast or estimate provided in accordance with paragraphs 6.1 or 6.3 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the forecast or estimate has been properly prepared on a consistent basis and the Licensee shall comply with such directions.

6.6 Not later than six weeks after the commencement of each relevant year t, the Licensee shall send to the Director a statement as to:


     (a) whether or not the provisions of paragraph 5 are likely to be applicable in consequence of the average charge per regulated unit distributed in the preceding relevant year t-1 or the two preceding relevant years t-1 and t-2; and

     (b) its best estimate as to the relevant correction factor K\dt\ calculated in accordance with the formula set out in paragraph 4.5 to be applied in calculating the maximum average charge per unit distributed in respect of the relevant year t.

6.6A [deleted]

6.7 Not later than 3 months after the end of each relevant year the Licensee shall send to the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 6.9.

6.8  The statement referred to in the preceding paragraph shall be:

     (a)  accompanied by a report from the Auditors that in their opinion:-

          (i) such statement fairly presents each of the specified items referred to in paragraph 6.9 in accordance with the requirements of the public electricity supply charge restriction conditions; and

          (ii) the amounts shown in respect of each of those specified items are in accordance with the Licensee's accounting records which have been maintained in respect of each of the relevant Separate Businesses in accordance with Condition 3 of Part II; and

     (b) certified by a director of the Licensee on behalf of the Licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

          (i)   [deleted];

          (ii) there is no amount included in its calculations under paragraph 4 which represents other than:

                (aa) bona fide consideration for the provision of distribution services in the course of the Distribution Business; or

                (bb) an amount permitted under the public electricity supply charge restriction conditions to be so included;

          (iii) there is no amount included in its calculations of allowed security costs under paragraph 7 which represents other than an amount permitted under the public electricity supply charge restriction conditions to be so included;

          (iv) no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates; and

          (v) all amounts which should properly be taken into account for the purposes of the public electricity supply charge restriction conditions have been taken into account.

6.9 The specified items to be contained in the statement referred to in paragraph 6.7 shall be the following:

     (a)  the regulated quantity distributed;

     (b)  the quantity distributed in each regulated distribution unit category;

     (c)  the average charge per regulated unit distributed;

     (d) the value of the term TA\dt\ in respect of the tenth relevant year only together with the value of each of the component parts as described in paragraph 4.4 in the form of Licence in force on 31 March 2000;

     (e)  the information referred to at paragraph 7.8;

     (f) the statements and information referred to at paragraphs 9.1.2, 9.4.1 and 9.5.1;

     (g) such other items as shall be specified in directions issued by the Director for the purposes of this Schedule;

     (h)  the statement and information referred to at paragraph 4.6.8; and

     (i)  the statement and information referred to at paragraph 8.5.

     [Proviso deleted/no longer used].

6.10 Where the Director exercises his power to issue directions under paragraph
     7.9 or paragraphs 8.6, 9.1.3, 9.4.2 or 9.5.5 then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 6.7 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 6.8) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

6.11 Where the Director issues such directions as are referred to in the preceding paragraph the Licensee shall, within such period as the Director may specify, send to the Director a revised statement in substitution for the Licensee's statement under paragraph 6.7 in respect of the relevant year, which revised statement shall confirm and give effect to the contents of the statement under paragraph 6.7.

7.   Allowances in respect of security costs
     ---------------------------------------

7.1 The Licensee may at any time after the commencement of a security period give notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the public electricity supply charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

7.2 At any time during a security period, the Director may (having regard to his duties under the Act) by means of directions:

     (a) suspend or modify for the unexpired term of the security period the public electricity supply charge restriction conditions or any part or parts thereof; or

     (b) introduce for the unexpired term of the security period new public electricity supply charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate:

     (i) to enable the Licensee to recover by means of increased charges an amount estimated as being equal to the Licensee's allowed security costs during such period;

     (ii)  to ensure that such part of the amount referred to in sub-paragraph
           (i) above as is estimated as being equal to the Licensee's allowed security costs incurred as costs in the Distribution Business are recovered by means of appropriate equitable increases in the charges made in the Distribution Business;

     (iii) to ensure that such part of the amount referred to in sub-paragraph
           (i) above as is estimated as being equal to the Licensee's allowed security costs incurred as costs in the Supply Business, Second- Tier Supply Business and Wholesaling Business respectively are recovered by appropriate equitable increases in the charges made in those Businesses;

     and the Licensee shall comply with the terms of any directions so issued.

7.3 At any time following a security period, the Director may (following such consultation with the Licensee and others as the Director may consider appropriate) issue directions suspending or modifying the public electricity supply charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new public electricity supply charge restriction conditions as in the opinion of the Director are appropriate in all the circumstances (including, at the Director's discretion, an appropriate adjustment having regard to any profit gained or foregone by the Licensee during the security period), and the Licensee shall comply with any directions so issued.

7.4 At any time within 3 months after the issue of directions by the Director under paragraph 7.3, the Licensee may serve on the Director a disapplication request in respect of such of the public electricity supply charge restriction conditions or any part or parts thereof as are specified in the request.

7.5 If within 3 months of the receipt by the Director of the disapplication request referred to in paragraph 7.4, the Director has either not agreed in writing to such disapplication request or has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the public electricity supply charge restriction conditions, the Licensee may deliver one month's written notice to the Director terminating the application of such of the public electricity supply charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request.

7.6 Subject to paragraphs 7.7 and 7.9, the Licensee shall in any relevant year be entitled to recover an aggregate amount equal to the Licensee's allowed security costs in that year or (insofar as not previously recovered) any previous year by means of appropriate equitable increases in the charges made in each of the Distribution, Supply, Second-Tier Supply and Wholesaling Businesses.

7.7 Paragraph 7.6 shall not apply insofar as the Licensee's allowed security costs:

     (a) were otherwise recovered by the Licensee;  or

     (b) were taken into account by the Director in setting public electricity supply charge restriction conditions by means of directions issued under paragraph 7.3.

7.8 The Licensee shall following the end of each relevant year provide to the Director, as being one of the specified items to be contained in the statement referred to in paragraph 6.7, details in respect of that relevant year of:

     (a) the amount of the Licensee's allowed security costs (on an accruals basis);

     (b)  the aggregate amounts charged (on an accruals basis) under paragraph
          7.6 on account of the Licensee's allowed security costs; and

     (c) the bases and calculations underlying the increases in charges made in the Distribution, Supply, Second-Tier Supply and Wholesaling Businesses under paragraph 7.6.

7.9 Where the Director is satisfied that the Licensee has recovered amounts in excess of the Licensee's allowed security costs, the Director may issue directions requiring the Licensee to take such steps as may be specified to reimburse customers of or purchasers from the Distribution, Supply, Second-Tier Supply and Wholesaling Businesses (as the case may be) for the excess amounts charged to them, and the Licensee shall comply with any directions so issued provided that if the excess amounts relate to the Licensee's allowed security costs paid to any authorised electricity operator, the Licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs from the relevant authorised electricity operator.

7.10 No amounts charged by the Licensee under this paragraph 7 (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the public electricity supply charge restriction provisions contained in the provisions of paragraph 4 of this Schedule 6 and 6A.

7.11 In this paragraph 7:

     "Licensee's allowed security costs"  means any cost (whenever arising)
                                          incurred by the Licensee and approved
                                          by the Director as being directly
                                          attributable to actions taken or
                                          omitted to be taken by the Licensee or
                                          by any authorised electricity operator
                                          (as the case may be) in consequence
                                          of:

                                          (i) complying with directions issued
                                          by the Secretary of

                         State under Section 34(3) or 34(4) of the Act; or

                         (ii) implementing recommendations of any committee constituted to advise the Secretary of State as to matters related to his power to issue directions under
                         Section 34 of the Act which are made to and accepted by the Secretary of State in contemplation of circumstances likely to lead to the issue of directions by the Secretary of State under Section 34(3) or 34(4) of the Act;

                         but for the avoidance of doubt excluding any cost which forms part of the Licensee's allowed transmission-related security costs (as defined in paragraph 6.8 of Schedule 5A (Schedule 5 of the form of licence in force as from 1 April 2000)).

8.   General principles of attribution
     ---------------------------------

8.1 Where for the purposes of this Schedule a share of costs borne by the Licensee requires to be attributed to any part of the market, the Licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the Licensee in supplying that part of the market, are so attributed.

8.2  The following paragraphs are without prejudice to paragraph 8.1.

8.3  Fossil Fuel Levy and payments in lieu thereof
     ---------------------------------------------

     The fossil fuel levy requiring to be attributed to the Designated Customers shall be attributed on the basis of the amount of the levy incorporated in the prices actually charged or to be charged by the Licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made.

8.4  Distribution losses
     -------------------

     Where an amount (in units) in respect of distribution losses requires to be calculated and attributed in respect of EHV units and units distributed by the Licensee for the purpose of supply to premises outside the Licensee's authorised area, such calculation and attribution shall be made consistently with the principles underlying the schedule of adjustment factors referred to in paragraph 7(b) in Condition 2 of Part VI.

8.5  Information to be provided by Licensee
     --------------------------------------

     The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, a statement confirming that the calculation of amounts in lieu of the fossil fuel levy and the attribution of the fossil fuel levy, amounts in lieu thereof and of distribution losses was made in accordance with the provisions of this paragraph accompanied (where appropriate) by

     (i) a statement of the total amounts attributed to Designated Customers and other customers of the Licensee; and

     (ii) an explanation of any changes in the principles of attribution or their application (as the case may be) since the issue by the Licensee of the last such statement.

8.6 Where the Director is satisfied that the basis of calculation or attribution (as the case may be) used by the Licensee is not in conformity with paragraph 8.1, the Director may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the Licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in those directions.

9.   Matters supplemental to restriction of distribution charges
     -----------------------------------------------------------

9.1  EHV premises:
     ------------

     9.1.1     EHV premises shall comprise:

          (a) in relation to premises connected to the Licensee's distribution system as at the date the Licensee's Public Electricity Supply Licence came into force, those premises specified in the list of EHV premises notified in writing to the Director by the Licensee within 28 days after the Licensee's Public Electricity Supply Licence came into force; and

          (b) in relation to premises connected to the Licensee's distribution system which are either first connected or (having been previously connected) have had their connections materially altered following the date the Licensee's Public Electricity Supply Licence came into force, those premises connected to the Licensee's distribution system at a voltage at or higher than 22 KV or at a sub-station with a primary voltage of 66 KV or above.

     9.1.2 The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, a statement listing any changes in the premises falling to be treated as EHV premises.

     9.1.3 Where the Director is satisfied that any premises treated by the Licensee as being or not being EHV premises should not in conformity with paragraph 9.1.1(b) be so treated, the Director may issue directions to that effect, and such premises shall cease to be so treated from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in those directions.

9.2  Excluded services for purposes of the Distribution Business
     -----------------------------------------------------------

     9.2.1 There may be treated as excluded services provided by the Distribution Business such services in respect of which charges are made which:

               (a)   do not fall within paragraph 9.2.2;  and

               (b) may (subject to paragraph 9.4.2) be determined by the Licensee as falling under one of the principles set out in paragraphs 9.2.3 to 9.2.6.

     9.2.2 No service provided as part of the Distribution Business shall be treated as an excluded service insofar as it consists of the provision of services remunerated under use of system charges in accordance with Condition 2 of Part VI including (without prejudice to the foregoing):

               (i)   (subject to paragraph 9.2.3) the transport of electricity;

               (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges);

               (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the Licensee to comply with Conditions 7, 8 and 21 of Part V, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the Distribution Business; and

               (iv) (subject to paragraph 9.2.5) the provision, installation and maintenance of any meters, switchgear or other electrical plant (not being part of connection charges).

     9.2.3 The Licensee may treat as being an excluded service for the purpose of the Distribution Business the transport of:

               (a) units of electricity not consumed in the Licensee's authorised supply area; or

     (c) EHV units, provided that the Licensee's charges for the distribution of such units do not exceed the charging rates underlying the information as to EHV revenue and EHV units distributed, as given by the Licensee to the Director and used by him for the purposes of setting the term PUM in paragraph 4 of this Schedule, subject only to such adjustments as may be appropriate in the reasonable opinion of the Director to reflect material variations between the actual charges made by the Licensee and the charging rates underlying the information as to EHV revenue provided to the Director by the Licensee.


     9.2.4     Charges of the type described in paragraph 7 of Condition 2 of
               Part VI and borne in accordance with the principles set out in paragraph 8 of that Condition by any person as connection charges, and charges in respect of the statements referred to in paragraph 10 of that Condition, may each be treated as excluded services for the purposes of the Distribution Business.

     9.2.5 A service provided as part of the Distribution Business may be treated as an excluded service insofar as it consists in the provision of services (including metering, electric lines or electrical plant) for the specific benefit of any third party requesting the same and not made available as a normal part of the Distribution Business remunerated by use of system charges including (without prejudice to the foregoing):

                   (i) special metering (including "time of day" metering) to facilitate energy saving programmes for the benefit of customers requesting the same;

                   (ii) charges for moving mains, services or meters forming part of the Licensee's distribution system to accommodate extension, re-design or re-development of any premises on which the same are located or to which they are connected;

                   (iii) the provision of electric lines and electrical plant
                         (a) insofar as the same are required for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity or (b) to provide a higher degree of security than is required for the purposes of complying with Condition 7 of Part V;

                   (iv) the amount by which charges for the provision of prepayment meters to customers exceed charges for the provision of standard meters for such customers in respect of which the amount receivable per customer shall not exceed that used by the Director in formulating PUM under the provisions of paragraph 4 of this Schedule, (which amount used by the Director shall be deemed to be zero in respect of the Licensee);

                   (v) special metering or telemetry or data processing equipment for the purposes of enabling any person which is a party to the Settlement Agreement for Scotland to comply with its obligations in respect of metering thereunder or for the performance by the Licensee of any service in relation thereto.

     9.2.6 There may be treated as an excluded service for the purposes of the Distribution Business, charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(1) or Section 16 of the Act) imposed on the Licensee.

9.3  Excluded Services for purposes of Supply and Second-Tier Supply Businesses
     --------------------------------------------------------------------------

     9.3.1 Subject to paragraph 9.4.2, a service provided as part of the Supply Business or Second-Tier Supply Business may be treated as an excluded service insofar as it consists of the provision of services for the specific benefit of customers requesting the same and not made available as a normal part of such Business.

9.4  Information to be provided to the Director about excluded services
     ------------------------------------------------------------------

     9.4.1 The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, details specifying separately the nature of all services provided as part of the Distribution Business or Supply Business or Second-Tier Supply Business and treated as excluded services by the Licensee during the course of such year and stating the revenues derived in respect of each such service so treated.

     9.4.2 Where the Director is satisfied that in the light of the principles set out in the foregoing paragraphs any service treated by the Licensee as being or not being an excluded service should not be so treated, the Director shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in the directions.

9.5  Regulated distribution unit categories
     --------------------------------------

     9.5.1 The Licensee shall following the end of each relevant year furnish to the Director, as being one of the specified items to be included in the statement referred to at paragraph 6.7, details specifying separately those use of system charges in respect of which the Licensee has, during the course of such year, treated the units distributed by the Licensee as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively, (as defined in the following paragraphs).

     9.5.2 The definition of LV1 units includes units distributed under the following tariffs:

                    1.   Domestic Economy Day Units
                    2.   Farm Economy Day Units
                    3.   General Economy Day Units
                    4.   General Evening and Weekend Day Units
                    5.   Annual Maximum Demand (LV) Day Units
                    6.   Maximum Demand Tariff (LV) Day Units

     9.5.3 The definition of LV2 units includes units distributed under the following tariffs:

                    1.   Domestic Economy Night Units
                    2.   Farm Economy Night Units
                    3.   General Economy Night Units
                    4.   General Evening and Weekend (Evening and Weekend Units)
                    5.   Annual Maximum Demand (LV) Night Units
                    6.   Maximum Demand Tariff (LV)  Night Units
                    7.   Restricted Hours and Crop Drying Units

     9.5.4 The definition of LV3 units includes units distributed under the following tariffs:

                    1.   Domestic Standard
                    2.   Farm Standard
                    3.   General Standard
                    4.   Catering
                    5.   Public Lighting
                    6.   LV Monthly and Quarterly Maximum Demand


     9.5.5 Notwithstanding the provisions of paragraphs 9.5.2 to 9.5.4, where the Director is satisfied that a tariff or tariffs in respect of which the Licensee has treated the units distributed as falling or not falling within one of the categories in paragraphs 9.5.2 to 9.5.4 should not be so treated, the Director shall issue directions to that effect and the tariff or tariffs specified in the directions shall cease to be so treated from the date of issue of the directions or (subject to paragraph 6.10) such other date as may be specified in the directions and shall with effect from such date be treated in such manner as may be specified in the directions.

10.  Duration of charge restriction conditions
     -----------------------------------------

10.1 The public electricity supply charge restriction conditions shall apply so long as the public electricity supply licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the Licensee delivers to the Director a disapplication request made in accordance with paragraph 10.2 and:

     (a)  the Director agrees in writing to the disapplication request; or

     (b) their application (in whole or in part) is terminated by notice given by the Licensee in accordance with either paragraph 10.4 or paragraph 10.5.

10.2 A disapplication request pursuant to this paragraph 10 shall

     (a)  be in writing addressed to the Director,

     (b) specify the public electricity supply charge restriction conditions (or any part or parts thereof) to which the request relates, and

     (c) state the date from which the Licensee wishes the Director to agree that the specified public electricity supply charge restriction conditions shall cease to have effect.

10.3 Save where the Director otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this paragraph 10 shall have effect earlier than the date which is the later of:

     (a) the date occurring 18 months after delivery of the disapplication request; and either

     (b) in the case of distribution charges regulated under paragraph 4, 31 March 2005; or

     (c)  in the case of supplies regulated under Schedule 6A and paragraph 1 of
          Schedule 6, 31 March 2002.

10.4 If the Director has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the public electricity supply charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the Licensee may deliver written notice to the Director terminating the application of such of the public electricity supply charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

10.5 If the Competition Commission makes a report on a reference made by the Director relating to the modification of the public electricity supply charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such public electricity supply charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the Licensee may within 30 days after the publication of the report by the Director in accordance with Section 13 of the Act deliver to him written notice terminating the application of such public electricity supply charge restriction conditions (or any part or parts thereof) with effect from the disapplication date or a later date.

10.6 A disapplication request or notice served under this Condition may be served in respect of a specified geographic area.

SCHEDULE 6
----------

The following Conditions shall be added to Schedule 6 with effect from 1 April
------------------------------------------------------------------------------
2000.
-----

Schedule 6A  Restraints on supply charges
-----------------------------------------


     Availability of Restricted Tariffs
     ----------------------------------

1 The Licensee shall make available and continue to make available to all Domestic Customers the Standard Domestic Tariff and the Domestic Economy 7 Tariff.

2 The Licensee shall not, without the consent in writing of the Director, change the terms (other than price, which shall be regulated in accordance with this Schedule) of any Restricted Tariff, and the terms to which this prohibition applies include, for example, the hours between which particular prices apply and the level of consumption at which prices change.

     Restraints on Prices for Restricted Tariffs
     -------------------------------------------

3 Without prejudice to paragraph 7 of Schedule 6, and subject to paragraph 16 of this Schedule, the Licensee shall, in addition to complying with paragraphs 10, 11 , 12 and (where appropriate) 13, of this Schedule, ensure that at any point in time in the eleventh relevant year the prices set by the Licensee for the Standard Domestic Tariff and the Domestic Economy 7 Tariff shall not exceed limits imposed by paragraph 6 and paragraph 8 respectively.

4 Without prejudice to paragraph 7 of Schedule 6, and subject to paragraph 16 of this Schedule, the Licensee shall, in addition to complying with paragraphs 12, 15 and (where appropriate) 13, ensure that at any point in time in the twelfth relevant year the prices set by the Licensee for the Standard Domestic Tariff and the Domestic Economy 7 Tariff shall not exceed limits imposed by paragraph 7 and paragraph 9 respectively.

5 Without prejudice to paragraph 7 of Schedule 6, and subject to paragraph 16 of this Schedule, the Licensee shall, in addition to complying with paragraphs 12, 15 and (where appropriate) 13, ensure that at any point in time in the thirteenth and subsequent relevant years, the prices set by the Licensee for the Standard Domestic Tariff and the Domestic Economy 7 Tariff shall not exceed the limits imposed by paragraphs 7, 9 and 15 respectively;

     where in paragraphs 7, 9, and 15:

     references to the 'twelfth relevant year' are replaced by reference to the relevant subsequent relevant year; and

     references to 't+1' are to be construed as references to the relevant subsequent relevant year; and

     references to 't' are to be construed as references to the year preceding the relevant subsequent relevant year.

Restraint on Standard Domestic Tariff
-------------------------------------

6 The Standard Domestic Tariff shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that tariff represented by the term WP\\SDt\\ does not exceed the lower of the two formulae given under (a) and (b) :

     (a)        ( (B\\SDt\\+D\\SDt\\+T\\SDt\\ ) x 1.015 ) x (1+(F\\t\\/100))

     (b)        WP\\SDt-1\\ x ((1+(F\\t\\/100))/(1+(F\\d\\/100))) x
                (1+(RPI\\t\\/100))


     where:

     WP\\SDt\\  is set equal to

                (W\\SD\\ x P\\SDt\\ ) + ( (1-W\\SD\\) x PPP\\SDt\\ )

     W\\SD\\ means the weighting factor given against the Licensee's name in Column 2 of Annex D to this Schedule.

     P\\SDt\\ means the average unit price for the Licensee's Standard Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff, and without taking account of any Prompt Payment Discount available under that tariff:

                (Annual Standing Charge + (B1\\SD\\ x Primary Unit rate) + ((3300-B1\\SD\\) x Secondary Unit rate)) / 3300

     B1\\SD\\ has the value given against the Licensee's name in Column 2 of Annex E to this Schedule.

     PPP\\SDt\\ means the average unit price for the Licensee's Standard
                Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff, and after taking account of any Prompt Payment Discount available under that tariff:

                (Annual Standing Charge + (B1\\SD\\ x Primary unit rate) + ((3300-B1\\SD\\) x Secondary unit rate)) / 3300

     B\\SDt\\ means the base allowance, subject to paragraph 16 of this Schedule, (in respect of generation, supply and transmission services use of system) given against the Licensee's name in Column 2 of Annex B to this Schedule.

     D\\SDt\\ means a sum representing the distribution use of system charges incurred by the Licensee in the eleventh relevant year in supplying a customer on a Standard Domestic Tariff, represented by the formula :

                ( D\\1SDt\\ + (3300 . D\\2SDt\\ ) + D\\3SDt\\ ) / 3300
     where:

     D\\1SDt\\  is the distribution use of system annual standing charge for supplying that customer;

     D\\2SDt\\  is the distribution use of system charge in respect of each unit consumed by that customer; and

     D\\3SDt\\  is the aggregate of all other relevant distribution charges for supplying that customer.

     T\\SDt\\ means a sum representing the transmission use of system charges incurred by the Licensee in the eleventh relevant year in supplying a customer on a Standard Domestic Tariff, represented by the formula :

                  ( T\\1SDt\\ + (3300 x T\\2SDt\\ ) ) / 3300

     where:

     T\\1SDt\\    is the transmission use of system charge annual standing
                  charge attributable to or for supplying that customer;

     T\\2SDt\\    is the transmission use of system charge in respect of each unit consumed by that customer.


     WP\\SDt-1\\  is set equal to

                  (W\\SD\\ x P\\SDt-1\\ ) + ((1-W\\SD\\) x PPP\\SDt-1\\)

     where:

     P\\SDt-1\\   means the average unit price for the Licensee's Standard
                  Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff as at the end of the tenth relevant year and without taking account of any Prompt Payment
                  Discount available under that tariff:

                  (Annual Standing Charge + (B1\\SD\\ x Primary Unit rate) + ((3300-B1\\SD\\) x Secondary Unit rate)) / 3300

     PPP\\SDt-1\\ means the average unit price for the Licensee's Standard
                  Domestic Tariff calculated as follows, using the Licensee's published rates for that tariff as at the end of the tenth relevant year, and after taking account of any Prompt Payment Discount available under that tariff:

                 (Annual Standing Charge + (B1\\SD\\ x Primary unit rate) + ((3300-B1\\SD\\) x Secondary unit rate)) / 3300


7 The Standard Domestic Tariff shall be set so that at any point in time in the twelfth relevant year the weighted average unit price of that tariff represented by the term WP\\SDt+1\\ does not exceed :

     ((B\\SDt+1\\+D\\SDt+1\\+T\\SDt+1\\ ) x 1.015) x (1+(F\\t+1\\/100))

     where:

     WP\\SDt+1\\ is set equal to

                 (W\\SD\\ x P\\SDt+1\\ ) + ((1-W\\SD\\) x PPP\\SDt+1\\)

     W\\SD\\ means the weighting factor given against the Licensee's name in Column 2 of Annex D to this Schedule.

     P\\SDt+1\\  means the average unit price for the Licensee's Standard
                 Domestic Tariff in the twelfth relevant year calculated as follows, using the Licensee's published rates for that tariff and without taking account of any Prompt Payment Discount available under that tariff:

                 (Annual Standing Charge + (B1\\SD\\ x Primary Unit rate) + ((3300-B1\\SD\\) x Secondary Unit rate)) / 3300

     B1\\SD\\ has the value given against the Licensee's name in Column 2 of Annex E to this Schedule.

     PPP\\SDt+1\\ means the average unit price for the Licensee's Standard
                  Domestic Tariff in the twelfth relevant year calculated as follows, using the Licensee's published rates for that tariff and after taking account of any Prompt Payment Discount available under that tariff:

                  (Annual Standing Charge + (B1\\SD\\ x Primary unit rate) + ((3300-B1\\SD\\) x Secondary unit rate)) / 3300

     B\\SDt+1\\   is set equal to

                  B\\SDt\\ x (1+(RPI\\t+1\\/100))



     D\\SDt+1\\   means a sum representing the distribution use of system
                  charges incurred by the Licensee in the twelfth relevant year in supplying a customer on a Standard Domestic Tariff, represented by the formula :

                  (D\\1SDt+1\\ + (3300 x D\\2SDt+1\\ ) + D\\3SDt+1\\ ) / 3300


     where:

     D\\1SDt+1\\  is the distribution use of system charge annual standing charge for supplying that customer;

     D\\2SDt+1\\  is the distribution use of system charge in respect of each unit consumed by that customer; and

     D\\3SDt+1\\    is the aggregate of all other relevant distribution charges for supplying that customer.

     T\\SDt+1\\     means a sum representing the transmission use of system
                    charges incurred by the Licensee in the twelfth relevant year in supplying a customer on a Standard Domestic Tariff, represented by the formula :

                    (T\\1SDt+1\\ + (3300 x T\\2SDt+1\\))/3300

     where:

     T\\1SDt+1\\    is the transmission use of system charge annual standing
                    charge attributable to or for supplying that customer; and

     T\\2SDt+1\\    is the transmission use of system charge in respect of each unit consumed by that customer.

     For the purposes of this paragraph 7, any cross references to it and this Condition generally the terms B\\SDt\\, D\\SDt\\, and T\\SDt\\ shall have the meanings given respectively, in paragraph 6 above.

     Restraint on Domestic Economy 7 tariff
     --------------------------------------

8 The Domestic Economy 7 Tariff shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that tariff represented by the term WP\\E7t\\ does not exceed the lower of the two formulae given under (a) and (b) :

     (a) ((B\\E7t\\+D\\E7t\\+T\\E7t\\) x 1.015) x (1+(F\\t\\/100))

     (b) WP\\E7t-1\\ x ((1+(F\\t\\/100))/(1+F\\d\\/100)) x (1+(RPI\\t\\/100))
     where:

     WP\\E7t\\    is set equal to

                  (W\\E7\\ x P\\E7t\\) + ((1-W\\E7\\) x PPP\\E7t\\)

     and:

     W\\E7\\ means the weighting factor given against the Licensee's name in Column 3 of Annex D to this Schedule;

     P\\E7t\\ means the average unit price for the Licensee's Domestic Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff and without taking account of any Prompt Payment Discount available under that tariff :

                  (Annual Standing Charge + (B1\\E7\\. Day Primary Unit Rate) + ((3000 -B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate))/6600

     B1\\E7\\ has the value given against the Licensee's name in Column 3 of Annex E to this Schedule.

     PPP\\E7t\\   means the average unit price for the Licensee's Domestic
                  Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff and after taking account of any Prompt Payment Discount available under that tariff:

                  ((Annual Standing Charge + (B1\\E7\\ x Day Primary Unit Rate) + ((3000 -B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)))/6600

     B\\E7t\\ means the base allowance, subject to paragraph 16 of this Schedule, (in respect of generation, supply and transmission services use of system) given against the Licensee's name in Column 3 of Annex B to this Schedule.


     D\\E7t\\ means a sum representing the distribution use of system charges incurred by the Licensee in the eleventh relevant year in supplying a customer on a Domestic Economy 7 Tariff, represented by the formula :

                  (D\\1E7t\\ + (3000 x D\\2E7t\\) + (3600 x D\\3E7t\\) +
                  D\\4E7t\\) / 6600

     where:

     D\\1E7t\\    is the distribution use of system charge annual standing
                  charge for supplying that customer;

     D\\2E7t\\    is the distribution use of system charge in respect of each day unit consumed by that customer;

     D\\3E7t\\    is the distribution use of system charge in respect of each night unit consumed by that customer; and

     D\\4E7t\\    is the aggregate of all other relevant distribution charges for supplying that customer.

     T\\E7t\\ means a sum representing the transmission use of system charges incurred by the Licensee in the eleventh relevant year in supplying a customer on a Domestic Economy 7 Tariff, represented by the formula :

                  (T\\1E7t\\ + (3000 x T\\2E7t\\) + (3600 x T\\3E7t\\))/6600

     where:

     T\\1E7t\\    is the transmission use of system charge annual standing
                  charge;

     T\\2E7t\\    is the transmission use of system charge in respect of each day unit consumed by that customer; and

     T\\3E7t\\    is the transmission use of system charge in respect of each night unit consumed by that customer.

     WP\\E7t-1\\  is set equal to

                  (W\\E7\\ x P\\E7t-1\\) + ((1-W\\E7\\) x PPP\\E7t-1\\)

     P\\E7t-1\\   means the average unit price for the Licensee's Domestic
                  Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff as at the end of the tenth relevant year, and without taking account of any Prompt
                  Payment Discount available under that tariff:

                  (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate))/6600

     B1\\E7\\ has the value given against the Licensee's name in column 3 of Annex E.

     PPP\\E7t-1\\  means the average unit price for the Licensee's Domestic
                   Economy 7 Tariff calculated as follows, using the Licensee's published rates for that tariff at the end of the tenth relevant year and after taking account of any Prompt Payment Discount available under that tariff:

                   (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600


9 The Domestic Economy 7 Tariff shall be set so that at any point in time in the twelfth relevant year the weighted average unit price of that tariff represented by the term WP\\E7t+1\\ does not exceed:

        ((B\\E7t+1\\+D\\E7t+1\\+T\\E7t+1\\) x 1.015 ) x (1+(F\\t+1\\/100))

     where:

     WP\\E7t+1\\   is set equal to

                   (W\\E7\\ x P\\E7t+1\\) + ((1-W\\E7\\) x PPP\\E7t+1\\)

     W\\E7\\ means the weighting factor given against the Licensee's name in Column 3 of Annex D to this Schedule;

     P\\E7t+1\\    means the average unit price for the Licensee's Domestic
                   Economy 7 Tariff in the twelfth relevant year calculated as follows, using the Licensee's published rates for that tariff, and without taking account of any Prompt Payment Discount available under that tariff:

                   (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit Rate) + ((3000 -B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

     B1\\E7\\ has the value given against the Licensee's name in Column 3 of Annex E to this Schedule.

     PPP\\E7t+1\\  means the average unit price for the Licensee's Domestic
                   Economy 7 Tariff in the twelfth relevant year calculated as follows, using the Licensee's published rates for that tariff and after taking account of any Prompt Payment Discount available under that tariff:

                   (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit Rate) + ((3000 -B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

     B\\E7t+1\\    is set equal to

                   B\\E7t\\ x (1+(RPI\\t+1\\/100))


     D\\E7t+1\\    means a sum representing the distribution use of system
                   charges incurred by the Licensee in the twelfth relevant year in supplying a customer on a Domestic Economy 7 Tariff, represented by the formula:

                   (D\\1E7t+1\\ + (3000 x D\\2E7t+1\\) + (3600 x D\\3E7t+1\\) +
                   D\\4E7t+1\\) / 6600
     where:

     D\\1E7t+1\\   is the distribution use of system charge annual standing
                   charge for supplying that customer

     D\\2E7t+1\\   is the distribution use of system charge in respect of each day unit consumed by that customer

     D\\3E7t+1\\   is the distribution use of system charge in respect of each night unit consumed by that customer

     D\\4E7t+1\\   is the aggregate of all other relevant distribution charges for supplying that customer

     T\\E7t+1\\    means a sum representing the transmission use of system
                   charges incurred by the Licensee in the twelfth relevant year in supplying a customer on a Domestic Economy 7 Tariff, represented by the formula:

                   (T\\1E7t+1\\ + (3000 x T\\2E7t+1\\) + (3600 x T\\3E7t+1\\))
                   / 6600

     where:

     T\\1E7t+1\\   is the transmission use of system charge annual standing
                   charge attributable to or for supplying that customer;

     T\\2E7t+1\\   is the transmission use of system charge in respect of each day unit consumed by that customer; and

     T\\3E7t+1\\   is the transmission use of system charge in respect of each night unit consumed by that customer.

     For the purposes of this paragraph 9, any cross references to it and this condition generally the terms B\\E7t\\ , D\\E7t\\ , and T\\E7t\\ shall have the meanings given respectively, in paragraph 8 above.

     Supplementary Restrictions
     --------------------------

10 Without prejudice to paragraph 7 of Schedule 6, at the beginning of the eleventh relevant year the Licensee shall set its prices on the Restricted Tariffs so that, except with the prior written consent of the Director, in addition to complying with paragraph 6 of this Schedule or, as the case may be, paragraph 8, the limits in paragraph 11 shall apply.

11 The standing charge and unit rates for the Standard Domestic Tariff and Domestic Economy 7 Tariff shall not at any point in time in the eleventh relevant year exceed in each case the charges made at the end of the tenth relevant year, multiplied by the formula:

     (1+(RPI\\t\\/100)) x [(1+(F\\t\\/100))/(1+(F\\d\\/100))]

12 Without prejudice to paragraph 7 of Schedule 6, throughout the eleventh and subsequent relevant years, the Licensee shall set its prices on all tariffs available to Domestic Customers (other than the Restricted Tariffs) so that the standing charge, unit rate or rates and any other component parts of the tariffs shall not, except with the prior written consent of the Director, in the relevant year t exceed

     C\\pt\\ x (1+(RPI\\t\\/100)) x [(1 + (F\\t\\/100))/(1+(F\\d\\/100))]
        where:

        C\\pt\\ means each of the standing charge, unit rate or rates, and other component parts of the tariff, approved by the Director, prevailing on 31 March of the previous relevant year. Hence for the purposes of the eleventh relevant year, C\\pt\\ means each of the standing charge, unit rate or rates, and other component parts of the tariff prevailing at the end of the tenth relevant year.

Prepayment Meter Tariffs

13 In the eleventh and subsequent relevant years, the total charge in any domestic prepayment meter tariff, including any charges made for the provision of the prepayment meter, shall not exceed the total charge made in the equivalent domestic tariff by more than the amount given against the Licensee's name in column 2 of Annex F.

14 The Director may by direction specify both which tariffs are to be deemed prepayment meter tariffs and which tariffs are their equivalent domestic tariffs.

Standing charges and unit rates

15 (a) Without prejudice to paragraph 7 of Schedule 6, throughout the twelfth relevant year and every subsequent relevant year, the Licensee shall set its prices for the Standard Domestic Tariff and the Domestic Economy 7 Tariff so that, except with the prior written consent of the Director, the standing charge, unit rate or rates and any other component part of those tariffs shall not exceed the formula given in sub-paragraph (b),

        Provided that if in the application of the formulae in paragraphs 7 and 9 in relevant year t:

        the value of D\\SDt+1\\ in relation to the Standard Domestic Tariff exceeds

        D\\SDt\\ x (1 + (RPI\\t\\ / 100))

        or the value of T\\SDt+1\\ in relation to the Standard Domestic Tariff exceeds

        T\\SDt\\ x (1+ (RPI\\t\\ / 100))

        or the value of D\\E7t+1\\ in relation to the Domestic Economy 7 Tariff exceeds

        D\\E7t\\ x (1 + (RPI\\t\\ / 100))

        or the value of T\\E7t+1\\ in relation to the Domestic Economy 7 Tariff exceeds

        T\\E7t\\ x (1+ (RPI\\t\\ / 100))

        then the Licensee may increase that Restricted Tariff up to the level allowed by the paragraphs 7 or 9 and 5 as appropriate.

(b)     The formula referred to in paragraph (a) is:

        RTC\\pt\\ . (1+(RPI\\t\\/100)) x [(1+ (F\\t\\/100))/(1+(F\\d\\/100))]

        where:

        RTC\\pt\\  means each of the standing charge, unit rate or rates, and other component parts of the relevant Restricted Tariff, prevailing at the end of relevant year t-1.

        Generation, Supply Business, and Transmission Services Use of System
        --------------------------------------------------------------------
        Costs
        -----

16 If the costs to the Licensee of procuring or providing generation, supply or transmission services use of system increase substantially in the aggregate due to factors outside the Licensee's control and for which the Licensee would not reasonably have been expected to have provided, so that the amount allowed for under the terms B\\SD\\ and B\\E7\\ in the formulae given in paragraphs 6 to 9 no longer remunerate the Licensee appropriately, the Director may direct that, in the eleventh or any subsequent relevant year (including any year to which paragraph 5 applies), the limits imposed by paragraphs 6 to 9 shall be raised to the extent specified in the direction.

        Fossil fuel levy
        ----------------

17 If at any time after the Licensee has set its prices for a relevant year the value of F\\t\\ is changed by an amount which is less than half a percentage point, after taking account of all other changes in the value of F\\t\\ since its prices were set, the Licensee shall not be required, solely on that account, to change the prices it has set.

        Reporting requirements
        ----------------------

18 Every three months, in each of the eleventh and subsequent relevant years, the Licensee shall submit to the Director statements detailing the costs of purchasing electricity for its Supply Business. Such statements shall be in a form approved by the Director, and shall as a minimum include total and average costs under electricity purchase contracts for the Supply Business, and that part to be attributed to the domestic sector, for the relevant year to date and forecast for the relevant year as a whole.


               Timing
               ------


19(a)          This paragraph applies where:



      (i) a reduction has been or is to be made in charges for distribution use of system or transmission network use of system;
      (ii) the effect of the reduction is or would be, if the Licensee did not reduce its Restricted Tariffs, to cause the prices set by the Licensee to exceed the limits on prices imposed by this Schedule; and
      (iii) the Licensee reasonably expects further changes to be made to the charges for distribution use of system or transmission network use of system which will further alter the limits on prices imposed by this Schedule.


(b)            Where this paragraph applies, the Licensee may give notice to the
               Director:


      (i) specifying the reduction in charges for distribution use of system or transmission network use of system which have been or are to be made;
      (ii) describing the effect of the reduction on the limits on prices imposed by this Schedule; and
      (iii) giving particulars of the further changes which it expects to be made in charges for distribution use of system or transmission network use of system, including particulars of the grounds for that expectation.

(c) If the Licensee gives such notice to the Director, and the grounds for the explanation given in the notice are reasonable, the Licensee shall be deemed not to be in breach (to the extent only that such breach is attributable to the reduction in charges specified in the notice) of any limit on prices imposed by this Schedule during the period beginning with the date on which the Director receives the notice and ending with the date specified in a direction given pursuant to sub-paragraph (d) or, if no such direction is given, 28 days after the reduction in prices referred to in sub-paragraph
            (b)(I) takes effect.


(d)         The Director may give a direction



      (i) specifying the end of the period during which the Licensee is deemed not to be in breach of the limits on prices imposed by this Schedule on account of the change in charges specified in the notice (which period may be shorter or longer than 28 days from when the change in charges takes effect) and / or

     (ii) requiring the Licensee to make such reductions in its Restricted Tariffs during such period as is specified in the direction as will secure that the Licensee makes no significant gain as a result of its being deemed not to be in breach of any limit on prices imposed by this Schedule.


            Interpretation
            --------------


20          In this Schedule:


            (a) all prices and revenue shall exclude value added tax (if any);


            (b) where published prices do not include an allowance for the fossil fuel levy, for the purposes of this Schedule such prices shall be adjusted to include the relevant fossil fuel levy;

          (c) any reference to the first relevant year means the relevant year commencing 1 April 1990 and any reference to the second relevant year and so on shall be construed accordingly;

          (d) in addition to the definitions given within this Schedule the following term(s) shall have the following meaning:

          "Standard Domestic Tariff" means that tariff offered by the Licensee during the tenth relevant year specified against the Licensee's name in Column 2 of Annex A to this Schedule;

          "Domestic Economy 7 Tariff" means that tariff offered by the Licensee during the tenth relevant year specified against the Licensee's name in Column 3 of Annex A to this Schedule;

          "Restricted Tariffs" means the Standard Domestic Tariff and the Domestic Economy 7 Tariff taken together;

          "Prompt Payment Discount" means any discount or reduction, given in respect of the relevant year (quantified on the assumption of 3300 kWh annual consumption for a Standard Domestic Tariff, and on the basis of 6600 kWh annual consumption for a Domestic Economy 7 Tariff), for the prompt or timely payment of bills by cash or cheque, compared with the charge which would be made where payment is not made promptly or on time.

          "RPI\\t\\" means the percentage change (whether of positive or a negative value) in the arithmetic average of the Retail Price Index figures published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index figures published or determined with respect to the same months in relevant year t-2.

          F\\t\\ means the rate of the fossil fuel levy prevailing from time to time

          F\\d\\ means the fossil fuel levy prevailing at 31 March in the previous relevant year. Hence for the purposes of the eleventh relevant year, F\\d\\ means 0.

          (e) Unless otherwise specified in the Schedule or the context otherwise requires the words or expressions used in Schedule 6A shall have the same meaning as given in paragraph 1 of Schedule 6.

ANNEX A

The Restricted Tariffs

--------------------------------------------------------------------------------
Column 1                 Column 2                        Column 3
--------------------------------------------------------------------------------
Scottish Power plc       Domestic Tariff                 White Meter Tariff No.1

--------------------------------------------------------------------------------
Scottish and             Domestic Standard Tariff        Domestic Economy Tariff

Southern Energy plc
--------------------------------------------------------------------------------

ANNEX B

Base Allowances

Pence per kWh (2000/01 prices)

--------------------------------------------------------------------------------
Column 1                                  Column 2                     Column 3
--------------------------------------------------------------------------------
                                           B\\SD\\                      B\\E7\\
--------------------------------------------------------------------------------
Scottish Power plc                          4.967                        3.814
--------------------------------------------------------------------------------
Scottish and Southern                       5.056                        3.893

Energy plc
--------------------------------------------------------------------------------

ANNEX C

[ Not used ]

ANNEX D

Prompt payment discount weightings

--------------------------------------------------------------------------------
Column 1                         Column 2                           Column 3
--------------------------------------------------------------------------------
                                 W\\SD\\                            W\\E7\\
--------------------------------------------------------------------------------
Scottish

Power plc                         0.618                              0.622

--------------------------------------------------------------------------------
Scottish and                      0.530                              0.530

Southern Energy plc
--------------------------------------------------------------------------------

ANNEX E

Band blocks

--------------------------------------------------------------------------------
Column 1                          Column 2                          Column 3
--------------------------------------------------------------------------------
                                  B1\\SD\\                          B1\\E7\\
--------------------------------------------------------------------------------
Scottish Power plc                  3300                              3000
--------------------------------------------------------------------------------
Scottish and                        3300                              3000

Southern Energy plc
--------------------------------------------------------------------------------

ANNEX F

Prepayment meter surcharge

-------------------------------------------
      Column 1             Column 2
-------------------------------------------
                           (Pounds)

Scottish Power plc           15.00
-------------------------------------------
Scottish and                  0.00

Southern Energy plc
-------------------------------------------